FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-04

Free Writing Prospectus

Structural and Collateral Term Sheet

$774,228,768

(Approximate Initial Pool Balance)

$667,772,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

Wells Fargo Commercial Mortgage Trust 2019-C49

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Ladder Capital Finance LLC

Rialto Mortgage Finance, LLC

Barclays Capital Real Estate Inc.

C-III Commercial Mortgage LLC

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2019-C49

February 13, 2019

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager	Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., Academy Securities, Inc., Drexel Hamilton, LLC, or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certificate Structure

I.        Certificate Structure

	Class	Expected Ratings (DBRS/Fitch/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
	A-1	AAA(sf)/AAAsf/Aaa(sf)	$18,904,000	30.000%	(7)	2.80	04/19 – 01/24	44.0%	15.6%
	A-2	AAA(sf)/AAAsf/Aaa(sf)	$20,083,000	30.000%	(7)	4.89	01/24 – 02/24	44.0%	15.6%
	A-3	AAA(sf)/AAAsf/Aaa(sf)	$47,500,000	30.000%	(7)	6.86	01/26 – 01/26	44.0%	15.6%
	A-SB	AAA(sf)/AAAsf/Aaa(sf)	$31,974,000	30.000%	(7)	7.36	02/24 – 10/28	44.0%	15.6%
	A-4	AAA(sf)/AAAsf/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	44.0%	15.6%
	A-5	AAA(sf)/AAAsf/Aaa(sf)	(8)	30.000%	(7)	(8)	(8)	44.0%	15.6%
	X-A	AAA(sf)/AAAsf/Aaa(sf)	$541,960,000(9)	N/A	Variable(10)	N/A	N/A	N/A	N/A
	X-B	A(high)(sf)/A-sf/NR	$125,812,000(11)	N/A	Variable(12)	N/A	N/A	N/A	N/A
	A-S	AAA(sf)/AAAsf/Aa2(sf)	$46,453,000	24.000%	(7)	9.94	02/29 – 02/29	47.7%	14.4%
	B	AA(sf)/AA-sf/NR	$40,647,000	18.750%	(7)	9.94	02/29 – 02/29	51.0%	13.5%
	C	A(sf)/A-sf/NR	$38,712,000	13.750%	(7)	9.94	02/29 – 02/29	54.2%	12.7%
	Non-Offered Certificates
	X-D(13)	A(low)(sf)/BBB-sf/NR	$26,014,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
	D(13)	BBB(high)(sf)/BBB-sf/NR	$26,014,000	10.390%	(7)	9.94	02/29 – 02/29	56.3%	12.2%
	Risk Retention Certificates
	E-RR(13)	BBB(low)(sf)/BBB-sf/NR	$18,504,000	8.000%	(7)	9.94	02/29 – 02/29	57.8%	11.9%
	F-RR	BB(high)(sf)/BB+sf/NR	$10,646,000	6.625%	(7)	9.94	02/29 – 02/29	58.6%	11.7%
	G-RR	BB(sf)/BB-sf/NR	$9,677,000	5.375%	(7)	9.94	02/29 – 02/29	59.4%	11.6%
	H-RR	B(high)(sf)/B-sf/NR	$8,711,000	4.250%	(7)	9.94	02/29 – 02/29	60.1%	11.4%
	J-RR	B(low)(sf)/NR/NR	$8,710,000	3.125%	(7)	9.94	02/29 – 02/29	60.8%	11.3%
	K-RR	NR/NR/NR	$24,194,767	0.000%	(7)	9.94	02/29 – 02/29	62.8%	10.9%
Notes:
(1)	The expected ratings presented are those of DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A, X-B and X-D Certificates, the ultimate distribution of principal due on those classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated February 13, 2019 (the “Preliminary Prospectus”). DBRS, Fitch and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The certificate balances and notional amounts set forth in the table are approximate. The actual initial certificate balances and notional amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the notional amounts of the Class X-A, X-B and X-D certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if, as a result of such pricing, the pass-through rate of the Class X-A, X-B or X-D certificates, as applicable, would be equal to zero at all times, such class of certificates may not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates represents the approximate credit enhancement for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the aggregate.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (as defined in the Preliminary Prospectus) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Certificate Principal to Value Ratio for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates. In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certificate Structure

(7)	The pass-through rates for the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates in each case will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The exact initial certificate balances of the Class A-4 and A-5 Certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and A-5 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and A-5 Certificates is expected to be approximately $423,499,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-4	$50,000,000 - $210,000,000	9.75 – 9.81	10/28 – 12/28 / 10/28 – 01/29
Class A-5	$213,499,000 - $373,499,000	9.87 – 9.89	12/28 – 02/29 / 01/29 – 02/29

(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The initial notional amount of the X-D certificates and the initial certificate balance of each of the Class D and E-RR certificates are subject to change based on final pricing of all certificates and the final determination of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates (collectively, the “horizontal risk retention certificates”) that will be retained by the retaining sponsor through a third party purchaser as part of the U.S. risk retention requirements. For more information regarding the methodology and key inputs and assumptions used to determine the sizing of the horizontal risk retention certificates, see “Credit Risk Retention” in the Preliminary Prospectus.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the Certificate Balance of the Class D Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class D Certificates for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Transaction Highlights

II.       Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Pool Balance
Wells Fargo Bank, National Association	20	23	$291,272,404	37.6%
Ladder Capital Finance LLC	14	15	169,669,884	21.9
Rialto Mortgage Finance, LLC	13	13	150,175,367	19.4
Barclays Capital Real Estate Inc.	9	9	119,703,524	15.5
C-III Commercial Mortgage LLC	8	11	43,407,589	5.6
Total	64	71	$774,228,768	100.0%

Loan Pool:

Initial Pool Balance:	$774,228,768
Number of Mortgage Loans:	64
Average Cut-off Date Balance per Mortgage Loan:	$12,097,324
Number of Mortgaged Properties:	71
Average Cut-off Date Balance per Mortgaged Property(1):	$10,904,631
Weighted Average Mortgage Interest Rate:	5.158%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	46.0%
Weighted Average Original Term to Maturity or ARD (months):	116
Weighted Average Remaining Term to Maturity or ARD (months):	115
Weighted Average Original Amortization Term (months)(2):	354
Weighted Average Remaining Amortization Term (months)(2):	353
Weighted Average Seasoning (months):	2

(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.76x
Weighted Average U/W Net Operating Income Debt Yield(1):	10.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	62.8%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	58.3%
% of Mortgage Loans with Additional Subordinate Debt(2):	0.0%
% of Mortgage Loans with Single Tenants(3):	8.9%

(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” in the Preliminary Prospectus.

(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 48.2% of the mortgage pool (37 mortgage loans) has scheduled amortization, as follows:

24.5% (17 mortgage loans) requires amortization during the entire loan term; and

23.8% (20 mortgage loans) provides for an interest-only period followed by an amortization period.

Interest-Only: Based on the Initial Pool Balance, 51.8% of the mortgage pool (27 mortgage loans) provides for interest-only payments during the entire loan term through maturity or ARD. The Weighted Average Cut-off Date Loan-to-Value Ratio and Weighted Average U/W Net Cash Flow DSCR for those mortgage loans are 61.2% and 1.88x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 37.6% of the mortgage pool (17 mortgage loans) have hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	81.6% of the pool
Insurance:	43.0% of the pool
Capital Replacements:	80.0% of the pool
TI/LC:	69.8% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include retail, office, mixed use and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

79.0% of the mortgage pool (53 mortgage loans) features a lockout period, then defeasance only until an open period;

19.7% of the mortgage pool (8 mortgage loans) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance until an open period;

1.1% of the mortgage pool (1 mortgage loan) features a lockout period, then the greater of a prepayment premium (1%) or yield maintenance, or defeasance until an open period; and

0.2% of the mortgage pool (2 mortgage loans) features yield maintenance, then yield maintenance or defeasance until an open period and no lockout period.

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Issue Characteristics

III.       Issue Characteristics

Securities Offered:	$667,772,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eleven classes (Classes A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Ladder Capital Finance LLC (“LCF”), Rialto Mortgage Finance, LLC (“RMF”), Barclays Capital Real Estate Inc. (“Barclays”) and C-III Commercial Mortgage LLC (“CIIICM”)
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC and Barclays Capital Inc.
Co-Manager:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	DBRS, Inc., Fitch Ratings, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Initial Majority Controlling Class Certificateholder:	KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate
U.S. Credit Risk Retention:

For a discussion on the manner in which the U.S. credit risk retention requirements will be satisfied by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.

This transaction is being structured with a “third party purchaser” that will acquire an “eligible horizontal residual interest”, which will be comprised of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR certificates (the “horizontal risk retention certificates”). KKR Real Estate Credit Opportunity Partners Aggregator I L.P. (in satisfaction of the retention obligations of Wells Fargo Bank, National Association, as the retaining sponsor) will be contractually obligated to retain (or to cause its “majority-owned affiliate” to retain) the horizontal risk retention certificates for a minimum of five years after the closing date, subject to certain permitted exceptions provided for under the risk retention rules. During this time, KKR Real Estate Credit Opportunity Partners Aggregator I L.P. will agree to comply with hedging, transfer and financing restrictions that are applicable to third party purchasers under the credit risk retention rules. For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU Credit Risk Retention	None of the sponsors, the depositor or any other party to the transaction intends to retain a material net economic interest in the securitization constituted by the issue of the certificates in a manner that would satisfy the requirements of the European Union Regulation (EU) 2017/2402. In addition, no such person undertakes to take any other action which may be required by any investor for the purposes of its compliance with any applicable requirement under such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of such Regulation.
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in March 2019 (or, in the case of any mortgage loan that has its first due date in April 2019, the date that would have been its due date in March 2019 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about March 5, 2019.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in April 2019.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in April 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Issue Characteristics

Rated Final Distribution Date:	The Distribution Date in March 2052.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Interactive Data Corp., Markit Group Limited, BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, MBS Data, LLC, Thomson Reuters Corporation and RealINSIGHT.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs and the Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

IV.       Characteristics of the Mortgage Pool(1)

A.       Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of Rooms/SF/ Units	Cut-off Date Balance Per Room/SF/Unit	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)
LCF	Innisfree Portfolio	Fort Walton Beach	FL	1 / 2	$58,415,464	7.5%	Hospitality	330	$177,017	61.6%	51.1%	1.94x	14.3%
WFB	Bristow Center	Bristow	VA	1 / 1	53,000,000	6.8	Retail	158,082	335	67.4	67.4	1.51	8.1
WFB	Residence Inn Denver City Center	Denver	CO	1 / 1	47,500,000	6.1	Hospitality	228	208,333	59.8	59.8	2.32	13.2
RMF	Shops at Trace Fork	Charleston	WV	1 / 1	40,350,000	5.2	Retail	367,460	110	59.7	59.7	2.12	11.1
Barclays	575 Maryville	Town & Country	MO	1 / 1	35,000,000	4.5	Office	253,492	138	69.6	69.6	2.00	11.3
WFB	Grapevine Station	Grapevine	TX	1 / 1	34,000,000	4.4	Multifamily	273	124,542	64.2	64.2	1.45	7.8
Barclays	Nostrand Avenue Shopping Center	Brooklyn	NY	1 / 1	26,775,000	3.5	Retail	80,991	331	66.9	66.9	1.46	8.1
RMF	Roseville Shopping Center	Roseville	CA	1 / 1	23,887,500	3.1	Retail	96,791	247	69.2	61.0	1.74	11.2
WFB	Northchase Office Portfolio	Various	GA	1 / 3	19,500,000	2.5	Office	255,726	76	64.0	64.0	2.28	12.9
Barclays	Catania Pasadena	Pasadena	CA	1 / 1	17,700,000	2.3	Multifamily	33	536,364	56.4	56.4	1.39	7.6
Top Three Total/Weighted Average				3 / 4	$158,915,464	20.5%				63.0%	59.1%	1.91x	11.9%
Top Five Total/Weighted Average				5 / 6	$234,265,464	30.3%				63.4%	60.8%	1.96x	11.7%
Top Ten Total/Weighted Average				10 / 13	$356,127,964	46.0%				63.8%	61.6%	1.85x	10.9%
Non-Top Ten Total/Weighted Average				54 / 58	$418,100,804	54.0%				61.9%	55.5%	1.68x	11.0%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per Room/SF/Unit, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

B.       Summary of the Whole Loans

Loan Name	Mortgage Loan Seller in WFCM 2019-C49	Note(s)(1)	Original Balance	Holder of Note	Lead Servicer for Whole Loan	Master Servicer Under Lead Securitization Servicing Agreement	Special Servicer Under Lead Securitization Servicing Agreement
Dominion Tower	LCF	A-1	$30,350,000	LCF	Yes	Wells Fargo Bank, National Association (2)	Midland Loan Services, a Division of PNC Bank, National Association (2)
		A-2-A	$15,650,000	LCF	No
		A-3-A	$15,350,000	WFCM 2019-C49	No
One River Place	Barclays	A-1	$15,000,000	BBCMS 2018-C2	Yes	Wells Fargo Bank, National Association	LNR Partners, LLC
		A-2	$10,000,000	WFCM 2019-C49	No

(1)	Unless otherwise indicated, each note not currently held by a securitization trust is expected to be contributed to a future securitization. No assurance can be provided that any such note will not be split further.

(2)	The related whole loan is expected to initially be serviced under the WFCM 2019-C49 pooling and servicing agreement until the securitization of the related “lead” pari passu note (namely, the related pari passu note marked “Yes” in the column entitled “Lead Servicer for Whole Loan”), after which the related whole loan will be serviced under the pooling and servicing agreement governing such securitization of the related “lead” pari passu note. The master servicer and special servicer for such securitization will be identified in a notice, report or statement to holders of the WFCM 2019-C49 certificates after the closing of such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

C.       Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
5	Barclays	575 Maryville	Town & Country	MO	Office	$35,000,000	4.5%	JPMBB 2013-C14
10	Barclays	Catania Pasadena	Pasadena	CA	Multifamily	17,700,000	2.3	FREMF 2014-KF03
15	WFB	StaxUp Self Storage - San Ysidro	San Diego	CA	Self Storage	14,200,000	1.8	COMM 2015-LC21
18	WFB	Proguard Self Storage - Braeswood	Houston	TX	Self Storage	12,870,000	1.7	JPMBB 2014-C22
31	RMF	Country Inn & Suites - Orlando	Orlando	FL	Hospitality	9,487,273	1.2	RCMT 2017-FL1
33	WFB	Westpointe Retail Center	San Antonio	TX	Retail	8,479,564	1.1	UBSC 2011-C1
Total						$97,736,836	12.6%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

D.       Mortgage Loans with Scheduled Balloon Payments and Related Classes

Class A-2(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity or ARD($)	% of Class A-2 Certificate Principal Balance (%)(2)	SF/Pads	Loan per SF/Pad ($)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
18	WFB	Proguard Self Storage - Braeswood	TX	Self Storage	$12,870,000	1.7%	$12,870,000	64.1%	117,896	$109	1.99	x	10.2%	65.0%	65.0%	58	58
55	Barclays	Spencer Mini Storage	TX	Self Storage	3,200,000	0.4	3,200,000	15.9	81,685	39	2.11		10.8	55.0	55.0	59	59
56	RMF	Colony MHC	FL	Manufactured Housing Community	3,050,000	0.4	3,050,000	15.2	143	21,329	1.57		9.8	58.9	58.9	59	59
Total/Weighted Average					$19,120,000	2.5%	$19,120,000	95.2%			1.94	x	10.2%	62.4%	62.4%	58	58
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	State	Property Type	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Mortgage Loan Balance at Maturity or ARD ($)	% of Class A-3 Certificate Principal Balance (%)(2)	Rooms	Loan per Room ($)	U/W NCF DSCR (x)	U/W NOI Debt Yield (%)	Cut-off Date LTV Ratio (%)	Balloon or ARD LTV Ratio (%)	Rem. IO Period (mos.)	Rem. Term to Maturity or ARD (mos.)
3	WFB	Residence Inn Denver City Center	CO	Hospitality	$47,500,000	6.1%	$47,500,000	100.0%	228	$208,333	2.32x	13.2%	59.8%	59.8%	82	82
Total/Weighted Average					$47,500,000	6.1%	$47,500,000	100.0%			2.32x	13.2%	59.8%	59.8%	82	82
(1)	The table above presents the mortgage loan(s) whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Structuring Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments prior to maturity (or, in the case of an ARD loan, its anticipated repayment date), defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date (or, in the case of an ARD loan, its anticipated repayment date). Each Class of Certificates evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Balloon Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

E.       Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Retail	17	$230,671,236	29.8%	64.1%	60.5%	1.69	x	10.0%	9.5%	5.055%
Anchored	7	158,929,896	20.5	64.6	62.3	1.68		9.6	9.1	5.035
Shadow Anchored	2	34,487,500	4.5	65.4	58.4	1.73		11.5	11.0	4.919
Single Tenant	6	26,629,277	3.4	57.8	52.8	1.78		10.6	10.5	5.245
Unanchored	2	10,624,564	1.4	69.0	59.5	1.44		9.4	9.1	5.330
Hospitality	9	169,452,609	21.9	62.6	54.4	1.97		13.9	12.5	5.361
Full Service	4	88,091,940	11.4	63.0	52.5	1.90		14.4	12.7	5.334
Extended Stay	3	65,784,928	8.5	62.0	57.7	2.15		13.6	12.4	5.316
Limited Service	2	15,575,741	2.0	62.7	51.0	1.57		12.8	11.3	5.697
Office	10	114,667,011	14.8	65.3	61.9	1.97		11.8	10.6	4.959
Suburban	7	87,767,011	11.3	66.4	63.3	1.96		11.7	10.4	4.927
CBD	2	25,350,000	3.3	62.6	57.9	1.91		11.8	10.9	5.071
R&D	1	1,550,000	0.2	43.1	43.1	3.26		16.9	16.5	4.985
Multifamily	10	108,372,091	14.0	62.7	59.8	1.38		8.4	8.1	5.290
Garden	7	65,672,091	8.5	64.4	61.0	1.42		8.7	8.4	5.258
Mid Rise	2	28,600,000	3.7	59.5	59.5	1.35		7.4	7.3	5.333
Student Housing	1	14,100,000	1.8	61.6	54.9	1.29		8.9	8.6	5.350
Self Storage	9	67,846,128	8.8	61.7	57.8	1.83		10.5	10.3	4.953
Self Storage	9	67,846,128	8.8	61.7	57.8	1.83		10.5	10.3	4.953
Industrial	3	31,900,000	4.1	56.4	56.4	1.83		9.8	9.6	5.180
Warehouse	2	17,500,000	2.3	51.2	51.2	1.95		10.3	10.1	5.131
Manufacturing/Warehouse	1	14,400,000	1.9	62.6	62.6	1.69		9.2	9.0	5.239
Manufactured Housing Community	10	29,969,692	3.9	65.7	56.8	1.40		9.6	9.4	5.408
Manufactured Housing Community	10	29,969,692	3.9	65.7	56.8	1.40		9.6	9.4	5.408
Mixed Use	3	21,350,000	2.8	46.0	44.6	1.70		10.4	9.8	5.336
Retail/Office	2	15,800,000	2.0	45.1	45.1	1.64		9.5	9.0	5.401
Industrial/Office	1	5,550,000	0.7	48.3	42.9	1.85		13.1	12.1	5.150
Total/Weighted Average:	71	$774,228,768	100.0%	62.8%	58.3%	1.76	x	10.9%	10.2%	5.158%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

F.       Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon or ARD LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
California	11	$116,647,280	15.1%	60.2%	55.2%	1.67	x	10.2%	9.9%	5.046%
Southern California	7	80,417,011	10.4	57.4	53.8	1.62		9.7	9.4	5.109
Northern California	4	36,230,269	4.7	66.2	58.3	1.76		11.4	11.0	4.904
Texas	6	77,554,322	10.0	63.9	60.4	1.59		9.6	9.2	5.230
Florida	5	76,345,010	9.9	61.8	51.8	1.85		13.6	12.3	5.336
Virginia	2	68,350,000	8.8	68.1	66.4	1.51		8.7	8.3	5.143
New York	6	62,125,000	8.0	63.0	61.9	1.47		8.5	8.2	5.172
Colorado	2	56,000,000	7.2	60.0	60.0	2.30		13.1	11.9	5.099
Missouri	2	47,400,000	6.1	70.1	67.4	1.86		11.2	9.7	4.934
West Virginia	1	40,350,000	5.2	59.7	59.7	2.12		11.1	10.5	4.880
Michigan	5	31,947,128	4.1	62.1	54.6	1.37		9.6	9.1	5.344
Georgia	6	28,040,241	3.6	60.8	58.6	2.10		12.6	11.5	5.090
North Carolina	3	22,013,468	2.8	62.0	57.6	1.62		10.1	9.6	5.294
Oklahoma	4	16,450,000	2.1	69.2	60.9	1.41		9.9	9.3	5.205
Massachusetts	1	15,944,841	2.1	64.6	53.7	2.09		16.4	13.9	5.260
Ohio	3	15,915,118	2.1	61.6	50.8	1.54		11.1	10.9	5.338
Arizona	1	13,731,635	1.8	67.3	57.1	1.54		12.7	11.1	5.950
Utah	1	11,650,000	1.5	70.2	62.3	1.28		8.9	8.4	5.150
Alabama	1	10,000,000	1.3	43.4	43.4	2.96		14.2	13.8	4.580
Delaware	1	10,000,000	1.3	50.5	50.5	2.50		13.1	12.0	4.735
New Jersey	1	9,962,126	1.3	52.4	42.9	1.99		13.0	12.5	4.750
Wisconsin	1	9,880,170	1.3	69.6	53.7	1.92		16.1	14.6	5.750
Illinois	2	9,236,250	1.2	51.9	51.9	2.08		10.7	10.6	5.039
South Carolina	1	6,750,000	0.9	69.6	62.2	1.28		8.8	8.7	5.480
Arkansas	1	6,035,000	0.8	72.3	64.3	1.37		9.2	9.0	5.210
Indiana	1	4,600,000	0.6	67.0	58.5	1.38		9.6	9.3	5.400
Washington	1	4,162,178	0.5	66.6	50.7	1.31		9.7	9.6	5.430
Oregon	1	2,145,000	0.3	60.0	60.0	2.02		11.2	10.8	5.250
Iowa	1	994,000	0.1	70.0	70.0	1.46		9.0	8.8	5.970
Total/Weighted Average	71	$774,228,768	100.0%	62.8%	58.3%	1.76	x	10.9%	10.2%	5.158%
(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

G.          Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
931,000 - 1,000,000	2	$1,925,000	0.2%
1,000,001 - 2,000,000	4	5,908,341	0.8
2,000,001 - 3,000,000	2	5,135,241	0.7
3,000,001 - 4,000,000	3	9,641,128	1.2
4,000,001 - 5,000,000	4	18,404,947	2.4
5,000,001 - 6,000,000	6	33,592,274	4.3
6,000,001 - 7,000,000	4	25,248,468	3.3
7,000,001 - 8,000,000	3	22,250,000	2.9
8,000,001 - 9,000,000	5	41,834,322	5.4
9,000,001 - 10,000,000	8	78,997,597	10.2
10,000,001 - 15,000,000	10	126,251,635	16.3
15,000,001 - 20,000,000	5	86,111,852	11.1
20,000,001 - 30,000,000	2	50,662,500	6.5
30,000,001 - 50,000,000	4	156,850,000	20.3
50,000,001 - 58,415,464	2	111,415,464	14.4
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	$12,097,324
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.30	2	$17,650,000	2.3%
1.31 - 1.40	11	97,151,741	12.5
1.41 - 1.50	9	67,282,514	8.7
1.51 - 1.60	4	86,772,091	11.2
1.61 - 1.70	8	64,509,035	8.3
1.71 - 1.80	7	94,624,614	12.2
1.81 - 1.90	4	33,478,401	4.3
1.91 - 2.00	2	18,420,000	2.4
2.01 - 2.50	12	205,790,371	26.6
2.51 - 3.00	3	77,000,000	9.9
3.01 - 3.34	2	11,550,000	1.5
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	1.88x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1.28 - 1.30	7	$59,404,564	7.7%
1.31 - 1.40	10	78,372,178	10.1
1.41 - 1.50	11	107,084,363	13.8
1.51 - 1.60	7	102,343,626	13.2
1.61 - 1.70	5	58,085,038	7.5
1.71 - 1.80	5	56,178,628	7.3
1.81 - 1.90	1	5,550,000	0.7
1.91 - 2.00	6	130,920,530	16.9
2.01 - 2.50	10	164,739,841	21.3
2.51 - 3.00	1	10,000,000	1.3
3.01 - 3.26	1	1,550,000	0.2
Total:	64	$774,228,768	100.0%
Weighted Average	1.76x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Refinance	37	$457,382,960	59.1%
Acquisition	27	316,845,808	40.9
Total/Weighted Average:	64	$774,228,768	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
4.580 - 4.750	5	$65,249,626	8.4%
4.751 - 5.000	14	184,370,908	23.8
5.001 - 5.250	14	293,370,464	37.9
5.251 - 5.500	18	154,568,693	20.0
5.501 - 5.750	7	40,070,411	5.2
5.751 - 6.000	6	36,598,666	4.7
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	5.158%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.1 - 8.0	3	$62,600,000	8.1%
8.1 - 9.0	13	156,115,814	20.2
9.1 - 10.0	15	91,329,692	11.8
10.1 - 11.0	8	74,617,091	9.6
11.1 - 12.0	7	129,990,639	16.8
12.1 - 13.0	9	95,942,287	12.4
13.1 - 14.0	4	67,842,769	8.8
14.1 - 16.0	2	68,415,464	8.8
16.1 - 16.9	3	27,375,012	3.5
Total:	64	$774,228,768	100.0%
Weighted Average	10.9%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
7.0 - 8.0	5	$142,375,000	18.4%
8.1 - 9.0	18	123,600,814	16.0
9.1 - 10.0	12	100,866,783	13.0
10.1 - 11.0	10	145,319,511	18.8
11.1 - 12.0	9	88,803,262	11.5
12.1 - 13.0	6	135,888,386	17.6
13.1 - 14.0	2	25,944,841	3.4
14.1 - 16.0	1	9,880,170	1.3
16.1 - 16.5	1	1,550,000	0.2
Total:	64	$774,228,768	100.0%
Weighted Average	10.2%
ORIGINAL TERM TO MATURITY OR ARD
Range of Original Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
60	3	$19,120,000	2.5%
61 - 84	1	47,500,000	6.1
85 - 120	60	707,608,768	91.4
Total:	64	$774,228,768	100.0%
Weighted Average	116 months

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Characteristics of the Mortgage Pool

REMAINING TERM TO MATURITY OR ARD
Range of Remaining Terms to Maturity or ARD (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
58 - 60	3	$19,120,000	2.5%
61 - 84	1	47,500,000	6.1
85 - 119	60	707,608,768	91.4
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	115 months
ORIGINAL AMORTIZATION TERM(2)
Range of Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	27	$400,701,250	51.8%
300	5	38,203,601	4.9
301 - 360	32	335,323,916	43.3
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average(3)	354 months

(2) The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(3) Excludes the non-amortizing mortgage loans.

REMAINING AMORTIZATION TERM(4)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Non-Amortizing	27	$400,701,250	51.8%
297 - 300	5	38,203,601	4.9
301 - 360	32	335,323,916	43.3
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average(5)	353 months

(4) The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.

(5) Excludes the non-amortizing mortgage loans.

LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Springing	42	$431,897,222	55.8%
Hard/Springing Cash Management	12	217,032,157	28.0
Hard/Upfront Cash Management	5	74,178,261	9.6
Soft/Springing Cash Management	2	39,550,000	5.1
None	3	11,571,128	1.5
Total:	64	$774,228,768	100.0%
PREPAYMENT PROVISION SUMMARY(6)
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Lockout / Defeasance / Open	53	$611,426,336	79.0%
Lockout / GRTR 1% or YM / Open	8	152,397,869	19.7
Lockout / GRTR 1% or YM or Defeasance / Open	1	8,479,564	1.1
YM / YM or Defeasance / Open	2	1,925,000	0.2
Total:	64	$774,228,768	100.0%

(6) As a result of property releases or the application of funds in a performance reserve, partial principal prepayments could occur during a period that voluntary principal prepayments are otherwise prohibited.

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
43.1 - 45.0	4	$29,050,000	3.8%
45.1 - 50.0	2	11,350,000	1.5
50.1 - 55.0	6	38,773,376	5.0
55.1 - 60.0	11	163,294,264	21.1
60.1 - 65.0	15	233,308,231	30.1
65.1 - 70.0	18	227,941,242	29.4
70.1 - 72.3	8	70,511,655	9.1
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	62.8%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon or ARD LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
40.1 - 45.0	8	$60,318,621	7.8%
45.1 - 50.0	3	16,967,769	2.2
50.1 - 55.0	17	194,221,587	25.1
55.1 - 60.0	12	161,803,290	20.9
60.1 - 65.0	19	224,217,500	29.0
65.1 - 70.0	5	116,700,000	15.1
Total/Weighted Average:	64	$774,228,768	100.0%
Weighted Average	58.3%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
Interest-only, Balloon	25	$398,776,250	51.5%
Amortizing Balloon	17	189,605,018	24.5
Interest-only, Amortizing Balloon	20	183,922,500	23.8
Interest-only, ARD	2	1,925,000	0.2
Total/Weighted Average:	64	$774,228,768	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
12	2	$19,550,000	2.5%
24	2	12,800,000	1.7
36	12	110,322,500	14.2
60	4	41,250,000	5.3
Total:	20	$183,922,500	23.8%
Weighted Average	38 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut- off Date Pool Balance (%)
1	27	$340,999,818	44.0%
2	22	319,565,321	41.3
3	13	102,138,629	13.2
4	1	10,000,000	1.3
5	1	1,525,000	0.2
Total:	64	$774,228,768	100.0%
Weighted Average	2 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certain Terms and Conditions

V.       Certain Terms and Conditions

Interest Entitlements:	The interest entitlement of each Class of Certificates on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without Master Servicer consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated to reduce the interest entitlement on all Classes of Certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Principal Distribution Amount:	The Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections.
Subordination, Allocation of Losses and Certain Expenses	The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates (other than excess interest that accrues on each mortgage loan that has an anticipated repayment date) on any distribution date in descending order. It also shows the manner in which losses are allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, and other than the Class V and Class R certificates) to reduce the balance of each such class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, V or R Certificates, although principal payments and losses may reduce the notional amounts of the Class X-A, X-B and X-D certificates and, therefore, the amount of interest they accrue.

(1) The Class X-A, X-B and X-D Certificates are interest-only certificates. (2) Non-Offered Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certain Terms and Conditions

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates: To interest on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates, pro rata, according to their respective interest entitlements.
2. Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To principal on the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (v) fifth, to principal on the Class A-4 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (vi) sixth, to principal on the Class A-5 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (vii) seventh, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each Class of Principal Balance Certificates, other than the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates: To reimburse the holders of the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.   Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.   Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.   Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.   After the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B, X-D, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certain Terms and Conditions

distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner: (1) to each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates, the product of (a) the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such Class, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such Class for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, (2) to the Class X-A Certificates, the excess, if any, of (a) the product of (i) such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to all Principal Balance Certificates for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates as described above, and (3) to the Class X-B Certificates, any remaining portion of such yield maintenance charge or prepayment premium not distributed as described above.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, E-RR, F-RR, G-RR, H-RR, J-RR, K-RR, V or R certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C, D, E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class K-RR Certificates; second, to the Class J-RR Certificates; third, to the Class H-RR Certificates; fourth, to the Class G-RR Certificates; fifth, to the Class F-RR Certificates; sixth, to the Class E-RR Certificates; seventh, to the Class D Certificates; eighth, to the Class C Certificates; ninth, to the Class B Certificates; tenth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates based on their outstanding Certificate Balances.

The notional amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2, A-3, A-SB, A-4 and A-5 Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances. The notional amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D Certificates as write-offs in reduction of its Certificate Balance.

P&I Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, A-SB, A-4, A-5, X-A, X-B and X-D Certificates would be affected on a pari passu basis).
Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-SB, A-4, A-5, A-S, B, C and D Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding certificates (other than the Class V and Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes (other than the Class V and Class R Certificates) of certificates would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any loan or property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the “controlling class”, which means the most subordinate class of Certificates among the Control Eligible Certificates.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such class(es)) at least equal to 25% of the initial Certificate Balance of that class; provided, however, that if at any time the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class K-RR Certificates.

Control and Consultation:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class E-RR Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided, however, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) and Servicing Shift Whole Loans (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that DBRS, Fitch and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans) in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to each whole loan marked with footnote (2) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (each, a “Servicing Shift Whole Loan”), prior to the date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the WFCM 2019-C49 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan.

With respect to (x) each non-serviced whole loan, and (y) each Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the three preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, if the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2019-C49 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the WFCM 2019-C49 pooling and servicing agreement with respect to such mortgage loan, and such controlling class certificateholder will be referred to as an “excluded controlling class holder”.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause DBRS, Fitch and Moody’s to confirm the then-current ratings of the certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to a Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to DBRS, Fitch and Moody’s (and any Rating Agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Principal Balance Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any cumulative appraisal reduction amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates on an aggregate basis, and (ii) consist of at least three certificateholders or certificate owners that are not risk retention affiliated with each other). In the event the holders of Principal Balance Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the controlling class loses its status as controlling class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the controlling class unless and until reinstated as the controlling class through such determination; and pending such determination, the rights of the controlling class will be exercised by the Control Eligible Certificates, if any, that would be the controlling class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the WFCM 2019-C49 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus.

With respect to (x) any serviced whole loan and (y) any Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the WFCM 2019-C49 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan.

With respect to (x) each non-serviced whole loan and (y) each Servicing Shift Whole Loan after its related Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally provides (or is expected to provide) that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of Specially Serviced Loans. With respect to each mortgage loan (other than a Non-Serviced Mortgage Loan) or serviced whole loan, the Operating Advisor will be responsible for:

●     reviewing the actions of the Special Servicer with respect to any Specially Serviced Loan;

●     reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●    recalculating and reviewing for accuracy and consistency with the WFCM 2019-C49 pooling and servicing agreement the mathematical calculations by the special servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan; and

●    preparing an annual report (if any mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan was a Specially Serviced Loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to Specially Serviced Loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-Specially Serviced Loans) during the prior calendar year on a “trust-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any Specially Serviced Loan or REO Property (other than with respect to any REO Property related to any Non-Serviced Mortgage Loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any Non-Serviced Mortgage Loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●    to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●    to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balances of the Class E-RR, F-RR, G-RR, H-RR, J-RR and K-RR Certificates in the aggregate (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of such classes) is 25% or less of the initial Certificate Balances of such classes in the aggregate.

Asset Representations Reviewer:	The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the WFCM 2019-C49 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the WFCM 2019-C49 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the WFCM 2019-C49 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the WFCM 2019-C49 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the WFCM 2019-C49 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Certain Terms and Conditions

Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12-months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that KKR Real Estate Credit Opportunity Partners Aggregator I L.P. or an affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the master servicer and special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

Innisfree Portfolio
1 Hilton Garden Inn Fort Walton Beach Fort Walton Beach, FL
2 Holiday Inn Fort Walton Beach Fort Walton Beach, FL
ALABAMA
GEORGIA
FLORIDA
TALLAHASSEE
JACKSONVILLE
Atlantic Ocean
Gulf of Mexico
Pensacola
Destin
Fort Walton Beach
Panama City
Gainesville
Ocala
Daytona Beach
ORLANDO
TAMPA
Melbourne
Clearwater
Lakeland
Palm Bay
ST. PETERSBURG
Port St. Lucie
Cape Coral
Ft. Myers
W. Palm Beach
Naples
MIAMI
Key West
Tallahassee 154 miles
Eglin Air Force Base
Valparaiso
Destin-Fort Walton Beach Airport
OKALOOSA COUNTY
Lewis Turner Blvd.
Mooney Rd.
University of Florida Research and Engineering Education Facility
Air Force Armament Museum
Dept. of Veterans Affairs, Eglin Outpatient Clinic
Eglin AFB Commissary, Eglin Enlisted Hall
NW Florida St. College/Univ. of West Florida Emerald Coast Campus
Fort Walton Beach Medical Center
Fort Walton Beach Golf Club
Racetrack Rd.
US Dept. of Veterans Affairs
Shalimar
Lake Lorraine
Shalimar Pointe Golf Club
Wright
Ocean City
Mayflower Ave.
MLK Jr. Blvd.
Hurlburt Field
Lovejoy Rd.
Sun Plaza
Cut Off
Beal Pkwy.
Eglin Pkwy.
Cinco Bayou
Uptown Station
Holmes Blvd.
Santa Rosa Mall
Mary Esther
Wright Pkwy.
Hollywood Blvd.
Emerald Coast Science Ctr.
Fort Walton Beach
Choctawhatchee Bay
Intracoastal Waterway
Pensacola 36 miles
Miracle Strip Pkwy.
DOWNTOWN FT. WALTON BEACH
Shoppes at Paradise Pointe
BROOKS BRIDGE
GULF ISLANDS NATIONAL SEASHORE
Santa Rosa Blvd.
Emerald Coast Convention Ctr.
Wild Willy's Adventure Zone
Gulfarium Marine Adventure Park
Okaloosa Island SandCastle Lessons
Okaloosa Island
Destin
Destin History & Fishing Museum
Harbor Walk Village
East Pass
Gulf of Mexico

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – Innisfree Portfolio

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Ladder Capital Finance LLC	Single Asset/Portfolio:	Portfolio
Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR	Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance:	$58,500,000	Location:	Fort Walton Beach, FL
Cut-off Date Balance:	$58,415,464	Size:	330 Rooms
% of Initial Pool Balance:	7.5%	Cut-off Date Balance Per Room	$177,017
Loan Purpose:	Refinance	Maturity Date Balance Per Room:	$146,725
Year Built/Renovated:	Various/NAP
Borrower Sponsor:	Julian MacQueen	Title Vesting(2):	Leasehold
Guarantor:	Julian MacQueen	Property Manager:	Self-managed
Mortgage Rate:	5.2100%	Current Occupancy (As of):	85.2% (11/30/2018)
Note Date:	January 29, 2019	YE 2017 Occupancy(3):	80.9%
Seasoning:	1 month	YE 2016 Occupancy(3):	NAV
Maturity Date:	February 6, 2029	YE 2015 Occupancy(3):	NAV
IO Period:	0 months	YE 2014 Occupancy(3):	NAV
Loan Term (Original):	120 months	Appraised Value:	$94,800,000
Amortization Term (Original):	360 months	Appraised Value Per Room:	$287,273
Loan Amortization Type:	Amortizing Balloon	Appraisal Valuation Date:	August 21, 2018
Call Protection:	L(25),D(91),O(4)
Lockbox Type:	Hard/Springing Cash Management
Additional Debt:	None	Underwriting and Financial Information
Additional Debt Type (Balance):	NAP	TTM NOI (11/30/2018)(3) :	$8,652,214
YE 2017 NOI(3):	$6,094,140
YE 2016 NOI(3):	$3,248,699
YE 2015 NOI(3):	NAV
U/W Revenues:	$21,874,518
Escrows and Reserves(1)	U/W Expenses:	$13,502,902
Initial	Monthly	Cap	U/W NOI:	$8,371,616
Taxes	$131,683	$43,894	NAP	U/W NCF:	$7,496,635
Insurance	$213,199	$23,689	NAP	U/W DSCR based on NOI/NCF:	2.17x / 1.94x
FF&E Reserve	$0	(1)	NAP	U/W Debt Yield based on NOI/NCF:	14.3% / 12.8%
PIP Reserve	$0	(1)	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	17.3% / 15.5%
Seasonality Reserve	$0	(1)	NAP	Cut-off Date LTV Ratio:	61.6%
Ground Lease Reserve	$0	(1)	NAP	LTV Ratio at Maturity:	51.1%

Sources and Uses
Sources			Uses
Original loan amount	$58,500,000	100.0%	Loan payoff	$48,731,340	83.3%
			Upfront reserves	344,882	0.6
			Closing costs	1,180,859	2.0
			Return of equity	8,242,919	14.1
Total Sources	$58,500,000	100.0%	Total Uses	$58,500,000	100.0%

(1)	See “Escrows” section below.

(2)	See “Ground Lease” section below.

(3)	Occupancy information and historical operating statements for periods prior to 2017 are not available with respect to the entire portfolio because the Hilton Garden Inn Fort Walton Beach property was built and began operations in May 2017. Accordingly, YE 2016 NOI only includes income from the Holiday Inn Fort Walton Beach property. The increase in NOI from YE 2017 to TTM (11/30/2018) can be attributed to the YE 2017 NOI only including income from the Hilton Garden Inn Fort Walton Beach property for the portion of 2017 since it began operations. See “Cash Flow Analysis” section below.

The Mortgage Loan. The mortgage loan (the “Innisfree Portfolio Mortgage Loan”) is evidenced by three promissory notes secured by a first mortgage encumbering the leasehold interest in two full service hotels, the Hilton Garden Inn Fort Walton Beach and the Holiday Inn Fort Walton Beach, located in Fort Walton Beach, Florida (each an “Innisfree Portfolio Property” and together, the “Innisfree Portfolio Properties”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

The Borrower and Borrower Sponsor. The borrowers under the Innisfree Portfolio Mortgage Loan are Emerald Breeze Resort Group, LLC (the “Emerald I Borrower”) and Emerald Breeze Resort Group II LLC (the “Emerald II Borrower”), each a Florida limited liability company with an independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Innisfree Portfolio Mortgage Loan. The nonrecourse carve-out guarantor of the Innisfree Portfolio Mortgage Loan is Julian MacQueen.

Mr. MacQueen is the chairman and founder of Innisfree Hotels and has over 30 years of real estate experience. Innisfree Hotels owns or manages over 3,300 hotel rooms and has over 1,500 employees. Since 2011, the company has developed 870 new beachfront rooms along the Gulf Coast.

The Properties. The Innisfree Portfolio Properties include two adjacent beachfront hotels, comprised of a total of 330-rooms located in Fort Walton Beach, Florida on an approximately 17.1 acre site. The Innisfree Portfolio Properties are located in southern Okaloosa County, along the south side of Choctawhatchee Bay and along the Gulf of Mexico, off U.S. Highway 98, which provides access across the Florida Panhandle. The Innisfree Portfolio Properties are 7.3 miles from Destin-Fort Walton Beach Airport, which had a passenger count of 915,650 in 2016, the highest passenger count in its 60-year history and an 18 percent increase over 2015. In 2017, the airport set a new record with 1,134,209 passengers, accounting for an approximately 24% increase over 2016.

The Hilton Garden Inn Fort Walton Beach is a 178-room, full service, five-story oceanfront hotel with a unit mix consisting of 139 double queen rooms, 36 king rooms and 3 king suites. Amenities at the property include an indoor and outdoor pool, a whirlpool, a rock climbing wall, a fitness room, outdoor fire pits, a business center and self-guest laundry facilities. The Holiday Inn Fort Walton Beach is a 152-room, full service, five-story oceanfront hotel with a unit mix consisting of 106 double queen rooms , 30 king rooms and 16 king suites. Amenities at the property include an indoor and outdoor pool, a whirlpool, a fitness room, a gaming room, a business center, and self-guest laundry facilities. Both hotels share the Riptides Grill, a Lobby Bar and the Gilligan’s Tiki Bar. The Innisfree Portfolio Properties are subject to a 50-year ground lease with approximately forty-four years remaining before expiration on October 30, 2062. The monthly ground lease base rent for each hotel is the greater of $12,500 (subject to future upward adjustment based on the Consumer Price Index for all Urban Consumers) and 3.25% of the respective hotel’s monthly revenue.

The surrounding area, referred to as the South Walton Beaches, has several major demand drivers including the area beaches, Wild Willy’s Adventure Zone (0.4 miles), the Air Force Armament Museum (7.0 miles), Big Kahuna’s Water and Adventure Park (7.6 miles), and the Indian Bayou Golf and Country Club (8.3 miles). In addition, the Innisfree Portfolio Properties are located approximately 5.2 miles from Destin Harbor Boardwalk. The Destin Harbor neighborhood features one of the largest commercial sport-fishing fleets on the Gulf Coast.

Property	Year Built/Renovated	Rooms	Allocated Cut-off Date Principal Balance	% of Portfolio Cut-off Date Principal Balance	Cut-off Date Principal Balance Per Room	Appraised Value	% of Appraised Value
Hilton Garden Inn Fort Walton Beach	2017/NAP	178	$34,500,000	59.0%	$193,820	$54,700,000	57.7%
Holiday Inn Fort Walton Beach	2014/NAP	152	$24,000,000	41.0%	$157,895	$40,100,000	42.3%
Total/Average		330	$58,500,000	100.0%	$177,273	$94,800,000	100.0%

The following table presents certain information relating to the 2017 demand analysis with respect to the Innisfree Portfolio Properties based on market segmentation, as provided in the appraisal:

2017 Market Segmentation

(Hilton Garden Inn Fort Walton Beach)

Corporate	Meeting/Group	Leisure
15.0%	20.0%	65.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

2017 Market Segmentation

(Holiday Inn Fort Walton Beach)

Corporate	Meeting/Group	Leisure
10.0%	10.0%	80.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Innisfree Portfolio Properties:

Cash Flow Analysis(1)

	2017(1)	TTM 11/30/2018	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	80.9%	85.2%	85.2%
ADR	$172.96	$180.59	$180.59
RevPAR	$140.01	$153.84	$153.84

Room Revenue	$13,599,337	$18,529,991	$18,529,991	84.7%	$56,151
F&B Revenue	1,661,142	2,658,427	2,658,427	12.2	8,056
Other Revenue(3)	540,156	686,100	686,100	3.1	2,079
Total Revenue(1)	$15,800,635	$21,874,518	$21,874,518	100.0%	$66,286

Room Expense	2,724,182	3,587,261	3,587,261	16.4	10,870
F&B Expense	1,603,394	2,210,506	2,210,506	10.1	6,699
Other Department Expense	124,237	122,771	122,771	0.6	372
Total Department Expenses	4,451,813	5,920,538	5,920,538	27.1	17,941
Gross Operating Income	$11,348,823	$15,953,980	$15,953,980	72.9%	$48,345

Total Undistributed Expenses	4,307,515	6,026,377	6,144,114	28.1	18,619
Gross Operating Profit	$7,041,308	$9,927,603	$9,809,866	44.8%	$29,727

Total Fixed Charges	947,168	1,275,388	1,438,250	6.6	4,358
Total Operating Expenses	$9,706,495	$13,222,304	$13,502,902	61.7%	$40,918

Net Operating Income(1)	$6,094,140	$8,652,214	$8,371,616	38.3%	$25,369
FF&E	0	0	874,981	4.0	2,651
Net Cash Flow	$6,094,140	$8,652,214	$7,496,635	34.3%	$22,717

NOI DSCR	1.58x	2.24x	2.17x
NCF DSCR	1.58x	2.24x	1.94x
NOI DY	10.4%	14.8%	14.3%
NCF DY	10.4%	14.8%	12.8%

(1)	Historical operating statements for periods prior to 2017 are not available with respect to the entire portfolio because the Hilton Garden Inn Fort Walton Beach property was built and began operations in May 2017. The increase in Total Revenue and NOI from 2017 to TTM 11/30/2018 can be attributed to the 2017 Total Revenue and 2017 NOI only including income from the Hilton Garden Inn Fort Walton Beach property for the portion of 2017 since it began operations.

(2)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items.

(3)	Other Revenue includes income generated from miscellaneous fees, telephone, and ground lease pass through. The ground lease pass through is collected from guests to offset ground rent charged under the Ground Lease (defined below) to the government. The majority but not all of the lease fee is passed through.

Appraisal. The appraiser for the Holiday Inn Fort Walton Beach property concluded to an “as-is” appraised value of $40,100,000 with an appraisal valuation date of August 21, 2018. The appraiser for the Hilton Garden Inn Fort Walton Beach property concluded to an “as-is” appraised value of $54,700,000 with an appraisal valuation date of August 21, 2018.

Environmental Matters. According to the Phase I environmental assessments dated August 30, 2018, there was no evidence of any recognized environmental conditions at the Holiday Inn Fort Walton Beach property or the Hilton Garden Inn Fort Walton Beach property.

Market Overview and Competition. The Innisfree Portfolio Properties are located in Fort Walton Beach, Florida along the Gulf of Mexico. In 2016, the Destin-Fort Walton Beach Airport had the highest passenger count in its 60 year history (915,650 people), accounting for an approximately 18% increase over 2015. In 2017, the airport set a new record with 1,134,209 passengers, accounting for an approximately 24% increase over 2016. South Walton, which encompasses a strand of 16 distinct beach neighborhoods, is known for its turquoise waters and sugar sand beaches. The Innisfree Portfolio Properties are located 5.2 miles from Destin Harbor,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

which, according to the appraisal, is known as “The World’s Luckiest Fishing Village” and features one of the largest commercial sport-fishing fleets on the Gulf Coast.

Estimated population in 2018 within a one-, three-, and five- mile radius of the Innisfree Portfolio Properties was 2,435, 19,187, and 64,233, respectively. Estimated average household income in 2018 within the same one-, three-, and five- mile radius was $75,275, $70,887, and $71,301, respectively.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Hilton Garden Inn Fort Walton Beach’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

(Hilton Garden Inn Fort Walton Beach)

	Competitive Set			Hilton Garden Inn Fort Walton Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 11/30/2018	74.1%	$164.68	$122.08	84.2%	$195.44	$164.47	113.5%	118.7%	134.7%
12/31/2017	73.7%	$161.28	$118.82	72.5%	$187.95	$136.32	98.4%	116.5%	114.7%
12/31/2016	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
12/31/2015	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

(1)	Information obtained from third party hospitality research reports dated December 19, 2018 and January 18, 2018. The competitive set includes the following hotels: Four Points by Sheraton Destin Fort Walton Beach, Hampton Inn Fort Walton Beach, Holiday Inn Resort Fort Walton Beach and Courtyard Fort Walton Beach West Destin.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Holiday Inn Fort Walton Beach’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

(Holiday Inn Fort Walton Beach)

	Competitive Set			Holiday Inn Fort Walton Beach			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 11/30/2018	60.8%	$169.55	$103.02	85.9%	$171.12	$146.91	141.3%	100.9%	142.6%
12/31/2017	60.5%	$165.97	$100.35	86.9%	$164.96	$143.39	143.8%	99.4%	142.9%
12/31/2016	66.0%	$156.68	$103.36	82.7%	$172.33	$142.56	125.4%	110.0%	137.9%
12/31/2015	61.7%	$155.77	$96.07	82.2%	$169.46	$139.25	133.2%	108.8%	145.0%

(1)	Information obtained from third party hospitality research reports dated December 18, 2018 and January 18, 2018. The competitive set includes the following hotels: Four Points by Sheraton Destin Fort Walton Beach, Ramada Plaza Fort Walton Beach Resort Destin (12/31/2017, 12/31/2016, 12/31/2015 only), The Island by Hotel RL (TTM 11/30/2018 only), Wyndham Garden Hotel Fort Walton Beach, Best Western Fort Walton Beachfront and Hampton Inn Fort Walton Beach.

The appraiser for the Hilton Garden Inn Fort Walton Beach property identified four comparable hotel properties ranging from 85 rooms to 216 rooms that were constructed between 1961 and 2016. The competitive set reported a weighted average occupancy of approximately 72.1%, with average daily rates ranging from $145.00 to $175.00. The competitive set’s weighted average revenue per room was $116.79. The appraiser for the Holiday Inn Fort Walton Beach property identified five comparable hotel properties ranging from 100 rooms to 222 rooms that were constructed between 1961 and 2000. The competitive set reported a weighted average occupancy of approximately 57%, with average daily rates ranging from $145.00 to $180.00. The competitive set’s weighted average revenue per room was $97.

The following tables present TTM 7/31/2018 occupancy, estimated ADR and estimated RevPAR relating to each Innisfree Portfolio Property’s primary competitive set according to the appraisal:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	TTM 7/31/2018 Occupancy	Estimated TTM 7/31/2018 ADR	Estimated TTM 7/31/2018 RevPAR
Hilton Garden Inn Fort Walton Beach – Subject(1)	Fort Walton Beach, FL	178	2017/NAP	84.3%	$193.85	$163.43
Four Points by Sheraton Destin Fort Walton Beach	Destin, FL	216	1961/NAV	60.0% - 65.0%	$165.00 - $175.00	$105.00 – $110.00
Hampton Inn Fort Walton Beach	Fort Walton Beach, FL	100	2000/NAV	75.0% - 80.0%	$145.00 - $155.00	$115.00 – $120.00
Holiday Inn Fort Walton Beach	Fort Walton Beach, FL	152	2014/NAV	80.0% - 85.0%	$160.00 - $170.00	$135.00 - $140.00
Courtyard Fort Walton Beach – West Destin	Fort Walton Beach, FL	85	2016/NAV	65.0% - 70.0%	$145.00 - $155.00	$100.00 - $105.00

(1)	Information obtained from the appraisal, other than for the Hilton Garden Inn Fort Walton Beach – Subject, for which information was obtained from the TTM 11/30/2018 underwriting.

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	TTM 7/31/2018 Occupancy	Estimated TTM 7/31/2018 ADR	Estimated TTM 7/31/2018 RevPAR
Holiday Inn Fort Walton Beach – Subject(1)	Fort Walton Beach, FL	152	2014/NAP	86.2%	$165.40	$142.61
Four Points by Sheraton Destin Fort Walton Beach	Destin, FL	216	1961/NAV	60.0% - 65.0%	$165.00 - $175.00	$105.00 – $110.00
The Island by Hotel RL	Fort Walton Beach, FL	222	1971/NAV	35.0% - 40.0%	$165.00 - $175.00	$60.00 – $65.00
Wyndham Garden Fort Walton Beach Destin	Pensacola Beach, FL	195	1974/NAV	70.0% - 75.0%	$170.00 - $180.00	$120.00 - $125.00
Best Western Fort Walton Beachfront	Fort Walton Beach, FL	100	1998/NAV	65.0% - 70.0%	$170.00 - $180.00	$115.00 - $120.00
Hampton Inn Fort Walton Beach	Fort Walton Beach, FL	100	2000/NAV	75.0% - 80.0%	$145.00 - $155.00	$115.00 - $120.00

(1)	Information obtained from the appraisal, other than for Holiday Inn Fort Walton Beach – Subject, for which information was obtained from the TTM 11/30/2018 underwriting.

Escrows.

Real Estate Taxes – The Innisfree Portfolio Mortgage Loan documents require an upfront real estate tax reserve of $131,683 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $43,894).

Insurance – The Innisfree Portfolio Mortgage Loan documents require an upfront insurance premiums reserve of $213,199 and ongoing monthly insurance premiums in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $23,689).

FF&E Reserve – The Innisfree Portfolio Mortgage Loan documents require ongoing monthly FF&E Reserves of 4.0% of the total revenue from the Innisfree Portfolio Properties (the initial estimated FF&E monthly deposit is $72,915).

Seasonality Reserve – The Innisfree Portfolio Mortgage Loan documents require springing monthly deposits for seasonality. As to both Innisfree Portfolio Properties, on monthly payment dates from May to August, the borrowers will be required to deposit an aggregate of $1,121,917 (representing the sum of the four months of deposits) and then will disburse an aggregate of $1,121,917 in the months November through February to cover any shortfalls. Amounts are subject to change and adjusted on an annual basis based on lender discretion

Ground Lease Rent Reserve – The Innisfree Portfolio Mortgage Loan documents require that on each monthly payment date the borrowers will be required to deposit the amount payable under the Ground Lease for the month immediately following the month in which such monthly payment date occurs. This amount is expected to be, for each Innisfree Portfolio Property, the greater of $12,500 per month and 3.25% of such property’s gross revenues for the applicable month. The minimum deposit is $300,000 each year for both Innisfree Portfolio Properties in the aggregate under the Ground Lease and Sublease (as defined below), collectively.

PIP Reserve – The Innisfree Portfolio Mortgage Loan documents require that if at any time, any additional PIP work is required under the franchise agreements, the borrower shall deposit an amount equal to 125% of the estimated costs to complete such additional PIP work.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #1	Cut-off Date Balance:	$58,415,464
1299 & 1297 Miracle Strip Parkway Southeast	Innisfree Portfolio	Cut-off Date LTV:	61.6%
Fort Walton Beach, FL 32548		U/W NCF DSCR:	1.94x
		U/W NOI Debt Yield:	14.3%

Lockbox and Cash Management. A hard lockbox is in place with respect to the Innisfree Portfolio Mortgage Loan. The Innisfree Portfolio Mortgage Loan has springing cash management that will commence upon the occurrence of a Sweep Period (defined below). The borrowers are required to cause all rents including, without limitation, all credit card company payments, to be transmitted directly into the applicable lockbox account, provided, however, that any cash and other sums received at the hotels may be deposited by the borrowers or manager within one (1) business day of receipt. During the continuance of a Sweep Period (as defined below), all funds in the lockbox account are required to be swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the Innisfree Portfolio Mortgage Loan documents.

A “Sweep Period” will commence upon the earliest of the following:

(i)	the occurrence and continuance of an event of default under the Innisfree Portfolio Mortgage Loan; or

(ii)	the debt service coverage ratio being less than 1.20x; or

(iii)	the date on which the property manager becomes insolvent or a debtor in a bankruptcy action; or

(iv)	the delivery of notice by the franchisor/manager of any breach or default by a borrower under the franchise/management agreement that, with the passage of time or delivery of notice, could result in the termination of such agreement.

A Sweep Period will end upon the occurrence of the following, in each case provided no other cash management period is continuing (and no event of default has occurred and is continuing):

●	with regard to clause (i), the lender’s acceptance of a cure or waiver of such event of default; or

●	with regard to clause (ii), the debt service coverage ratio being greater than 1.35x for two consecutive calendar quarters; or

●	with regard to clause (iii), the borrowers having entered into a replacement management agreement with a qualified manager; or

●	with regard to clause (iv), the lender’s acceptance of a cure of such event of default under the franchise agreement or management agreement, the borrowers having delivered evidence reasonably satisfactory to the lender, which may include a “good standing” or similar letter from the franchisor, indicating that the franchise agreement is in full force and effect.

Property Management. The Innisfree Portfolio Properties are managed by an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. The Innisfree Portfolio Properties are subject to a ground lease (the “Ground Lease”) with the United States government through the Secretary of the Air Force, as lessor. The Emerald I Borrower owns a leasehold interest in the Innisfree Portfolio Properties by way of a 50-year ground lease, which expires in October 2062. In 2016, a sublease (the “Sublease”) was entered into for the Hilton Garden Inn Fort Walton Beach Property between the Emerald I Borrower, as sublandlord, and the Emerald II Borrower, as subtenant. The Innisfree Portfolio Properties are located adjacent to each other on the same parcel. The Sublease expires in September 2062 (one month prior to expiration of the Ground Lease). Monthly base rent under the Ground Lease is, as to each Innisfree Portfolio Property, the greater of $12,500 (subject to future upward adjustment based on the Consumer Price Index for all Urban Consumers) and 3.25% of such property’s monthly gross revenue. Base rent under the Sublease is equal to the base rent under the Ground Lease.

The Innisfree Portfolio Properties have a ground lease rent pass through, which consists of collected fees from the guests to offset ground rent charged under the Ground Lease by the United States government. The majority but not all the lease fee is passed through to the guests as a fee at checkout.

Terrorism Insurance. The Innisfree Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Innisfree Portfolio Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a twelve-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

Harris Teeter
Your Neighborhood Food Market
Open 24 Hrs
Pharmacy

TONY'S N.Y. PIZZA

PNC BANK

BRISTOW CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

Bristow Center
10250-10492 Bristow Center Drive
Bristow, VA 20136
Dulles Intl. Airport 8 miles
Chantilly
Northrop Grumman Aerospace
Ellanor C. Lawrence Park
Westone Plaza
FAIRFAX COUNTY
Chantilly Natl. Golf & CC
Centreville
Washington, DC 25 miles
Village Center
Cub Run Park
Centrewood Plaza
Pickwick Square Shopping Ctr.
Twin Lakes GC
Edgelea
Compton Rd
Haymarket
Haymarket Village Center
Piedmont Center Plaza
Heritage Hunt Golf & Country Club
Heritage Village Plaza
Conway/ Robinson Mem. State Forest
Brawner Farm Interpretive Ctr.
MANASSAS NATIONAL BATTLE PARK
Fairfax National Golf Club
James S Long Regional Park
Dominion Valley Market Sq.
Parkridge Center
Promenade at Manassas
Bull Run Regional Park
Splash Down Waterpark
Gainesville
The Shops at Stonewall
Virginia Gateway
Virginia Oaks Golf Club
Stonewall Golf Club
Robert Trent Jones GC
Festival at Bull Run Shopping Ctr.
Sudley Town Plaza
Sudley
Sudley Manor Square
Yorkshire
Manassas Park
Hemlock Overlook Regional Park
Generals Ridge Golf Course
Jiffy Lube Live
Bull Run
Portsmouth Station
Manassas Mall
Prince William Medical Center
Hylton Performing Arts Ctr.
Lockheed Martin
Canterbury Village Shopping Ctr.
Manassas Junction
Linton Hall
Broad Run Industrial Park
George Mason Univ. Science & Technology Campus
Manassas
Davis Ford Crossing
Prince William Golf Course
Braemar Village Center
FBI
Grant Avenue Shopping Center
Bristow
Center at Innovation
EG Smith Baseball Complex
Wellington Station Shopping Ctr.
Manassas Regional Airport
Old Dominion Speedway
Buckhall
Woodlawn Farms
Bristow Manor Golf Course
Nokesville
Nokesville Park
FAUQUIER COUNTY
PRINCE WILLIAM COUNTY
Catlett
Calverton
Waterfall Rd
Shelter Ln
Logmill Rd
Sanders Ln
Sudley Rd
Gum Spring Rd
Pageland Ln
Braddock Rd
Pleasant Valley Rd
Stringfellow Rd
Lee Hwy
Centreville Rd
Wellington Rd
Linton Hall Rd
Liberia Ave
Vint Hill Rd
Nokesville Rd
Bristow Rd
Prince William Pkwy
Brentsville Rd
Dumfries Rd
Warrenton Rd
Aden Rd
Fleetwood Dr
Carriage Ford Rd
Elk Run Rd
15
659
28
66
29
234
215
603
652
646
806
Purcellville
Leesburg
Poolesville
Gaithersburg
Olney
MARYLAND
Lansdowne
Ashburn
Rockville
Wheaton
Sugarland Run
Sterling
Great Falls
Potomac
Silver Spring
Middleburg
Aldie
Brambleton
Herndon
Bethesda
VIRGINIA
Reston
WASH. DC
Stone Ridge
South Riding
McLean
Chantilly
Oakton
ARLINGTON
Fair Oaks
Centreville
Merrifield
Fairfax
Haymarket
Annandale
ALEXANDRIA
Gainesville
Fairfax Station
Springfield
Burke
Bull Run
Manassas Park
Franconia
New Baltimore
Bristow
Manassas
Mt. Vernon
Nokesville
Lorton
Catlett
Lake Ridge
Calverton
Dale City
Accokeek
Midland
Woodbridge
Bennsville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Bristow Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$53,000,000		Location:	Bristow, VA
	Cut-off Date Balance:	$53,000,000		Size:	158,082 SF
	% of Initial Pool Balance:	6.8%		Cut-off Date Balance Per SF:	$335.27
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$335.27
	Borrower Sponsor:	Gary D. Rappaport		Year Built/Renovated:	2007/NAP
	Guarantors:	Gary D. Rappaport; Gary D. Rappaport Revocable Trust		Title Vesting:	Fee
	Mortgage Rate:	5.1000%		Property Manager:	Self-managed
	Note Date:	January 3, 2019		Current Occupancy (As of):	96.1% (11/1/2018)
	Seasoning:	1 month		YE 2017 Occupancy:	98.6%
	Maturity Date:	February 1, 2029		YE 2016 Occupancy:	100.0%
	IO Period:	120 months		YE 2015 Occupancy:	99.7%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	95.8%
	Amortization Term (Original):	NAP		Appraised Value:	$78,600,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$497.21
	Call Protection:	L(25),D(91),O(4)		Appraisal Valuation Date:	November 26, 2018
	Lockbox Type:	Hard/Upfront Cash Management
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018):	$4,319,793
				YE 2017 NOI:	$4,370,425
				YE 2016 NOI:	$4,299,886
				YE 2015 NOI:	NAV
				U/W Revenues:	$5,812,402
				U/W Expenses:	$1,521,164
Escrows and Reserves(1)				U/W NOI:	$4,291,238
	Initial	Monthly	Cap	U/W NCF:	$4,142,011
Taxes	$112,298	$56,150	NAP	U/W DSCR based on NOI/NCF:	1.56x / 1.51x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 7.8%
Replacement Reserve	$0	$1,581	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 7.8%
TI/LC Reserve	$250,000(2)	$13,174(2)	$500,000(2)	Cut-off Date LTV Ratio:	67.4%
Economic Holdback	(2)	$0	NAP	LTV Ratio at Maturity:	67.4%

Sources and Uses
Sources			Uses
Original loan amount	$53,000,000	98.2%	Loan payoff	$32,108,185	59.5%
Cash equity contribution	985,353	1.8	Partner buyout(3)	19,190,086	35.5
			Upfront reserves	1,862,298	3.4
			Closing costs	824,784	1.5
Total Sources	$53,985,353	100.0%	Total Uses	$53,985,353	100.0%
(1)	See “Escrows” section below.
(2)	At origination, the Bristow Center Mortgage Loan (as defined below) was structured with an economic holdback totaling $1,750,000, which was to be released to the Bristow Center Borrower (as defined below) upon the Bristow Center Property (as defined below) achieving a net operating income debt yield equal to or greater than 8.1%. As of the securitization cut-off date, $1,500,000 of the economic holdback funds were disbursed to the Bristow Center Borrower due to the Bristow Center Property achieving an 8.1% net operating income debt yield. Simultaneously with such disbursement, the remaining $250,000 of the economic holdback funds were deposited into the TI/LC Reserve account.
(3)	The borrower sponsor used a portion of the Bristow Center Mortgage Loan to buy out its institutional joint venture partner, Principal Real Estate Investors.

The Mortgage Loan. The mortgage loan (the “Bristow Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Bristow, Virginia (the “Bristow Center Property”).

The Borrower and Borrower Sponsor. The borrower is BLJV, LLC (the “Bristow Center Borrower”), a Virginia limited liability company and single purpose entity with one independent director. Legal counsel to the Bristow Center Borrower delivered a non-consolidation opinion in connection with the origination of the Bristow Center Mortgage Loan. The borrower sponsor is Gary D. Rappaport, and the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

nonrecourse carve-out guarantors of the Bristow Center Mortgage Loan are Gary D. Rappaport and the Gary D. Rappaport Revocable Trust.

Mr. Rappaport is the Chief Executive Officer of Rappaport, a real estate company he founded in 1984. Rappaport provides leasing, tenant representation, management, and development services for more than 14.5 million square feet of commercial real estate. Rappaport’s portfolio includes more than 60 shopping centers and ground floor retail in approximately 100 mixed-use properties located primarily throughout the mid-Atlantic region.

The Property. The Bristow Center Property is a grocery anchored retail center totaling 158,082 square feet and located in Bristow, Virginia, approximately 30.0 miles southwest of the Washington, D.C. central business district. The Bristow Center Property is anchored by a Harris Teeter grocery store, which is subject to a ground lease and owns its improvements. In addition to Harris Teeter, there are four ground lease tenants at the Bristow Center Property with unowned improvements, including PNC Bank, BB&T, Fauquier Bank and Minnieland Private Day School (“Minnieland”). The Bristow Center Property was constructed by the borrower sponsor in 2007 at a total cost of approximately $60.0 million. The Bristow Center Property is situated on a 25.4-acre site with 915 surface parking spaces resulting in a parking ratio of approximately 5.8 spaces per 1,000 square feet of rentable area. As of November 1, 2018, the Bristow Center Property was 96.1% leased to 33 tenants. The four largest tenants at the Bristow Center Property, totaling approximately 48.8% of the net rentable area and 44.2% of underwritten base rent, are investment grade rated.

Minnieland, which is subject to a ground lease and accounts for 2.7% of underwritten base rent, temporarily closed its facility at the Bristow Center Property in June 2018 following allegations of criminal activity involving a teacher at the school. Minnieland remained current on rent payments and was back in physical occupancy of its space (but not yet open for business) as of January 2019. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

Major Tenants.

Largest Tenant: Harris Teeter (Baa1/BBB by Moody’s/S&P; 56,298 square feet; 35.6% of net rentable area; 19.5% of underwritten base rent; 5/31/2027 lease expiration) – According to a third party market report, Harris Teeter is a part of The Kroger Co. (NYSE: KR) family of stores, which collectively employs approximately 450,000 people in 2,782 supermarkets and multi-department stores in 35 states and the District of Columbia under local banner names including Kroger, City Market, Dillons, Food 4 Less, Fred Meyer, Fry’s, Harris Teeter, Jay C, King Soopers, QFC, Ralphs and Smith’s. Harris Teeter is an original tenant at the Bristow Center Property on a 20-year ground lease and has four, 5-year renewal options following its May 2027 lease expiration.

2nd Largest Tenant: CVS (Baa2/BBB by Moody’s/S&P; 12,900 square feet; 8.2% of net rentable area; 11.0% of underwritten base rent; 1/31/2030 lease expiration) – CVS is a global pharmacy employing more than 290,000 people with more than 9,800 locations throughout the United States, Puerto Rico, and Brazil. CVS has been a tenant at the Bristow Center Property since 2009. CVS’s lease expires on January 31, 2030 with no renewal options.

3rd Largest Tenant: PNC Bank (A+/A3/A- by Fitch/Moody’s/S&P; 3,999 square feet; 2.5% of net rentable area; 7.2% of underwritten base rent; 6/30/2027 lease expiration) – PNC Bank is a diversified financial services institution with assets of approximately $380 billion as of September 30, 2018. PNC Bank has more than 52,000 employees throughout 40 states across the country and international offices in Canada, China, Germany and the United Kingdom. PNC Bank is an original tenant at the Bristow Center Property on a 20-year ground lease and has three, 5-year renewal options following its June 2027 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the tenancy at the Bristow Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Harris Teeter(3)	NR/Baa1/BBB	56,298	35.6%	$15.67	$882,000	19.5%	5/31/2027	4, 5-year(4)	N
CVS	NR/Baa2/BBB	12,900	8.2%	$38.50	$496,650	11.0%	1/31/2030	None	N
PNC Bank(3)	A+/A3/A-	3,999	2.5%	$81.39(5)	$325,459(5)	7.2%	6/30/2027	3, 5-year	N
BB&T(3)	A+/A2/A-	3,999	2.5%	$72.34(6)	$289,290(6)	6.4%	4/30/2027	2, 5-year	N
Fauquier Bank(3)	NR/NR/NR	3,000	1.9%	$67.19	$201,570	4.5%	7/31/2024	1, 5-year	N
Total Major Tenants		80,196	50.7%	$27.37	$2,194,969	48.6%

Non-Major Tenant		71,786	45.4%	$32.30	$2,318,478	51.4%

Occupied Collateral Total		151,982	96.1%	$29.70	$4,513,447	100.0%

Vacant Space		6,100	3.9%

Collateral Total		158,082	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through January 2020 totaling $38,909 and straight line rent averaging through June 2027 totaling $52,686 for investment grade rated tenants.

(3)	Harris Teeter, PNC Bank, BB&T and Fauquier Bank are subject to ground leases and own their improvements.

(4)	Harris Teeter’s first 5-year extension option is at a rental rate of $18.02 per square foot.

(5)	Represents the straight line average over the remaining lease term due to investment grade rating. PNC Bank’s current rental rate is $74.41 per square foot.

(6)	Represents the straight line average over the remaining lease term due to investment grade rating. BB&T’s current rental rate is $66.14 per square foot.

The following table presents certain information relating to major tenant sales at the Bristow Center Property:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2015	2016	2017	TTM(1)	Major Tenant Occupancy Cost(1)(2)
Harris Teeter	19.5%	$398	$402	$390	$388	6.0%

(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending February 28, 2018

(2)	Occupancy Cost is based on TTM sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the lease rollover schedule at the Bristow Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	4,963	3.1%	4,963	3.1%	$162,000	3.6%	$32.64
2019	0	0	0.0%	4,963	3.1%	$0	0.0%	$0.00
2020	4	6,192	3.9%	11,155	7.1%	$205,617	4.6%	$33.21
2021	4	10,800	6.8%	21,955	13.9%	$356,759	7.9%	$33.03
2022	10	22,525	14.2%	44,480	28.1%	$909,333	20.1%	$40.37
2023	3	5,200	3.3%	49,680	31.4%	$174,875	3.9%	$33.63
2024	4	8,024	5.1%	57,704	36.5%	$377,752	8.4%	$47.08
2025	0	0	0.0%	57,704	36.5%	$0	0.0%	$0.00
2026	0	0	0.0%	57,704	36.5%	$0	0.0%	$0.00
2027	4	67,016	42.4%	124,720	78.9%	$1,613,845	35.8%	$24.08
2028	1	2,862	1.8%	127,582	80.7%	$93,416	2.1%	$32.64
2029	0	0	0.0%	127,582	80.7%	$0	0.0%	$0.00
Thereafter	2	24,400	15.4%	151,982	96.1%	$619,850	13.7%	$25.40
Vacant	0	6,100	3.9%	158,082	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	158,082	100.0%			$4,513,447	100.0%	$29.70

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Bristow Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	11/1/2018(2)
95.8%	99.7%	100.0%	98.6%	96.1%

(1)	Information obtained from a third-party market research provider.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Bristow Center Property:

Cash Flow Analysis

	2016	2017	TTM 10/31/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$4,508,380	$4,579,515	$4,536,386	$4,421,851	73.1%	$27.97
Contractual Rent Steps(2)	0	0	0	91,596	1.5	0.58
Grossed Up Vacant Space	0	0	0	218,042	3.6	1.38
Gross Potential Rent	$4,508,380	$4,579,515	$4,536,386	$4,731,489	78.2%	$29.93
Other Income	108,076	110,519	113,654	113,654	1.9	0.72
Total Recoveries	1,088,997	1,210,931	1,224,738	1,203,834	19.9	7.62
Net Rental Income	$5,705,453	$5,900,965	$5,874,778	$6,048,976	100.0%	$38.26
(Vacancy & Credit Loss)	0	0	0	(236,574)(3)	(5.0)	(1.50)
Effective Gross Income	$5,705,453	$5,900,965	$5,874,778	$5,812,402	96.1%	$36.77

Real Estate Taxes	594,372	683,319	655,141	673,798	11.6	4.26
Insurance	21,340	19,663	18,728	18,304	0.3	0.12
Management Fee	228,831	233,576	226,427	174,372	3.0	1.10
Other Operating Expenses	561,025	593,982	654,690	654,690	11.3	4.14
Total Operating Expenses	$1,405,568	$1,530,540	$1,554,985	$1,521,164	26.2%	$9.62

Net Operating Income	$4,299,886	$4,370,425	$4,319,793	$4,291,238	73.8%	$27.15
Replacement Reserves	0	0	0	18,970	0.3	0.12
TI/LC	0	0	0	130,257	2.2	0.82
Net Cash Flow	$4,299,886	$4,370,425	$4,319,793	$4,142,011	71.3%	$26.20

NOI DSCR	1.56x	1.59x	1.57x	1.56x
NCF DSCR	1.56x	1.59x	1.57x	1.51x
NOI Debt Yield	8.1%	8.2%	8.2%	8.1%
NCF Debt Yield	8.1%	8.2%	8.2%	7.8%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through January 2020 and straight line rent averaging for investment grade tenants (see “Major Tenants” table above).

(3)	The underwritten economic vacancy is 5.0%. The Bristow Center Property was 96.1% leased as of November 1, 2018.

Appraisal. The appraiser concluded to an “as-is” appraised value of $78,600,000 as of November 26, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated November 20, 2018, there was no evidence of any recognized environmental conditions at the Bristow Center Property.

Market Overview and Competition. The Bristow Center Property is located in Bristow, Virginia, approximately 33.8 miles southwest of the Washington, D.C. central business district, 16.0 miles southwest of the Washington Dulles International Airport, and 28.7 miles southwest of the Ronald Reagan Washington National Airport. The Bristow Center Property is situated at 10250 – 10492 Bristow Center Drive, with two points of ingress and egress along Linton Hall Road and Fitzgerald Way, and with frontage along Nokesville Road. I-66 is approximately 5.2 miles north of the Bristow Center Property and access from I-66 is provided by Prince William Highway via Nokesville Road or Lee Highway/Linton Hall Road.

Major employers in the area include Lockheed Martin, Prince William Health System, Micron Technology, Bae Systems, Cogan Air, Aurora Flight Sciences, Didlake, and Comcast. These employers are located within 15 miles of the Bristow Center Property and represent concentrations in the defense, technology, medical, telecommunications, and aerospace industries. Regional employment nodes include Washington, D.C., Fairfax City, Vienna, Chantilly, and the Dulles Corridor.

According to the appraiser, the estimated 2018 population within a one-, three- and five-mile radius of the Bristow Center Property was 7,084, 36,117, and 126,146, respectively; and the estimated 2018 median household income within the same radii was $132,826, $127,211, and $98,880, respectively.

Submarket Information – According to the appraisal, the Bristow Center Property is situated within the Prince William County submarket of the Northern Virginia retail market. As of the second quarter of 2018, the submarket reported a total inventory of 9.8 million square feet with a 7.0% vacancy rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

Appraiser’s Comp Set – The appraiser identified six primary competitive properties for the Bristow Center Property totaling approximately 2.0 million square feet, which reported an average occupancy rate of approximately 97.3%. The appraiser concluded to triple net market rents for the Bristow Center Property as described in the Market Rent Summary table below.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Bristow Center Property:

Market Rent Summary(1)

	In-Line	Large In-Line	Anchor(2)	Outparcel(2)	Drug Store(2)	Day Care(2)	Premium In-Line
Market Rent (PSF)	$35.00	$32.00	$15.00	$63.65	$38.00	$13.04	$40.00
Lease Term (Years)	7	7	10	15	15	15	7
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	10.0% every 5 years	10.0% every 5 years	10.0% every 5 years	10.0% every 5 years	3.0% per annum

(1)	Information obtained from the appraisal.

(2)	Represents ground lease market rents.

The table below presents certain information relating to six comparable retail properties to the Bristow Center Property identified by the appraiser:

Competitive Set(1)

	Bristow Center (Subject)	Center at Innovation	Braemar Village Center	Promenade at Virginia Gateway	Virginia Gateway	The Shops at Stonewall	Heritage Marketplace
Location	Bristow, VA	Manassas, VA	Bristow, VA	Gainesville, VA	Gainesville, VA	Gainesville, VA	Gainesville, VA
Distance from Subject	--	1.3 miles	2.3 miles	5.2 miles	5.8 miles	8.1 miles	6.9 miles
Property Type	Anchored Retail	Anchored Retail	Anchored Retail	Anchored Retail	Power Center	Anchored Retail	Anchored Retail
Year Built/ Renovated	2007/NAP	2008/NAP	2003/NAP	2011/NAP	1999/2008	2005/NAP	2015/NAP
Anchors	Harris Teeter	Super Target, TJ Maxx, PetSmart	Safeway	BJ’s Wholesale Club, Regal Cinemas	Best Buy, Giant Food, HomeGoods, Lowe’s, PetSmart, Target, Walgreens	Wegman’s, Dick’s Sporting Goods, Michaels, Staples, Bed, Bath and Beyond, Ross Dress for Less	Harris Teeter
Total GLA	158,082 SF(2)	277,450 SF	111,535 SF	290,800 SF	904,472 SF	338,334 SF	74,695 SF
Total Occupancy	96.1%(2)	97.0%	100.0%	98.0%	100.0%	100.0%	89.0%

(1)	Information obtained from the appraisal.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

The table below presents certain information relating to comparable sales for the Bristow Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Bristow Center (Subject)	Bristow, VA	158,082	Nov-18(2)	$78,600,000(2)	$497(2)
Maple Avenue Shopping Center	Vienna, VA	111,810	May-18	$63,600,000	$569
Shops at Town Center	Germantown, MD	124,970	Feb-17	$53,550,000	$429
South Lakes Village Shopping Center	Reston, VA	109,527	Sept-16	$62,000,000	$566
Virginia Gateway	Gainesville, VA	665,786	Jan-16	$255,000,000	$383
Hastings Marketplace	Manassas, VA	93,047	Jan-16	$32,250,000	$347

(1)	Information obtained from the appraisal.

(2)	Represents the appraised value of the Bristow Center Property.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $112,298 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $56,150).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Bristow Center Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Replacement Reserves – The loan documents require ongoing monthly replacement reserves of $1,581.

Economic Holdback –At origination, the Bristow Center Mortgage Loan was structured with an economic holdback totaling $1,750,000, which was to be released to the Bristow Center Borrower upon the Bristow Center Property achieving a net operating income debt yield equal to or greater than 8.1%. As of the securitization cut-off date, $1,500,000 of the economic holdback funds were disbursed to the Bristow Center Borrower due to Bristow Center Property achieving an 8.1% net operating income debt yield. The remaining $250,000 of the economic holdback funds were deposited into the TI/LC Reserve account.

TI/LC Reserve – As outlined above, $250,000 of the economic holdback funds were deposited into the TI/LC Reserve account. In addition, the borrower is required to deposit ongoing monthly TI/LC reserves of $13,174 (subject to a cap of $500,000).

Lockbox and Cash Management. The Bristow Center Mortgage Loan requires a hard lockbox with in-place cash management, which is already in place, and that the Bristow Center Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Bristow Center Mortgage Loan;

(ii)	the net cash flow debt service coverage ratio falling below 1.05x at the end of any calendar quarter; or

(iii)	a Harris Teeter Cash Trap Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio being equal to or greater than 1.10x for two consecutive calendar quarters; or

●	with regard to clause (iii) above, a Harris Teeter Cash Trap Event Period Cure (as defined below).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #2	Cut-off Date Balance:	$53,000,000
10250-10492 Bristow Center Drive	Bristow Center	Cut-off Date LTV:	67.4%
Bristow, VA 20136		U/W NCF DSCR:	1.51x
		U/W NOI Debt Yield:	8.1%

A “Harris Teeter Cash Trap Event Period” will commence upon the earliest to occur of the following:

(i)	Harris Teeter notifying the lender of its intent to terminate its lease and/or vacate its space;

(ii)	Harris Teeter failing to be in actual, physical possession of or going dark in its entire space;

(iii)	Harris Teeter becoming insolvent or filing for bankruptcy;

(iv)	12 months prior to Harris Teeter’s lease expiration (unless Harris Teeter extends its lease (i) at a base rental rate equal to or greater than its current base rental rate, or (ii) upon such other terms and conditions reasonably acceptable to the lender);

(v)	24 months prior to Harris Teeter’s lease expiration (unless Harris Teeter reports sales equal to or greater than $21,800,000 (approximately $387 per square foot) during the most recent trailing 12-month period).

A “Harris Teeter Cash Trap Event Period Cure” will occur upon:

●	with regard to clauses (i) and (iv) above, the entire Harris Teeter space being leased to a replacement tenant reasonably acceptable to the lender which has delivered an estoppel certificate confirming it has accepted its premises, taken possession thereof, is open for business, and is paying full unabated rent equal to or greater than Harris Teeter’s current base rental rate;

●	with regard to clause (ii) above, Harris Teeter being in actual, physical possession of its entire space and open for business;

●	with regard to clause (iii) above, Harris Teeter no longer being insolvent or subject to any bankruptcy or insolvency proceedings and its lease having been affirmed pursuant to a final and non-appealable order of a court of competent jurisdiction; and

●	with regard to clause (v) above, the Bristow Center Borrower having delivered written evidence reasonably acceptable to the lender that either (Y)(1) Harris Teeter has extended its lease at a base rental rate equal to or greater than its current base rental rate, (2) on or after nine months prior to the Harris Teeter lease expiration date, subject to conditions further outlined in the loan documents, Harris Teeter has extended its lease (or effectively extended its lease via not terminating it) in accordance with the terms therein, or (3) if not in accordance with clause (1) or (2), Harris Teeter has extended its lease upon such other terms and conditions reasonably acceptable to the lender; or (Z) the entire Harris Teeter space has been leased to a replacement tenant reasonably acceptable to the lender which has delivered an estoppel certificate confirming it has accepted its premises, taken possession thereof, is open for business, and is paying full unabated rent equal to or greater than the base rent currently paid by Harris Teeter.

Property Management. The Bristow Center Property is managed by an affiliate of the Bristow Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Bristow Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Bristow Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

DENVER
Residence Inn Denver City Center
1725 Champa Street
Denver, CO 80202
Highland
City of Cuernavaca Park
Denver Skate Park
Commons Park
Centennial Park
Elitch Gardens
Pepsi Center
Coors Field
Union Station
LoDo
Downtown
Larimer Square
Auraria Campus
Colorado Convention Center
Denver Pavilions
Uptown
Civic Center
Civic Center Park
Colorado State Capitol
Capitol Hill
Lincoln Park
Sunken Gardens Park
Benedict Fountain Park
South Platte River
Cherry Creek
16th Street Mall
Broadway
Speer Blvd.
W. Colfax Ave.
E. Colfax Ave.
Broomfield
Thornton
Northglenn
Westminster
Arvada
Commerce City
Wheat Ridge
Golden
Lakewood
Aurora
Englewood
Littleton
Centennial
Highlands Ranch
Parker

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – Residence Inn Denver City Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Extended Stay
	Original Principal Balance:	$47,500,000		Location:	Denver, CO
	Cut-off Date Balance:	$47,500,000		Size:	228 Rooms
	% of Initial Pool Balance:	6.1%		Cut-off Date Balance Per Room	$208,333
	Loan Purpose:	Acquisition		Maturity Date Balance Per Room:	$208,333
	Borrower Sponsor:	Noble Hospitality Fund IV - Income, L.P.		Year Built/Renovated:	2006/2018
	Guarantor:	Noble Hospitality Fund IV - Income, L.P.		Title Vesting:	Fee
	Mortgage Rate:	5.1400%		Property Manager:	Interstate Management Company, LLC
	Note Date:	December 19, 2018		Current Occupancy (As of)(2):	77.8% (10/31/2018)
	Seasoning:	2 months		YE 2017 Occupancy(2):	82.6%
	Maturity Date:	January 11, 2026		YE 2016 Occupancy(2):	80.5%
	IO Period:	84 months		YE 2015 Occupancy(2):	82.6%
	Loan Term (Original):	84 months		YE 2014 Occupancy(2):	83.5%
	Amortization Term (Original):	NAP		Appraised Value(3):	$79,400,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per Room(3):	$348,246
	Call Protection:	L(24),GRTR 1% or YM(53),O(7)		Appraisal Valuation Date(3):	November 14, 2019
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018):	$6,070,595
				YE 2017 NOI:	$6,490,440
				YE 2016 NOI:	$6,380,783
				YE 2015 NOI:	$6,695,914
				U/W Revenues:	$12,717,411
				U/W Expenses:	$6,451,396
				U/W NOI:	$6,266,014
Escrows and Reserves(1)				U/W NCF:	$5,757,318
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.52x / 2.32x
Taxes	$457,128	$65,304	NAP	U/W Debt Yield based on NOI/NCF:	13.2% / 12.1%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.2% / 12.1%
FF&E Reserve	$0	$42,391	NAP	Cut-off Date LTV Ratio(3):	59.8%
PIP Reserve	$1,825,000	Springing	NAP	LTV Ratio at Maturity(3):	59.8%

Sources and Uses(4)
Sources			Uses
Original Mortgage Loan Amount	$47,500,000	49.8%	Purchase price (Hotel)(4)	$75,500,000	79.2%
Garage loan amount	10,000,000	10.5	Purchase price (Garage)(4)	16,500,000	17.3
Borrower’s equity(4)	37,808,248	39.7	Upfront reserves	2,282,128	2.4
			Closing costs(4)	1,026,120	1.1
Total Sources	$95,308,248	100.0%	Total Uses	$95,308,248	100.0%

(1)	See “Escrows” section.

(2)	The Current Occupancy, YE 2017 Occupancy, YE 2016 Occupancy, and YE 2015 Occupancy were obtained from the borrower. The YE 2014 Occupancy was obtained from a third party market research report.

(3)	The Appraised Value, Appraised Value Per Room, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s prospective as-complete value as of November 14, 2019, which assumes completion of currently ongoing and planned renovation work (see “The Property” section). The borrower deposited upfront reserves totaling $1,825,000 for the estimated cost of the remaining renovation work (see “Escrows” section). The appraiser concluded to an “as-is” appraised value of $76,500,000 (as of November 14, 2018), which would result in a Cut-off Date LTV Ratio of 62.1%.

(4)	The borrower purchased the entire building comprising (i) the Residence Inn Denver City Center Property (as defined below) and (ii) a six-story parking garage, which is not part of the collateral for the Residence Inn Denver City Center Mortgage Loan (see “The Property” and “Condominium Regime” sections below). The closing costs and borrower’s equity shown above pertain to the purchase of both the Residence Inn Denver City Center Property and the parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

The Mortgage Loan. The mortgage loan (the “Residence Inn Denver City Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in an extended stay hotel located in Denver, Colorado (the “Residence Inn Denver City Center Property”).

The Borrower and Borrower Sponsor. The borrower is NF IV – I Denver, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Residence Inn Denver City Center Borrower”). The Residence Inn Denver City Center Borrower is directly owned by a Real Estate Investment Trust (“REIT”), which requires the borrower entity to lease the related hotel via an operating lease to a taxable REIT subsidiary. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Residence Inn Denver City Center Mortgage Loan. The borrower sponsor and nonrecourse carve-out guarantor of the Residence Inn Denver City Center Mortgage Loan is Noble Hospitality Fund IV - Income, L.P.

Founded in 1993, Noble Investment Group (“Noble”) is a real estate investment firm specializing in upscale select service and extended-stay hotels affiliated with Marriott, Hyatt and Intercontinental. As of December 2018, Noble had invested over $3 billion in hotels throughout the United States. As of January 29, 2019, Noble operated more than 7,000 hotel and resort guest rooms including over 800,000 square feet of meeting space, convention and conference centers, championship golf courses, spas, and fine dining operations.

The Property. The Residence Inn Denver City Center Property is a 228-key extended-stay hotel located in Denver, Colorado. The Residence Inn Denver City Center Property comprises the ground floor and floors 8-14 of a larger building that also comprises a 447-space six-story parking garage on floors 2-7, which is not part of the collateral for the Residence Inn Denver City Center Mortgage Loan (See “Condominium Regime” section below); however, the Residence Inn Denver City Center Property has the right to access the parking through a perpetual easement. The Residence Inn Denver City Center Property was constructed in 2006 and contains 118 queen studio rooms, 103 one-bedroom queen suites, and seven two-bedroom queen suites. All guestrooms feature full kitchens with cookware, flat panel HD televisions and sleeper sofas (in addition to standard beds). Amenities at the Residence Inn Denver City Center Property comprise four meeting rooms totaling 1,742 square feet, a 24-hour convenience market, a fitness center, guest laundry rooms and a roof top patio. Additionally, the Residence Inn Denver City Center Property contains two ground floor retail spaces totaling 2,029 square feet, which are occupied by a Subway restaurant and a dry cleaner drop-off facility.

The Residence Inn Denver City Center Property underwent renovations from December 2017 through March 2018 for a total cost of approximately $6.3 million ($27,632/key). This renovation included upgrades to guestroom furniture, wall vinyl and carpeting in the guestrooms and corridors, and cabinetry lighting in the kitchens and bathrooms. Additional planned renovations totaling approximately $1.825 million ($8,004/key) were reserved for at closing for upgrades to exterior and interior public space including flooring and wall vinyl in the lobby, meeting rooms and fitness center, enhanced patio signage and lighting, and furniture replacement as needed. Of the planned renovations, approximately $930,000 is related to brand-mandated PIP work, which is required to be completed by June 19, 2020; and the remaining approximately $895,000 is elective work. At closing, the Residence Inn Denver City Borrower executed a new 20-year franchise agreement with Marriott, which expires on December 19, 2038, approximately 13 years beyond loan maturity.

The following table presents certain information relating to the trailing twelve-month period ending September 2018 demand analysis with respect to the Residence Inn Denver City Center Property based on market segmentation, as provided in the appraisal:

Market Segmentation

Corporate	Meeting/Group	Leisure
55.0%	18.0%	27.0%

Condominium Regime. At closing, the Residence Inn Denver City Center Borrower created a two-unit condominium regime comprising (i) the Residence Inn Denver City Center Property (the ground floor and floors 8-14) and (ii) a 447-space six story parking garage on floors 2-7, which is currently owned by an affiliate of the Residence Inn Denver City Center Borrower (the “Garage Condominium”). The Garage Condominium does not serve as collateral for the Residence Inn Denver City Center Mortgage Loan. The Residence Inn Denver City Center Property has access to the parking within the Garage Condominium via a perpetual easement. The loan documents provide for full recourse to the borrower and guarantors if the condominium bylaws, rules or regulations or the condominium regime are amended, modified, cancelled, terminated or withdrawn by the borrower or with the consent or acquiescence of the Residence Inn Denver City Center Borrower, or the Residence Inn Denver City Center Property is made subject to any partition, in each case without the lender’s prior written consent. The Residence Inn Denver City Center Borrower has 50% of the voting rights in the related owners’ associations. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Condominium Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Residence Inn Denver City Center Property:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/2018(1)	U/W(1)	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy	82.6%	80.5%	82.6%	77.8%	80.6%
ADR	$176.89	$179.54	$181.14	$183.55	$183.55
RevPAR	$146.03	$144.44	$149.54	$142.75	$147.90

Room Revenue	$12,152,753	$12,053,322	$12,444,802	$11,879,407	$12,308,496	96.8%	$53,985
Other Revenue(3)	310,898	315,823	368,001	408,915	408,915	3.2	1,793
Total Revenue	$12,463,651	$12,369,145	$12,812,803	$12,288,322	12,717,411	100.0%	$55,778

Room Expense	2,381,882	2,540,303	2,509,673	2,472,076	2,561,368	20.8	11,234
Other Department Expense	111,342	107,148	81,199	73,490	73,490	18.0	322
Total Department Expenses	2,493,224	2,647,451	2,590,872	2,545,566	2,634,858	20.7	11,556
Gross Operating Income	$9,970,427	$9,721,694	$10,221,931	$9,742,756	$10,082,553	79.3%	$44,222

Total Undistributed Expenses	2,770,145	2,811,394	3,019,351	2,952,699	3,050,101	24.0	13,378
Gross Operating Profit	$7,200,282	$6,910,300	$7,202,580	$6,790,057	$7,032,451	55.3%	$30,844

Total Fixed Charges	504,368	529,517	712,140	719,462	766,437	6.0	3,362
Total Operating Expenses	$5,767,737	$5,988,362	$6,322,363	$6,217,727	$6,451,396	50.7%	$28,296

Net Operating Income	$6,695,914	$6,380,783	$6,490,440	$6,070,595	$6,266,014	49.3%	$27,483
FF&E	0	0	0	0	508,696	4.0	2,231
Net Cash Flow	$6,695,914	$6,380,783	$6,490,440	$6,070,595	$5,757,318	45.3%	$25,251

NOI DSCR	2.70x	2.57x	2.61x	2.45x	2.52x
NCF DSCR	2.70x	2.57x	2.61x	2.45x	2.32x
NOI DY	14.1%	13.4%	13.7%	12.8%	13.2%
NCF DY	14.1%	13.4%	13.7%	12.8%	12.1%

(1)

Underwritten Occupancy and RevPAR are higher than TTM 10/31/2018, as the Residence Inn Denver City Center Property underwent an approximately $6.3 million ($27,632 per key) renovation from December 2017 through March 2018, which took rooms offline. The U/W occupancy is based on the TTM 10/31/2018 statement with an adjustment to include December 2016 through March 2017 occupancy in lieu of December 2017 through March 2018, in order to account for rooms taken offline during the renovations.

(2)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.

(3)	Other Revenue includes sundry shop income, meeting room rental, valet income, commercial tenant rent, and miscellaneous income.

Appraisal. The appraiser concluded to an “as-complete” appraised value of $79,400,000 with an appraisal valuation date of November 14, 2019, which assumes the completion of the ongoing and planned renovation work (see “The Property” and the “Escrows” sections). The appraiser also concluded to an “as-is” appraised value of $76,500,000 as of November 14, 2018.

Environmental Matters. According to a Phase I environmental assessment dated October 4, 2018, there was no evidence of any recognized environmental conditions at the Residence Inn Denver City Center Property.

Market Overview and Competition. The Residence Inn Denver City Center Property is located in the central business district of Denver, Colorado. The Residence Inn Denver City Center Property is located approximately 1.4 miles southeast of Interstate 25, 2.7 miles south of Interstate 70, 0.9 miles southeast of Union Station, and 24.2 miles southwest of Denver International Airport.

The Residence Inn Denver City Center Property is situated approximately 0.4 miles north of the Colorado Convention Center. According to the appraisal, the Colorado Convention Center hosted 231 events with just under 1 million attendees in 2017, and is expected to draw an estimated 910,000 room nights in 2018 (an approximately 26% increase over 2017). The Residence Inn Denver City Center Property is situated within 1 mile of various tourist attractions including Coors Field (home of the Major League Baseball Colorado Rockies), Pepsi Center (home of the NBA Denver Nuggets), Colorado State Capital, the Denver Theater District and the Denver Performing Arts Complex. The Residence Inn Denver City Center Property is also proximate to the entrance of the 16th Street Mall, a mile-long pedestrian promenade of retailers, restaurants, breweries and the Denver Pavilions (an open-air mall). According to a third party market research report, in 2017, Denver experienced approximately 31.7 million total visitors who spent an estimated $6.5 billion, a 5.0% increase over 2016. According to the appraisal, Occupancy, ADR and RevPAR within the Downtown Denver submarket have increased by 13.1%, 18.4% and 33.9%, respectively, from 2008 to 2018.

According to the Appraisal, the Downtown Denver submarket has experienced annual population growth of approximately 4.5% since 2010, and is projected to increase by 2.0% annually through 2023. According to a third party market report, the estimated 2018 population within a one-, three- and five-mile radius of the Residence Inn Denver City Center Property was 40,683, 230,159 and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

475,680, respectively; and the estimated 2018 average household income within the same radii was $100,370, $90,128 and $89,318, respectively. According to the appraisal, there is a 157-room upscale extended-stay Element hotel that is anticipated to open in May 2019, which is expected to compete directly with the Residence Inn Denver City Center Property.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to the Residence Inn Denver City Center Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			The Residence Inn Denver City Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 10/31/2018	76.4%	$169.24	$129.28	78.1%(2)	$182.71	$142.75(2)	102.3%(2)	108.0%	110.4%(2)
12/31/2017	75.6%	$171.36	$129.51	82.6%	$181.14	$149.54	109.2%	105.7%	115.5%
12/31/2016	73.5%	$173.55	$127.60	80.4%	$179.74	$144.44	109.3%	103.6%	113.2%
12/31/2015	74.8%	$170.03	$127.20	81.8%	$178.52	$146.03	109.3%	105.0%	114.8%

(1)	Information obtained from third party hospitality research reports dated November 19, 2018 and January 18, 2018. The competitive set includes the following hotels: Crowne Plaza Denver, Residence Inn Denver Downtown, Magnolia Hotel Denver, A Tribute Portfolio Hotel, Hampton Inn Suites Denver Downtown, and Embassy Suites Denver Downtown Convention Center

(2)	The Residence Inn Denver City Center Property underwent an approximately $6.3 million ($27,632 per key) renovation from December 2017 through March 2018, which took rooms offline.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $457,128 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next 12 months (initially $65,304).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Residence Inn Denver City Center Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of payment of insurance premiums/renewals within ten business days.

FF&E Reserve – The loan documents require ongoing monthly FF&E Reserves of 4.0% of the total revenue (the initial estimated FF&E monthly deposit is $42,391).

PIP Reserve – The loan documents require an upfront reserve of $1,825,000 for estimated expenses related to remaining planned renovations, and an additional springing deposit of 100% of any additional PIP work required by the franchisor under the franchise agreement.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the Residence Inn Denver City Center Borrower is required to establish a lender-controlled lockbox account and deposits all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with the Residence Inn Denver City Center Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt yield falling below 8.5% at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), (a) the net cash flow debt yield being at least 8.75% for two consecutive calendar quarters or (b) the Residence Inn Denver City Center Borrower making a prepayment to the Residence Inn Denver City Center Mortgage Loan in an amount sufficient for the net cash flow debt yield to be equal to or greater than 8.5%.

Property Management. The Residence Inn Denver City Center Property is managed by Interstate Management Company, LLC (“Interstate”). Founded in 1961, Interstate has over 35,000 employees and manages approximately 84,000 hotel rooms across 500 hotels, resorts and conference centers.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Extended Stay	Loan #3	Cut-off Date Balance:	$47,500,000
1725 Champa Street	Residence Inn Denver City Center	Cut-off Date LTV:	59.8%
Denver, CO 80202		U/W NCF DSCR:	2.32x
		U/W NOI Debt Yield:	13.2%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Refusal. Marriott International, Inc. has a right of first refusal (“ROFR”) to acquire the Residence Inn Denver City Center Property if there is a transfer of the hotel or the controlling direct or indirect interest in the Residence Inn Denver City Center Borrower to a Competitor (as defined in the loan documents). The ROFR is not extinguished by a foreclosure or deed-in-lieu thereof, and if the transfer to a Competitor is by foreclosure, or if the franchisee or its affiliates become a Competitor, the franchisor has the right to purchase the Residence Inn Denver City Center Property upon notice to the franchisee.

Terrorism Insurance. The Residence Inn Denver City Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of The Residence Inn Denver City Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

LOWE'S

PETSMART

DICK'S
SPORTING GOODS

BEST BUY

Marshalls

CASUAL MALE XL
CASUAL MALE XL

LOWE'S

DRESS BARN

O'Charley's

HomeGoods
Pier 1 imports

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

Cross Lanes
Rocky Fork Rd
Big Tyler Rd
Cross Lanes Dr
Sissonville Dr
Edens Fork Rd
KANAWHA COUNTY
West Virginia State University
Shawnee Regional Park
Dunbar
Roxalana Rd
City Park
7th Ave
Chandler Dr
Cato Park GC
Cato Park
Garrison Ave
Patrick Street Plaza
West Side
Yeager Airport
Elk River
Riverwalk Plaza
MacCorkle Ave SW
5th Ave
2nd Ave
Central Ave
Kanawha River
Dunbar Ave
Myers Ave
AMTRAK
Dunbar Village
MacCorkle Ave SW
Spring Hill
Thomas Memorial Hospital
Marshall Univ. S. Charleston
West Virginia Regional Tech. Park
Little Creek CC
Timberland Park
Charleston Town Ctr.
DOWNTOWN CHARLESTON
Springhill Cemetery
South Charleston
Corridor G
CHARLESTON AMTRAK
Park Shopping Center
Park East Shopping Center
Little Creek Park
CHARLESTON
West Virginia State Capital
Shops at Trace Fork
50 RHL Boulevard
Charleston, WV 25309
Dudley Farms Plaza
University of Charleston
Camc Memorial Hospital
Kanawha City
Southridge Center
Berry Hills Country Club
National Weather Service
Childress Rd
Corridor G
KANAWHA STATE FOREST
Ashland
Akron
Boardman
Massillon
Canton
Mount Vernon
PENNSYLVANIA
State College
OHIO
PITTSBURGH
Steubenville
Altoona
Bethel Park
COLUMBUS
Johnstown
Washington
Cambridge
Chambersburg
Lancaster
Uniontown
Marietta
Morgantown
MD
Hagerstown
Athens
Parkersburg
Aurora
Clarksburg
Jackson
Winchester
WEST VIRGINIA
Buckhannon
Gallipolis
Front Royal
APPALACHIAN MTS.
Ashland
Huntington
Yeager Airport
Harrisonburg
Charleston
Oak Hill
Staunton
Logan
Charlottesville
White Sulphur Springs
Beckley
Waynesboro
KY
Covington
Buena Vista
VIRGINIA
Pikeville
Lynchburg
Bluefield
Blacksburg
Roanoke

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Shops at Trace Fork

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$40,350,000		Location:	Charleston, WV
	Cut-off Date Balance:	$40,350,000		Size:	367,460 SF
	% of Initial Pool Balance:	5.2%		Cut-off Date Balance Per SF:	$109.81
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$109.81
	Borrower Sponsors:	E. Stanley Kroenke		Year Built/Renovated:	1999/NAP
	Guarantors:	E. Stanley Kroenke		Title Vesting:	Fee
	Mortgage Rate:	4.8800%		Property Manager:	Self-managed
	Note Date:	January 24, 2019		Current Occupancy (As of):	98.3% (10/17/2018)
	Seasoning:	1 month		YE 2017 Occupancy:	99.4%
	Maturity Date:	February 6, 2029		YE 2016 Occupancy:	99.4%
	IO Period:	120 months		YE 2015 Occupancy:	99.4%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	99.4%
	Amortization Term (Original):	NAP		Appraised Value:	$67,550,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$183.83
	Call Protection:	L(23),GRTR 1% or YM(93),O(4)		Appraisal Valuation Date:	November 26, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (11/30/2018):	$4,570,886
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$4,647,574
				YE 2016 NOI:	$4,600,171
				YE 2015 NOI:	$4,443,678
				U/W Revenues:	$5,583,492
				U/W Expenses:	$1,100,913
				U/W NOI:	$4,482,579
Escrows and Reserves(1)				U/W NCF:	$4,243,730
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.24x / 2.12x
Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.1% / 10.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.1% / 10.5%
Replacement Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio:	59.7%
TI/LC Reserve	$0	Springing	$918,650	LTV Ratio at Maturity:	59.7%

Sources and Uses
Sources			Uses
Original loan amount	$40,350,000	100.0%	Loan payoff	$22,921,810	56.8%
			Closing costs	1,591,860	3.9
			Return of equity	15,836,330	39.2
Total Sources	$40,350,000	100.0%	Total Uses	$40,350,000	100.0%

(1)	See “Escrows” section below.

The Mortgage Loan. The mortgage loan (the “Shops at Trace Fork Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 367,460 square feet power center located in Charleston, West Virginia (the “Shops at Trace Fork Property”).

The Borrowers and Borrower Sponsors. The borrowers are THF Onc Development, L.L.C., THF Onc Two Development, L.L.C., and THF Onc Three Development, L.L.C. (collectively, the “Shops at Trace Fork Borrower”) each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Shops at Trace Fork Borrower delivered a non-consolidation opinion in connection with the origination of the Shops at Trace Fork Mortgage Loan. The nonrecourse carve-out guarantor of the Shops at Trace Fork Mortgage Loan is E. Stanley Kroenke.

The borrower sponsor, E. Stanley Kroenke, is the chairman, cofounder, and owner of THF Realty, a real estate development firm. Mr. Kroenke holds real estate interests in shopping centers, office buildings, industrial and warehouse properties, sports stadiums and storage facilities across the United States. Mr. Kroenke owns 308 properties totaling approximately 43.6 million square feet. Mr. Kroenke’s current and former board and trustee memberships include Wal-Mart Stores, Inc., Central Bancompany, Boone County National Bank and Community Investments Partnerships of St. Louis. Mr. Kroenke also owns the Denver Nuggets of the National Basketball Association, the Colorado Avalanche of the National Hockey League, the Los Angeles Rams of the National Football League, and is the largest shareholder in Arsenal of the English Premier League. The borrower sponsor is one of several defendants under

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

complaints filed in April 2016 by the City of St. Louis related to the decision to relocate the St. Louis Rams to Los Angeles. See “Description of the Mortgage Pool - Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Shops at Trace Fork Property is a shopping center containing 367,460 square feet of net rentable area located in Charleston, West Virginia. Built in 1999, the Shops at Trace Fork Property consists of 13, one-story retail buildings located on a 63.0 acre parcel. The Shops at Trace Fork Property is anchored by Lowe’s, and junior-anchored by Dick’s Sporting Goods, Best Buy, Marshalls, PetSmart, and HomeGoods. There are eight pads that are ground leased to Hibachi Japanese, Kentucky Fried Chicken, Longhorn Steakhouse, Mountaineer Imaging, O’Charley’s, One Stop Gas, Rocas and Zippy Car Wash, which are not included in the overall square footage of the Shops at Trace Fork Property. Additionally, the Shops at Trace Fork Property is shadow anchored by Target (not part of the collateral). The Shops at Trace Fork Property contains 2,220 surface parking spaces, resulting in a parking ratio of 5.9 spaces per square foot of rentable area. As of October 17, 2018, the Shops at Trace Fork Property was 98.3% occupied by 29 national, regional and local tenants.

Major Tenants.

Largest Tenant: Lowe’s (22.6% of underwritten base rent; 7/31/2024 lease expiration) – Founded in 1946 and based in Mooresville, N.C., Lowe’s offers a complete line of products for maintenance, repair, remodeling, and decorating, and is the world’s second largest home improvement retailer. As of February 2, 2018, Lowe’s operated 2,390 home improvement and hardware stores, representing approximately 215 million square feet of retail selling space. Lowe’s has been a tenant at the Shops at Trace Fork Property since 1999 and has six, 5-year renewal options remaining.

2nd Largest Tenant: Dick’s Sporting Goods (12.1% of underwritten base rent; 1/31/2020 lease expiration) – Dick’s Sporting Goods, Inc., a omni-channel corporation sporting goods retailer was founded in 1948 and is headquartered in Pittsburgh, Pennsylvania. Dick’s Sporting Goods, Inc., which also owns Golf Galaxy, Field & Stream, and Dick’s Team Sports HQ, offers a broad assortment of brand name sporting goods equipment, apparel, and footwear in specialty shops and through in-store service. For fiscal year ended January 2018, Dick’s reported net sales of approximately $8.6 billion, an increase of 8.4% from the previous year. Dick’s Sporting Goods has been a tenant at the Shops at Trace Fork Property since 1999, and has four, 5-year renewal options remaining.

3rd Largest Tenant: Best Buy (5.9% of underwritten base rent; 1/31/2022 lease expiration) – Best Buy is a provider of technology products, services and solutions with retail operations located in the U.S., Canada and Mexico. Best Buy was founded in 1966 and is headquartered in Richfield, Minnesota. As of fiscal year 2018, Best Buy operated 1,293 domestic stores and 216 international stores. According to the 2018 annual report, net sales for fiscal year 2018 were $42.1 billion, up 6.97% over the prior year’s total sales of $39.4 billion. Best Buy has been a tenant at the Shops at Trace Fork Property since 2010 and has four, 5-year renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

The following table presents certain information relating to the tenancy at the Shops at Trace Fork Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Anchor Tenants
Lowe’s	NR/A3/A-	135,197	36.8%	$8.08	$1,093,067	22.6%	7/31/2024	6, 5-year	N
Total Anchor Tenant		135,197	36.8%	$8.08	$1,093,067	22.6%

Major Tenants
Dick’s Sporting Goods	NR/NR/NR	48,000	13.1%	$12.25	$588,000	12.1%	1/31/2020	4, 5-year	N
Best Buy	BBB/Baa1/BBB	32,150	8.7%	$8.85	$284,620	5.9%	1/31/2022	4, 5-year	N
Marshall’s	NR/A2/A+	30,500	8.3%	$8.95	$272,975	5.6%	3/31/2025	2, 5-year	N
PetSmart	NR/B3/CCC	26,988	7.3%	$13.65	$368,386	7.6%	1/31/2020	4, 5-year	N
HomeGoods	NR/A2/A+	25,000	6.8%	$10.00	$250,000	5.2%	11/30/2025	2, 5-year	N
Total Major Tenants		162,638	44.3%	$10.85	$1,763,981	36.4%

Non-Major Tenant		63,325	17.2%	$31.42	$1,989,821	41.1%
Occupied Collateral Total		361,160	98.3%	$13.42	$4,846,869	100.0%

Vacant Space		6,300	1.7%

Collateral Total		367,460	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through August 2019 totaling $150,594.

The following table presents certain information relating to tenant sales at the Shops at Trace Fork Property for tenants required to report sales:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2016	2017	TTM(1)	Major Tenant Occupancy Cost(2)
Marshall’s	5.6%	$285	$290	$290	4.3%
HomeGood’s	5.2%	$256	$265	$265	4.8%

In-Line Sales PSF		$228	$208	$225
In-Line Occupancy Cost		9.4%	10.3%	9.5%

(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending August 30, 2018.

(2)	Occupancy Cost is based on TTM sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

The following table presents certain information relating to the lease rollover schedule at the Shops at Trace Fork Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	4	15,520	4.2%	15,520	4.2%	$278,660	5.7%	$17.95
2020	9	89,669	24.4%	105,189	28.6%	$1,553,738	32.1%	$17.33
2021	5	18,601	5.1%	123,790	33.7%	$422,159	8.7%	$22.70
2022	2	35,570	9.7%	159,360	43.4%	$388,075	8.0%	$10.91
2023(3)	2	2	0.0%	159,362	43.4%	$177,895	3.7%	$88,947.50
2024	2	139,197	37.9%	298,559	81.2%	$1,173,067	24.2%	$8.43
2025	2	55,500	15.1%	354,059	96.4%	$522,975	10.8%	$9.42
2026	0	0	0.0%	354,059	96.4%	$0	0.0%	$0.00
2027	0	0	0.0%	354,059	96.4%	$0	0.0%	$0.00
2028	2	3,601	1.0%	357,660	97.3%	$256,800	5.3%	$71.31
2029	1	3,500	1.0%	361,160	98.3%	$73,500	1.5%	$21.00
Thereafter	0	0	0.0%	361,160	98.3%	$0	0.0%	$0.00
Vacant	0	6,300	1.7%	367,460	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	367,460	100.0%			$4,846,869	100.0%	$13.42(4)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	The 2023 Annual U/W Base Rent PSF results from the 2023 expirations of two out of eight ground leases, whose rents were included in the underwriting analysis, but their square footages were not. 1 square foot was assigned to each ground lease to underwrite the rents.

(4)	The Total/Weighted Average and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Shops at Trace Fork Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/17/2018(2)
99.5%	99.5%	99.5%	99.5%	98.3%

(1)	Information obtained from the Shops at Trace Fork Borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Shops at Trace Fork Property:

Cash Flow Analysis

	2015	2016	2017	TTM 11/30/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$4,595,699	$4,768,322	$4,782,466	$4,807,442	$4,696,275	79.9%	$12.78
Contractual Rent Steps(2)	0	0	0	0	150,594	2.6	0.41
Grossed Up Vacant Space	0	0	0	0	130,175	2.2	0.35
Gross Potential Rent	$4,595,699	$4,768,322	$4,782,466	$4,807,442	$4,977,044	84.7%	$13.54
Other Income	55,959	54,288	51,746	41,545	41,545	0.7	0.11
Total Recoveries	800,181	870,640	797,209	798,733	856,584	14.6	2.33
Net Rental Income	$5,451,839	$5,693,250	$5,631,421	$5,647,721	$5,875,173	100.0%	$15.99
(Vacancy & Credit Loss)	0	0	0	0	(291,681)(3)	(5.0)	(0.79)
Effective Gross Income	$5,451,839	$5,693,250	$5,631,421	$5,647,721	$5,583,492	95.0%	$15.19

Real Estate Taxes	385,023	395,595	395,120	388,217	398,135	7.1	1.08
Insurance	29,706	26,812	32,739	32,392	31,859	0.6	0.09
Management Fee	163,830	169,250	166,990	152,812	167,505	3.0	0.46
Other Operating Expenses	429,602	501,422	388,999	503,414	503,414	9.0	1.37
Total Operating Expenses	$1,008,160	$1,093,078	$983,847	$1,076,835	$1,100,913	19.7%	$3.00

Net Operating Income	$4,443,678	$4,600,171	$4,647,574	$4,570,886	$4,482,579	80.3%	$12.20
Replacement Reserves	0	0	0	0	55,119	1.0	0.15
TI/LC	0	0	0	0	183,730	3.3	0.50
Net Cash Flow	$4,443,678	$4,600,171	$4,647,574	$4,570,886	$4,243,730	76.0%	$11.55

NOI DSCR	2.22x	2.30x	2.32x	2.28x	2.24x
NCF DSCR	2.22x	2.30x	2.32x	2.28x	2.12x
NOI Debt Yield	11.0%	11.4%	11.5%	11.3%	11.1%
NCF Debt Yield	11.0%	11.4%	11.5%	11.3%	10.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through August 2019.

(3)	The underwritten economic vacancy is 5.0%. The Shops at Trace Fork Property was 98.3% leased as of October 17, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

Appraisal. As of the appraisal valuation date of November 26, 2018, the Shops at Trace Fork Property had an “as-is” appraised value of $67,550,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 15, 2018, there was no evidence of any recognized environmental conditions at the Shops at Trace Fork Property.

Market Overview and Competition. The Shops at Trace Fork Property is located in Charleston, Kanawah County, West Virginia, within the Charleston metropolitan statistical area. Charleston is the state capital and largest city within West Virginia and is located in the Appalachian Mountain region. Charleston’s economy is driven by trade, utilities, government, healthcare and education. Major employers include state government, local government, Charleston Area Medical Center, Kanawha County Schools and the federal government.

The Shops at Trace Fork Property is located approximately five miles northeast of the downtown Charleston. Downtown Charleston includes numerous restaurants and amenities, including the Kanawha County Courthouse, Charleston City Hall and the Robert C. Byrd Federal Courthouse. Access to the Shops at Trace Fork Property’s neighborhood is provided via US Highway 119, Route 60, and Interstate 64. The Shops at Trace Fork Property’s neighborhood consists of a mixture of commercial and residential development. Major retail development located along US Highway 119 include Dudley Farms Plaza (owned by an affiliate of the borrower), Southridge Shopping Center, Olive Garden, Home Depot, Chuck E. Cheese, McDonald’s, and Dollar Tree. According to a third party market research report, the 2018 estimated population within a one, three, and five-mile radius is 1,652, 30,751 and 62,210. The average household income within the same radii is $80,901, $71,803, and $70,673, respectively.

Submarket Information – According to a third-party market research report, the Shops at Trace Fork Property is situated within the South Charleston retail submarket. As of the second quarter of 2018, the submarket reported a total inventory of 1.5 million square feet with a 2.6% vacancy rate and an average quoted rental rate of $16.00 per square foot. As of the second quarter of 2018, the South Charleston retail submarket reported positive absorption of 1,513 square feet, with no new construction or deliveries.

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for the Shops at Trace Fork Property totaling approximately 1.3 million square feet, which reported an average occupancy rate of approximately 95.6%. The appraiser concluded to net market rents for the Shops at Trace Fork Property of $13.00 per square foot, for anchor tenants, $12.00 per square foot for junior anchor tenants, $19.00 per square foot for large in-line tenants, $22.00 per square foot for small in-line tenants and $50,000 to $130,000 per year for pad leases.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Shops at Trace Fork Property:

Market Rent Summary(1)

	Anchor	Jr. Anchor	Large In-Line	Small In-Line	Pad
Market Rent (PSF)	$10.00	$12.00	$19.00	$22.00	$50,000 - $130,000
Lease Term (Years)	10	10	10	10	20
Lease Type (Reimbursements)	Gross	NNN	NNN	NNN	Net, CAM
Rent Increase Projection	None	None	None	None	None

(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales for the Shops at Trace Fork Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Hamilton Crossing	Alcoa, TN	175,742	Oct-18	$27,750,000	$157.90
Winchester Station	Winchester, VA	182,816	Sep-18	$30,550,000	$167.11
Shoppes at Legacy Park	Tuscaloosa, AL	216,497	Jan-18	$46,500,669	$214.79
Oxford Exchange	Oxford, AL	333,975	Dec-17	$53,500,000	$160.19
Verstavia Hills City Center	Vestavia Hills, AL	391,899	Nov-17	$68,475,000	$174.73

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

The table below presents certain information relating to four comparable retail properties to the Shops at Trace Fork Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Shops at Trace Fork (Subject) Charleston, WV	1999/NAP	367,460	98.3%	-	Lowe’s, Dick’s Sporting Goods, Best Buy, Marshalls, PetSmart, HomeGoods
Dudley Farms Plaza 222 RHL Blvd Charleston, WV	2000/NAP	198,769	100.0%	1.0 mile	Kohl’s
Nitro Marketplace 10-1000 Nitro Marketplace Roseville, WV	1998/NAP	440,949	99.0%	10.6 miles	Walmart, Lowes
Liberty Square Shopping Center 100 Liberty Square Hurricane, WV	1990/1994	280,000	90.0%	19.1 miles	Magic Mart, Elder-Beerman, Dollar Tree, Radio Shack, GNC, Factory Connection
The Crossings 103-223 Crossing Mall Road Elkview, WV	1989/NAP	216,092	91.0%	18.0 miles	AT&T, Brazilian Rest, Anytime Fitness, Rent-A-Center
Merritt Creek Shopping Center Thundering Herd Drive Barboursville, WV	2002/NAP	257,969	98.0%	39.5 miles	A.C. Moore Arts & Craft, Big Sandy Superstore, Dressbarn, Marshalls

(1)	Information obtained from the appraisal and the underwritten rent roll.

The following table presents certain information relating to five comparable leases to those at the Shops at Trace Fork Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Dudley Farms Plaza 222 RHL Blvd. Charleston, WV	2000/NAP	198,769	1.0 mile	100.0%	6.0 – 10.0 Yrs	4,000 – 12,000 SF	$18.00 - $25.00	NAV	NNN
Nitro Marketplace 10-10000 Nitro Marketplace Cross Lanes, WV	1998/NAP	440,949	10.6 miles	99.0%	3.0 – 5.0 Yrs	1,500 – 24,000 SF	$10.50 - $19.00	NAV	NNN
Liberty Square Shopping Center 100 Liberty Square Hurricane, WV	1990/1994	280,000	19.1 miles	90.0%	5.0 Yrs	2,200 – 60,097 SF	$6.88 - $12.00	NAV	NNN
The Crossings 103 -223 Crossing Mall Road Elkview, WV	1989/NAP	216,092	18.0 miles	91.0%	2.7 - 6.1 Yrs	2,150 – 5,260 SF	$9.50 - $15.00	NAV	NNN
Merritt Creek Shopping Center Thundering Herd Drive Barboursville, WV	2002/NAP	257,969	39.5 miles	98.0%	3.0 – 10.0 Yrs	1,672 – 2,887 SF	$20.00 - $24.00	NAV	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The loan documents did not require an upfront real estate tax reserve. Ongoing monthly real estate tax reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event (see “Lockbox and Cash Management” section) has occurred and is continuing under the Shops at Trace Fork Mortgage Loan documents. In the event a Cash Management Trigger Event or Cash Sweep Event (as defined below) has occurred, the Shops at Trace Fork Borrower is required to deposit monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be necessary to pay taxes over the then succeeding twelve months.

Insurance – The loan documents did not require an upfront insurance reserve. Ongoing monthly insurance reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Shops at Trace Fork Mortgage Loan documents. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Shops at Trace Fork Borrower is required to deposit monthly insurance reserves in an amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding twelve months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

Replacement Reserves – The loan documents did not require an upfront replacement reserve. Ongoing monthly replacement reserves will not be required unless as a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Shops at Trace Fork Mortgage Loan documents. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Shops at Trace Fork Borrower is required to deposit monthly replacement reserves of $4,593.

TI/LC Reserve – The loan documents did not require an upfront tenant improvement and leasing commission reserve. Ongoing monthly tenant improvement and leasing commission reserves will not be required unless a Cash Management Trigger Event or Cash Sweep Event has occurred and is continuing under the Shops at Trace Fork Mortgage Loan documents. In the event a Cash Management Trigger Event or Cash Sweep Event has occurred, the Shops at Trace Fork Borrower is required to deposit monthly tenant improvement and leasing commissions of $15,311, subject to a cap of $918,650. In addition, when a Cash Management Trigger Event and a Cash Sweep Event are in effect, the Shops at Trace Fork Borrower is required to deposit in the TI/LC reserve any amounts paid to the Shops at Trace Fork Borrower in connection with a termination, cancellation, sale or other disposition of any lease (or portion of the lease) other than any amount that relates to periods prior to such disposition date.

Lockbox and Cash Management. The Shops at Trace Fork Mortgage Loan documents require a springing lockbox and a springing cash management. Upon the occurrence and continuance of a Cash Management Trigger Event the Shops at Trace Fork Borrower is required to establish a lender-controlled lockbox account and instruct tenants to deposit rents into such lockbox account. The Shops at Trace Fork Mortgage Loan documents also require that all revenues received by the Shops at Trace Fork Borrower or property manager be deposited into the lockbox account within one business day of receipt. Pursuant to the Shops at Trace Fork Mortgage Loan documents, all excess funds on deposit are required to be applied as follows (a) if a Cash Sweep Event (as defined below) is not in effect, to the Shops at Trace Fork Borrower; and (b) if a Cash Sweep Event is in effect due to the existence of a Critical Tenant Trigger Event (as defined below) to the Critical Tenant TI/LC account until the applicable Critical Tenant Trigger Event cure has occurred. If a Cash Sweep Event is in effect but a Critical Tenant Trigger Event is not in effect, then funds will be applied to the excess cash flow account.

A “Cash Management Trigger Event” will commence upon the occurrence of any of the following:

(i)	an event of default;

(ii)	the Shops at Trace Fork Borrower’s second late debt service payment within a 12-month period;

(iii)	a bankruptcy action of the Shops at Trace Fork Borrower, guarantor or property manager;

(iv)	a Cash Management DSCR Trigger Event; or
(v)	a Critical Tenant Trigger Event.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender;

●	with regard to clause (ii) above, the debt service payments having been paid on time for 12 consecutive months;

●

with regard to clause (iii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 60 days of such filing among other conditions for the Shops at Trace Fork Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, the Shops at Trace Fork Borrower having replaced the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iv) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.15x for two consecutive quarters; and

●	with regard to clause (v) above, a Critical Tenant Trigger Event Period Cure (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.15x, unless within five days of such date, the Shops at Trace Fork Borrower delivers one or more Master Leases (as defined below) that result in a minimum debt service coverage ratio of 1.25x for the Shops at Trace Fork Mortgage Loan.

A “Cash Sweep Event” will commence upon the occurrence of any of the following:

(i)	an event of default;

(ii)	a bankruptcy action of the Shops at Trace Fork Borrower, guarantor or property manager;

(iii)	a Cash Management DSCR Trigger Event; or

(iv)	a Critical Tenant Trigger Event.

A Cash Sweep Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default having been accepted or waived by the lender;

●	with regard to clause (ii) above, such bankruptcy action petition having been discharged, stayed, or dismissed within 30 days of such filing among other conditions for the Shops at Trace Fork Borrower or guarantor and within 120 days for the property manager, or with respect to the property manager, the Shops at Trace Fork Borrower having replaced the property manager with a qualified property manager acceptable to the lender;

●	with regard to clause (iii) above, the date the amortizing debt service coverage ratio based on the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive quarters; and

●	with regard to clause (iv) above, a Critical Tenant Trigger Event Period Cure.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #4	Cut-off Date Balance:	$40,350,000
50 RHL Boulevard	Shops at Trace Fork	Cut-off Date LTV:	59.7%
Charleston, WV 25309		U/W NCF DSCR:	2.12x
		U/W NOI Debt Yield:	11.1%

A “Cash Sweep DSCR Trigger Event” will occur on any day the debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of determination, is less than 1.10x, unless within five days of such date, the Shops at Trace Fork Borrower delivers one or more Master Leases that result in a minimum debt service coverage ratio of 1.25x for the Shops at Trace Fork Mortgage Loan.

A “Critical Tenant Trigger Event” will occur if E. Stanley Kroenke is not the guarantor of the Shops at Trace Fork Mortgage Loan and one of the following occurs:

(i)	if Lowe’s Home Center, Inc., Dick’s Sporting Goods Inc. or any or any other tenant occupying the space currently occupied by such tenant or tenants (each, a “Critical Tenant” and each related lease, a “Critical Tenant Lease”) gives notice of its intention to not extend or renew its lease;

(ii)	the date that is twelve months prior to the related lease expiration date if the Critical Tenant has failed to give notice of its election to renew its lease;

(iii)	on or prior to the date on which the Critical Tenant is required under its lease to notify the Shops at Trace Fork Borrower of its election to renew its lease, the Critical Tenant fails to give such notice;

(iv)	an event of default under the Critical Tenant Lease;

(v)	a bankruptcy action with respect to the Critical Tenant;

(vi)	the Critical Tenant discontinues its normal business operations; or

(vii)	the Critical Tenant is downgraded below “BBB-” or the equivalent by an credit reporting agency.

A “Critical Tenant Trigger Event Cure” will occur upon:

●	with regard to clause (i), (ii) or (iii) above, (x) the date that (1) the Critical Tenant Lease extension is executed and delivered to the lender by the Shops at Trace Borrower and the related tenant improvement costs, leasing commissions and other material costs and expenses have been deposited into the Critical Tenant TI/LC account; or (2) a Critical Tenant Space Re-Tenanting Event (as defined below) has occurred;

●	with regard to clause (iv) above, a cure of the applicable default;

●	with regard to clause (v) above, an affirmation that the Critical Tenant is actually paying all rents and other amounts under the lease; or

●	with regard to clause (vi) above, the Critical Tenant re-commencing its normal business operations or a Critical Tenant Space Re-Tenanting Event (as defined below) having occurred; or

●	with regard to clause (vii) above, the date the credit rating of the related Critical Tenant is no longer less than a “BBB-” or the equivalent by a credit reporting agency.

A “Critical Tenant Space Re-tenant Event” will occur on the date each of the following conditions has been satisfied: (i) the Critical Tenant space is at least 75% leased to one or more replacement tenants for a term of at least five years and on terms that are acceptable to the lender; (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the space have been paid in full; and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant space.

A “Master Lease” is a lease agreement between the Shops at Trace Fork Borrower, as landlord, and the guarantor, as tenant, that (i) is for a term of 10 or more years; (ii) is subordinate to the loan documents, and (iii) contains terms and conditions reasonably acceptable to the lender. The Master Lease may not be amended without the prior consent of the lender and can be terminated only if (x) no event of default exists and (y) as of the Master Lease termination date, (a) the debt service coverage ratio is not less than 1.25x for two consecutive quarters without including rent from the Master Lease, or (b) the Shops at Trace Fork Borrower has deposited with the lender an amount equal to cash flow that would have been swept into the excess cash flow account, among other conditions. There are no Master Leases currently in effect.

Property Management. The Shops at Trace Fork Property is managed by an affiliate of the Shops at Trace Fork Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Shops at Trace Fork Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Shops at Trace Fork Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Shops at Trace Fork Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

KEY
2022
2023
2025
2027
Vacant
Amenities
FLOOR 1
OUTER PATIO
CAFETERIA
BLDG CONFERENCE ROOM
MANAGEMENT OFFICE
MARYVILLE UNIVERSITY 5,421 RSF (10/31/25)
FITNESS CENTER
LOADING DOCK
STORAGE
EASTMAN DATA CENTER (9/30/23)
MARYVILLE UNIVERSITY 10,996 RSF (10/31/25)
VACANT SPACE 7,110 RSF
FLOOR 2
EASTMAN CHEMICAL COMPANY 46,086 RSF (9/30/23)
FLOOR 3
CUSHMAN & WAKEFIELD 45,688 RSF (7/31/27)
FLOOR 4
CENTURY LINK 45,807 RSF (6/30/22)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

KEY	2022	2023	2025	2027	Vacant	Amenities

FLOOR 5

CUSHMAN & WAKEFIELD
45,869 RSF
(7/31/27)

FLOOR 6

CUSHMAN & WAKEFIELD
46,125 RSF
(7/31/27)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

575 Maryville
575 Maryville Centre Drive
Town & Country, MO 63141
Creve Coeur Airport
St. Louis Lambert Intl. Airport 6 miles
Creve Coeur Lake
Maryland Heights
St. Ann
Overland
Olivette
Creve Coeur
Ladue
Chesterfield
Town and Country
Frontenac
Brentwood
Rock Hill
Clarkson Valley
Ballwin
Des Peres
Glendale
Webster Groves
Ellisville
Manchester
Kirkwood
Wildwood
Valley Park
Crestwood
Sunset Hills
Fenton
Sappington
Murphy
Concord
ST. CHARLES COUNTY
ST. LOUIS COUNTY
JEFFERSON COUNTY
Missouri River
Meramec River
Greens Bottom Rd
Page Ave
Creve Coeur County Park
Westpoint Plaza
Lindbergh Blvd
Ashby Rd
Breckenridge Rd
Midland Blvd
Schuetz Rd
Craig Rd
Heritage Place
Olive Blvd
Four Seasons Country Club
Faust County Park
Taubman Prestige Outlets
Chesterfield Commons
Monsanto Company
Bellerive Country Club
Ladue Rd
St. Luke's Hospital
Saint Louis Country Club
Conway Rd
Chesterfield Mall
Maryville University
Missouri Baptist University
Mercy Hospital
Warson Rd
St. Louis 8 miles
Logan University
Schoettler Rd
Baxter Rd
Clayton Rd
Missouri Baptist Medical Ctr.
Town and Country Crossing
Meadowbrook Country Club
Weidman Rd
Queeny Park
Ballas Rd
Bopp Rd
Old Warson Country Club
Henry Ave
Edward Jones Headquarters
Manchester Rd
Clarkson Rd
Central Plaza
Manchester Meadows
Des Peres Square
West County Center
Woodlawn Ave
Old Towne Plaza
Bluebird Park
Des Peres Hospital
Adams Ave
Greenbriar Hills Country Club
Saint Louis Community College - Meramec
National Museum of Transportation
Kirkwood Commons
Watson Plaza
Greentree Park
Watson Rd
Simpson Park
Fenton Logistics Park
Unger Park
Sunset Hills Plaza
North Buder Park
Fenton Industrial Park
SSM Health St. Clare Hospital
Tapawingo National Golf Course
Hawkins Rd
Gravois Rd
Fenton Plaza
Gravois Bluffs Plaza
St. Anthony's Medical Center
64
40
270
364
340
141
67
170
180
100
61
44
366
30
21
MISSOURI
ILLINOIS
Grafton
Godfrey
Alton
Wentzville
O'Fallon
St. Charles
Florissant
Lake St. Louis
St. Peters
Dardenne Prairie
Weldon Spring
Chesterfield
Overland
University City
Creve Coeur
Clayton
Town and Country
Frontenac
ST. LOUIS
East St. Louis
Ballwin
Wildwood
Kirkwood
Webster Groves
Fenton
Concord
Belleville
Cahokia
Oakville
Arnold
Columbia
Gray Summit
House Springs
Cedar Hill
Barnhart
Waterloo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – 575 Maryville

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - Suburban
	Original Principal Balance:	$35,000,000		Location:	Town & Country, MO
	Cut-off Date Balance:	$35,000,000		Size:	253,492 SF
	% of Initial Pool Balance:	4.5%		Cut-off Date Balance Per SF:	$138.07
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$138.07
	Borrower Sponsors:	Ten Capital Management; Pembroke IV LLC		Year Built/Renovated:	1999/NAP
	Guarantors(1):	Various		Title Vesting:	Fee
	Mortgage Rate:	4.8220%		Property Manager:	Cushman & Wakefield U.S., Inc.
	Note Date:	December 12, 2018		Current Occupancy (As of):	97.0% (11/30/2018)
	Seasoning:	2 months		YE 2017 Occupancy:	88.5%
	Maturity Date:	January 6, 2029		YE 2016 Occupancy(3):	54.4%
	IO Period:	120 months		YE 2015 Occupancy(3):	81.8%
	Loan Term (Original):	120 months		YE 2014 Occupancy(3):	100.0%
	Amortization Term (Original):	NAP		Appraised Value:	$50,280,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$198.35
	Call Protection:	L(26),D(89),O(5)		Appraisal Valuation Date:	September 6, 2018
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information
				TTM NOI (9/30/2018)(4)(5):	$2,872,447
				YE 2017 NOI(4):	$3,443,544
				YE 2016 NOI(4):	$4,250,624
Escrows and Reserves(2)				YE 2015 NOI(4):	$4,305,153
	Initial	Monthly	Cap	U/W Revenues:	$6,561,178
Taxes	$69,633	$69,633	NAP	U/W Expenses:	$2,591,920
Insurance	$0	Springing	NAP	U/W NOI(4)(5):	$3,969,258
Replacement Reserve	$200,000	$4,301	NAP	U/W NCF:	$3,424,957
TI/LC Reserve	$0	$32,256	NAP	U/W DSCR based on NOI/NCF:	2.31x / 2.00x
Cushman Gap Rent Reserve	$344,312	$0	NAP	U/W Debt Yield based on NOI/NCF:	11.3% / 9.8%
Cushman TI/LC Reserve	$1,560,919	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.3% / 9.8%
Eastman TI/LC Reserve	$150,000	$0	NAP	Cut-off Date LTV Ratio:	69.6%
Common Charges Reserve	$45,730	$3,518	NAP	LTV Ratio at Maturity:	69.6%

Sources and Uses
Sources			Uses
Original mortgage loan amount	$35,000,000	67.8%	Purchase price	$50,000,000	96.8%
Borrower equity	16,640,164	32.2	Purchase Credits(6)	(2,084,393)	(4.0)
			Upfront reserves	2,370,594	4.6
			Closing costs	1,353,963	2.6
Total Sources	$51,640,164	100.0%	Total Uses	$51,640,164	100.0%

(1)	The guarantors of the 575 Maryville Mortgage Loan (as defined below) are John B. Vander Zwaag, Richard C. Hamlin, Jeffrey J. Irmer, Benjamin Adams, Pembroke IV LLC, TCM Maryville GP LLC, and TCM Maryville LLC.

(2)	See “Escrows” section below.

(3)	See “Historical Occupancy” section below.

(4)	See “Cash Flow Analysis” section below.

(5)	The increase in Net Operating Income from TTM 9/30/2018 to U/W is primarily driven by (i) the expiration of free rent periods, (ii) Cushman & Wakefield’s expansion into an additional 21,605 square feet with a commencement date of 8/1/2019 (all gap rent reserved) and (iii) increased rent driven by contractual rent steps and straight line rent for Eastman.

(6)	Purchase Credits include (i) outstanding tenant improvement obligations for Cushman & Wakefield and Eastman and (ii) outstanding gap rent for Cushman & Wakefield. Such Purchase Credits were reserved for by the lender. See “Escrows” section for a full description of Escrows and Reserves.

The Mortgage Loan. The mortgage loan (the “575 Maryville Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $35,000,000 and outstanding principal balance as of the Cut-off Date of $35,000,000 secured by a first mortgage encumbering the fee interest in a Class A office building located in Town & Country, Missouri (the “575 Maryville Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

The Borrower and Borrower Sponsors. The borrower is Pembroke TCM Maryville LLC (the “575 Maryville Borrower”), a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the 575 Maryville Borrower delivered a non-consolidation opinion in connection with the origination of the 575 Maryville Mortgage Loan. The nonrecourse carve-out guarantors of the 575 Maryville Mortgage Loan are John B. Vander Zwaag, Richard C. Hamlin, Jeffrey J. Irmer, Benjamin Adams, Pembroke IV LLC, TCM Maryville GP LLC, and TCM Maryville LLC.

The borrower sponsors of the 575 Maryville Mortgage Loan are Pembroke IV LLC and Ten Capital Management. Pembroke IV LLC was founded in 2007 and invests in commercial real estate, specifically where short to intermediate capital market inefficiencies create opportunities. John B. Vander Zwaag, the founder and chief executive officer of Pembroke IV LLC, has completed over $3.0 billion of transactions in the United States and Canada over his 30 year career in real estate finance and investment. John B. Vander Zwaag has assembled and managed nationally focused acquisitions, asset management and investment banking teams for four separate organizations. Jeffrey J. Irmer joined Pembroke IV LLC as a principal and chief operating officer in 2016. Richard C. Hamlin is a principal of Pembroke IV LLC and has been a practicing real estate attorney for over 35 years. Ten Capital Management is a privately held real estate investment company with Benjamin Adams as its founder and chief executive officer. TCM Maryville GP LLC and TCM Maryville LLC are affiliates of the 575 Maryville Borrower.

The Property. The 575 Maryville Property is a 253,492 square foot, Class A office building located in Town & Country, Missouri situated on 8.7 acres of land. The 575 Maryville Property is comprised of a six-story office building located approximately fifteen miles from the St. Louis central business district. The 575 Maryville Property is part of the larger Maryville Centre, a corporate campus featuring lakes, fountains, patios, three miles of nature and fitness trails, and the Marriott St. Louis West hotel (which has its own restaurant). The Maryville Centre has averaged 95.0% occupancy over the past five years, and rental rates in the office park have increased by approximately 15.0% since the beginning of 2014. Built in 1999, the building amenities include on-site dining, two shared conference rooms that can seat up to 100 people, and a 1,400 square foot fitness center. Over the past three years, the 575 Maryville Property has undergone $652,917 of property improvements, including upgrades to the fitness center, improvements to the café, garage, HVAC, security, and EMS system. Additionally, the 575 Maryville Property contains 1,077 parking spaces, including a three-level, 645 space parking garage, providing a ratio of 4.2 parking spaces per 1,000 square feet. As of November 30, 2018, the 575 Maryville Property was 97.0% leased to four tenants.

Major Tenants.

Largest Tenant: Cushman & Wakefield (55.3% of underwritten base rent; 7/31/2027 lease expiration) – Cushman & Wakefield (NYSE: CWK) is a leading global real estate services firm with approximately 48,000 employees in 400 offices and 70 countries. In the third quarter of 2018, the firm had revenue of approximately $1.5 billion across core services of property, facilities and project management, leasing, capital markets, valuation, and other services, up 16.8% from the third quarter of 2017. Cushman & Wakefield’s state-of-the-art Portfolio Services Center, which is located at the 575 Maryville Property, is the showpiece of Cushman & Wakefield’s Global Occupier Services. Cushman & Wakefield has invested approximately $7.6 million of their own money building out their space at the 575 Maryville Property. Cushman & Wakefield currently occupies the fifth and sixth floors at the 575 Maryville Property and has signed an expansion lease to occupy the third floor, taking an additional 45,688 square feet. Cushman & Wakefield took occupancy of 24,083 square feet of the third floor space in November 2018 and is expected to occupy the remaining 21,605 square feet of third floor space in August 2019, with all gap rent for this space escrowed at closing ($344,312).

2nd Largest Tenant: Eastman (19.4% of underwritten base rent; 9/30/2023 lease expiration) – Eastman (NYSE: EMN) is a Fortune 500 company that produces advanced materials, additives and functional products, specialty chemicals, and fibers found in products people use every day. In 1994, Eastman was spun off from its parent, Eastman Kodak. Eastman serves customers in more than 100 countries and had sales revenue of approximately $2.5 billion in the third quarter of 2018, up 3.3% from the third quarter of 2017. Solutia Inc., who Eastman acquired in 2012, was the original tenant at the 575 Maryville Property dating back to June 1999.

3rd Largest Tenant: Century Link (18.6% of underwritten base rent; 6/30/2022 lease expiration) – Century Link (NYSE: CTL) is a communications provider that offers television and cable, broadband services, and telecommunication services. As of December 31, 2017, Century Link operated approximately 10.3 million total access lines and served approximately 5.7 million broadband subscribers. Century Link is the second largest U.S. communications provider to global enterprise customers, with customers in more than 60 countries. Century Link’s revenue for the third quarter of 2018 was approximately $5.8 billion, up 3.6% from the third quarter of 2017. Century Link has been located at the 575 Maryville Property since 2008 and renewed their lease for an additional five years in 2017.

4th Largest Tenant: Maryville University (6.7% of underwritten base rent; 10/31/2025 lease expiration) – Founded in 1872, Maryville University is a private, coeducational university, with its 130-acre campus located directly west of the 575 Maryville Property. Maryville University has a current enrollment of approximately 3,700 undergraduate students and approximately 5,500 graduate students with a 14:1 student-to-faculty ratio. Maryville University offers over 90 degree programs, 25 online degrees, 19 master’s programs, and five doctoral programs. Maryville University utilizes their space at the 575 Maryville Property for administrative purposes and does not consist of classroom space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

The following table presents certain information relating to the tenancy at the 575 Maryville Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Cushman & Wakefield(3)	NR/NR/NR	137,682	54.3%	$27.32	$3,761,472	55.3%	7/31/2027	2, 5-year	N(4)
Eastman	BBB/Baa2/BBB	46,086	18.2%	$28.55	$1,315,940	19.4%	9/30/2023	NAP	N
Century Link	BB/Ba3/BB	45,807	18.1%	$27.58	$1,263,357	18.6%	6/30/2022	NAP	N
Maryville University	NR/NR/NR	16,417	6.5%	$27.80	$456,311	6.7%	10/31/2025	NAP	N
Total Major Tenants		245,992	97.0%	$27.63	$6,797,079	100.0%

Occupied Collateral Total		245,992	97.0%	$27.63	$6,797,079	100.0%

Vacant Space		7,500	3.0%

Collateral Total		253,492	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2019 totaling $102,320. Additionally, Eastman’s underwritten rent has been straight-line averaged over its lease term resulting in a $67,009 increase over in-place rent.

(3)	Cushman & Wakefield currently occupies the fifth and sixth floors at the 575 Maryville Property and has signed an expansion lease to occupy the third floor, taking an additional 45,688 square feet. Cushman & Wakefield occupied 24,083 square feet of the space in November 2018 and is expected to occupy the remaining 21,605 square feet in August 2019, with all gap rent for this space escrowed at closing ($344,312). Additionally, Cushman & Wakefield has the right to expand into (i) a portion of the first floor, (ii) the entire second floor (currently occupied by Eastman) and (iii) the entire fourth floor (currently occupied by Century Link).

(4)

While not currently exercisable, Cushman & Wakefield has the option to terminate its lease if the tenant is not retained as the exclusive property manager for the 575 Maryville Property, provided that the tenant (or its affiliate) leases a minimum of 90,000 rentable square feet at the 575 Maryville Property. The 575 Maryville Mortgage Loan documents provide that for so long as Cushman & Wakefield’s termination option is in effect the 575 Maryville Borrower may not terminate the management agreement with the tenant unless and until (A)(i) the tenant has waived its rights under the its termination option or (ii) the tenant has confirmed in writing that it will not exercise its right to terminate its lease and the lender has approved a qualified replacement property manager in accordance with the 575 Maryville Mortgage Loan documents. The 575 Maryville Mortgage Loan documents provide for an event of default if the 575 Maryville Borrower terminates the management agreement with the tenant without the lender’s consent. Further, the 575 Maryville Mortgage Loan is fully recourse to the 575 Maryville Borrower and the guarantors in the event that the 575 Maryville Borrower terminates the exclusive management and leasing agreement with the tenant and the tenant terminates its lease as a result thereof.

The following table presents certain information relating to the lease rollover schedule at the 575 Maryville Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	1	45,807	18.1%	45,807	18.1%	$1,263,357	18.6%	$27.58
2023	1	46,086	18.2%	91,893	36.3%	$1,315,940	19.4%	$28.55
2024	0	0	0.0%	91,893	36.3%	$0	0.0%	$0.00
2025	1	16,417	6.5%	108,310	42.7%	$456,311	6.7%	$27.80
2026	0	0	0.0%	108,310	42.7%	$0	0.0%	$0.00
2027	1	137,682	54.3%	245,992	97.0%	$3,761,472	55.3%	$27.32
2028	0	0	0.0%	245,992	97.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	245,992	97.0%	$0	0.0%	$0.00
Vacant	0	7,500	3.0%	253,492	100.0%	$0	0.0%	$0.00
Total/Weighted Average	4	253,492	100.0%			$6,797,079	100.0%	$27.63(3)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

The following table presents historical occupancy percentages at the 575 Maryville Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	11/30/2018(3)
100.0%	81.8%	54.4%	88.5%	97.0%

(1)	Information obtained from the 575 Maryville Borrower.

(2)	The decrease in historical occupancy from 2014 to 2015 is a result of Century Link downsizing by 46,125 square feet in November 2015. This space was backfilled by Cushman & Wakefield in February 2016. The decrease in historical occupancy from 2015 to 2016 is a result of a former tenant, State Farm, vacating their 45,869 square feet of space in June 2016 and Eastman downsizing by 69,605 square feet in 2016. The State Farm space was backfilled by Cushman & Wakefield in February 2017, and Cushman & Wakefield exercised their option to take a 45,688 square foot portion of the Eastman space in November 2016. Additionally, Maryville University, backfilled a different 16,417 square foot portion of the former Eastman space in August 2017.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 575 Maryville Property:

Cash Flow Analysis

	2015	2016	2017	TTM 9/30/2018(1)	U/W(1)	%(2)	U/W $ per SF
Rents in Place	$6,479,856	$6,462,355	$6,020,095	$5,762,487	$6,627,749	94.0%	$26.15
Contractual Rent Steps(3)	0	0	0	0	169,329	2.4	0.67
Grossed Up Vacant Space	0	0	0	0	206,250	2.9	0.81
Gross Potential Rent	$6,479,856	$6,462,355	$6,020,095	$5,762,487	$7,003,328	99.3%	$27.63
Other Income	0	0	29,970	37,666	37,666	0.5	0.15
Total Recoveries	339,367	294,705	364,157	229,652	10,417	0.1	0.04
Net Rental Income	$6,819,223	$6,757,060	$6,414,222	$6,029,804	$7,051,411	100.0%	$27.82
(Vacancy & Credit Loss)(4)	0	0	(504,492)	(586,371)	(490,233)(4)	(7.0)(5)	(1.93)
Effective Gross Income	$6,819,223	$6,757,060	$5,909,730	$5,443,434	$6,561,178	100.0%	$25.88

Real Estate Taxes	737,560	752,050	781,723	801,714	811,261	12.4	3.20
Insurance	86,999	79,521	78,460	75,114	52,450	0.8	0.21
Management Fee	204,883	199,729	177,460	162,786	196,835	3.0	0.78
Other Operating Expenses	1,484,628	1,475,136	1,428,543	1,531,373	1,531,373	23.3	6.04
Total Operating Expenses	$2,514,070	$2,506,436	$2,466,186	$2,570,987	$2,591,920	39.5%	$10.22

Net Operating Income	$4,305,153	$4,250,624	$3,443,544	$2,872,447	$3,969,258	60.5%	$15.66
Replacement Reserves	0	0	0	0	50,698	0.8	0.20
TI/LC	0	0	0	0	493,602	7.5	1.95
Net Cash Flow	$4,305,153	$4,250,624	$3,443,544	$2,872,447	$3,424,957	52.2%	$13.51

NOI DSCR	2.51x	2.48x	2.01x	1.67x	2.31x
NCF DSCR	2.51x	2.48x	2.01x	1.67x	2.00x
NOI Debt Yield	12.3%	12.1%	9.8%	8.2%	11.3%
NCF Debt Yield	12.3%	12.1%	9.8%	8.2%	9.8%

(1)	The increase in Net Operating Income from TTM 9/30/2018 to U/W is primarily driven by (i) the expiration of free rent periods, (ii) Cushman & Wakefield’s expansion into an additional 21,605 square feet with a commencement date of 8/1/2019 (all gap rent reserved) and (iii) increased rent driven by contractual rent steps and straight line rent for Eastman.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through November 2019 and straight line rent averaging for Eastman (see “Major Tenants” table above).

(4)	Vacancy & Credit Loss represents (i) free rent adjustments for 2017 and TTM 9/30/2018 and (ii) vacancy gross up and an additional vacancy adjustment for U/W.

(5)	The underwritten economic vacancy is 7.0%. The 575 Maryville Property was 97.0% leased as of November 30, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

Appraisal. The appraiser concluded to an “as-is” appraised value of $50,280,000 as of September 6, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated September 18, 2018, there was no evidence of any recognized environmental conditions at the 575 Maryville Property.

Market Overview and Competition. The 575 Maryville Property is located in Town & Country, Missouri, about fifteen miles from the St. Louis central business district and located within West St. Louis County. The 575 Maryville Property is located directly off Interstate 64, a major east/west interstate spanning from Missouri to Virginia. Interstate 64 also provides access to Interstate 170 (approximately nine miles east of the 575 Maryville Property) and Interstate 70 (approximately 20 miles west of the property). According to the appraisal, several Fortune 500 companies are located in West St. Louis County, including Energizer, RGA, and Monsanto Company, as well as one of the largest private employers in the world, Edward Jones. West St. Louis County also contains the strongest retail corridor in the St. Louis metropolitan statistical area, with two new outlet malls – the 310,000 square-foot Taubman Prestige Outlets and the 420,000 square-foot St. Louis Premium Outlets – located 6.7 miles and 9.8 miles to the west of the 575 Maryville Property, respectively. Nearby Chesterfield also boasts one of the longest outdoor strip malls in the country, anchored by Walmart, Home Depot, Lowe’s, Target, Best Buy, and several others.

Geographically, St. Louis is the most centralized major metropolitan area in the United States. The greater St. Louis region has a highly diversified industry structure, with net job growth in the public sector, private industries, transportation/warehousing, and retail trade. St. Louis is the ninth most affordable metro area in the United States and is also ranked in the top 6% for the highest standard of living out of the largest 53 metro areas in the United States.

The 575 Maryville Property is located in the affluent suburb of Town & Country. The 2018 median household income within a 1-mile, 3-mile and 5-mile radius was $149,609, $111,359 and $99,232, respectively.

Submarket Information – According to a third-party market research report, the 575 Maryville Property is situated within the Chesterfield/Highway 40 submarket. As of year-end 2017, the submarket reported a total inventory of 5.7 million square feet with a 4.8% vacancy rate. According to the appraisal, the subject submarket is considered an upper-tier submarket in comparison to the overall market area.

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for the 575 Maryville Property totaling approximately 538,035 square feet, which reported a weighted average occupancy rate of approximately 93.9%. The appraiser concluded to net market rents for the 575 Maryville Property of $27.50 per square foot for both office and small office tenants.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 575 Maryville Property:

Market Rent Summary(1)

	Office	Office Small
Market Rent (PSF)	$27.50	$27.50
Average Lease Term (Years)	10	7
Lease Type (Reimbursements)	Future Base Year	Future Base Year
Rent Increase Projection	2.5% per annum	2.5% per annum

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

The table below presents certain information relating to comparable sales for the 575 Maryville Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Maryville Center Buildings	St. Louis, MO	252,378	Apr-18	$48,456,576	$192.00
Westview Place	Creve Coeur, MO	125,645	Dec-17	$17,850,000	$142.07
One Chesterfield Place	Chesterfield, MO	143,473	Dec-16	$27,500,000	$191.67
Woods Mill Pointe	Town & Country, MO	79,131	Apr-16	$12,763,000	$161.29
Maryville Office Building	Town & Country, MO	75,397	Sep-14	$14,200,000	$188.34

(1)	Information obtained from the appraisal.

The table below presents certain information relating to five comparable office properties to the 575 Maryville Property identified by the appraiser:

Competitive Set(1)

	575 Maryville (Subject)	The Fives @ Maryville	530 Building	520 Building	540 Building	Woods Mill Pointe
Location	Town & Country, MO	St. Louis, MO	Town & County, MO	St. Louis, MO	Town & Country, MO	Town & Country, MO
Distance from Subject	--	0.1 miles	0.2 miles	0.2 miles	0.1 miles	0.8 miles
Property Type	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban	Office/Suburban
Year Built/Renovated	1999/NAP	2001/NAP	1990/NAP	1999/NAP	1990/2001	1989/NAP
Total GLA	253,492 SF	127,082 SF	107,962 SF	115,453 SF	107,972 SF	79,566 SF
Total Occupancy	97.0%	92.0%	98.0%	100.0%	81.0%	100.0%

(1)	Information obtained from the appraisal and the underwritten rent roll.

The following table presents certain information relating to five comparable leases to those at the 575 Maryville Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF
The Fives @ Maryville 555 Maryville Centre Drive St. Louis, MO	2001/NAP	127,082	0.1 miles	92.0%	4.3 Yrs 7.7 Yrs 8.1 Yrs	19,292 SF 9,773 SF 24,546 SF	$30.00 $29.50 $29.50
540 Building 540 Maryville Centre Drive, Town & Country, MO	1990/2001	107,972	0.1 miles	81.0%	3.0 Yrs	7,456 SF	$26.00
530 Building 530 Maryville Centre Drive, Town & Country, MO	1990/NAP	107,962	0.2 miles	98.0%	6.0 Yrs	7,233 SF	$27.67
520 Building 520 Maryville Centre Drive, St. Louis, MO	1999/NAP	115,453	0.2 miles	100.0%	6.4 Yrs 10.3 Yrs 5.0 Yrs	22,559 SF 11,673 SF 5,143 SF	$27.50 $28.75 $20.00
Woods Mill Pointe 425 S. Woods Mill Road, Town & Country, MO	1989/NAP	79,566	0.8 miles	100.0%	8.2 Yrs	57,025 SF	$24.60

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $69,633 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $69,633).

Insurance – Ongoing monthly insurance reserves, equaling one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as the 575 Maryville Borrower maintains a blanket policy acceptable to the lender.

Replacement Reserves – The loan documents require an upfront replacement reserve of $200,000 to cover the landlord’s share of any common area and lobby improvements pursuant to an agreement with Cushman & Wakefield. The loan documents require ongoing monthly replacement reserves of $4,301 for replacements and repairs required to be made to the property during the calendar year.

TI/LC Reserve – The loan documents require an ongoing monthly TI/LC reserve of $32,256.

Existing TI/LC Reserves – The loan documents require an upfront reserve of $1,710,919 for existing TI/LCs related to Cushman & Wakefield ($1,560,919) and Eastman ($150,000).

Gap Rent Reserve – The loan documents require an upfront reserve of $344,312 for gap rent related to Cushman & Wakefield.

Common Charges Reserve – The loan documents require an upfront common charges reserve of $45,730 and ongoing monthly common charges reserves in an amount equal to one-twelfth of the common charges that the lender estimates will be payable during the next twelve months (initially $3,518).

Lockbox and Cash Management. The 575 Maryville Mortgage Loan documents require a hard lockbox with springing cash management. The borrower was required at origination of the 575 Maryville Mortgage Loan to deliver written instructions to tenants directing them to deposit all rents payable under such leases directly into a lender-controlled lockbox account. The 575 Maryville Mortgage Loan documents require that all rents received by the 575 Maryville Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Funds in the lockbox account, absent the occurrence and continuance of a Triggering Event (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Triggering Event, the 575 Maryville Borrower is required to establish a cash management account under sole control of the lender, to which during a Triggering Event, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. During a Cushman Trigger Event (as defined below), any remaining funds after such disbursements are required to be deposited to the Cushman & Wakefield rollover reserve account until such account equals or exceeds $5,507,280. Any remaining funds after such disbursements are required to be, (i) during a Low DSCR Period (defined below), distributed to an excess cash reserve account, and otherwise, (ii) to the 575 Maryville Borrower if no event of default has occurred and is continuing.

A “Triggering Event” will commence upon the earliest to occur of the following:

(i)	an event of default under the 575 Maryville Mortgage Loan documents;

(ii)	the net cash flow debt service coverage ratio for the 575 Maryville debt falling below 1.20x based on a thirty-year amortization schedule (approximately 1.55x based on the interest only debt service) ( a “Low DSCR Period”); or

(iii)	a Cushman Trigger Event.

A Triggering Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default;

●	with regard to clause (ii) above, the net cash flow debt service coverage ratio for the 575 Maryville debt being equal to or greater than 1.25x based on a 30-year amortization schedule (approximately 1.61x based on the interest only debt service payment) for two consecutive calendar quarters; or

●	with regard to clause (iii) above, a Cushman Re-Tenanting Event (as defined below).

A “Cushman Trigger Event” will commence upon the occurrence of:

(i)	the earliest to occur of (a) January 31, 2026 (18 months prior to Cushman & Wakefield’s lease expiration date), (b) Cushman & Wakefield giving notice that it intends to terminate its lease pursuant to the terms of the Cushman & Wakefield lease, or (c) Cushman & Wakefield giving notice to the 575 Maryville Borrower in writing of its intent not to renew its lease pursuant to the terms of its lease, provided that in each case of (a), (b), and (c) a Cushman Re-Tenanting Event (as defined below) has not occurred;

(ii)	Cushman & Wakefield abandoning its leased space of 137,682 square feet;

(iii)	Cushman & Wakefield filing for bankruptcy, insolvency, or reorganization;

(iv)	the Cushman & Wakefield lease has in fact been terminated provided that a Cushman Re-Tenanting Event has not then occurred; or

(v)	Cushman & Wakefield becomes delinquent under the payment obligations of its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - Suburban	Loan #5	Cut-off Date Balance:	$35,000,000
575 Maryville Centre Drive	575 Maryville	Cut-off Date LTV:	69.6%
Town & Country, MO 63141		U/W NCF DSCR:	2.00x
		U/W NOI Debt Yield:	11.3%

A “Cushman Re-Tenanting Event” shall occur when the 575 Maryville Borrower has delivered to the lender:

(i)	evidence reasonably satisfactory to the lender that (w) Cushman & Wakefield has given notice of renewal under the terms of its lease; (x) pursuant to a lease amendment or new lease, Cushman & Wakefield has agreed to remain in possession of its leased space at a rental rate of not less than $27.50 per square foot and otherwise constitutes a Qualified Replacement Lease (as defined below); (y) the entire Cushman & Wakefield space has been re-tenanted under one or more Qualified Replacement Leases; or (z) the Cushman & Wakefield lease has been affirmed by Cushman & Wakefield in a bankruptcy proceeding; and

(ii)	tenant estoppel(s) reasonably satisfactory to the lender.

A “Qualified Replacement Lease” shall mean a lease (i) with a term no less than five years; (ii) with a tenant reasonably acceptable to the lender; (iii) containing rental rates of at least $27.50 per square foot; (iv) that does not have a material adverse effect on the use, value, or operation of the 575 Maryville Property; (v) that is an arms-length transaction with an independent third party tenant; (vi) is in compliance with the 575 Maryville Mortgage Loan documents; (vii) that is subject to and subordinate to the lien of the security instrument securing the 575 Maryville Mortgage Loan and the tenant agrees to attorn to lender; and (viii) that is otherwise on market terms and is reasonably acceptable to lender.

Property Management. The 575 Maryville Property is managed Cushman & Wakefield U.S., Inc., a subsidiary of Cushman & Wakefield.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The 575 Maryville Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the 575 Maryville Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the 575 Maryville Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity that covers acts of terrorism. Provided that the TRIPRA is no longer in effect and such policies contain an exclusion for acts of terrorism, the 575 Maryville Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

Grapevine Station
1022 Texan Trail
Grapevine, TX 76051
Flower Mound
Lewisville
Grapevine Lake
Grapevine
Coppell
Southlake
Colleyville
Bedford
Euless
IRVING
Hurst
FORT WORTH
Dallas - Fort Worth Intl. Airport
DENTON COUNTY
TARRANT COUNTY
DALLAS COUNTY
Murrell Park
Oak Grove Park
Silver Lake Park
Grapevine Municipal Golf Course
Grapevine Mills
Coppell Nature Park
Valley Ranch
Andy Brown Park
North Lake Park
DOWNTOWN GRAPEVINE
GRAPEVINE MAIN STREET
DFW NORTH
Botanical Gardens-Heritage Park
Park Place
Southlake TownSquare
Park Village
Shops of Southlake
Southlake Corners
Gateway Plaza
Baylor Scott & White Medical Ctr. - Grapevine
Grapevine Towne Center
Mustang-Panther Stadium
Timarron Country Club
Parr Park
GameStop Corp. HQ
Bear Run Park
Shops at Vineyard Village
Glade Parks
Melrose Park
Town Center Colleyville
City Park
Colleyville Downs
Tara Village Shopping Center
Chisholm Park
Carousel Park
Bob Eden Park
Bear Creek Golf Course
DFW Car Rental Center
Midway Park
Springwood Hospital
West Park
Stonewood
FAA
American Airlines HQ
FlightSafety International
Trader Joe's Distribution Center
Townlake
Northwest Park
Irving Mall
Irving Towne Center
Westdale Hills Golf Course
Texas Star Golf Course
Aviall A Boeing Company
PS Business Parks
TEXRail
DART ORANGE LINE
TRINITY RAILWAY EXP
CENTREPORT
WEST IRVING
BELT LINE
DFW
Downtown Fort Worth 11 miles
Dallas 14 miles
Northwest Pkwy
LBJ Frwy
John Carpenter Frwy
Airport Frwy
International Pkwy
Pres. G. Bush Tpke
W. Corporate Dr
Flower Mound Rd
Long Prairie Rd
Spinks Rd
Lakeside Pkwy
W. Round Grove Rd
W. Sandy Lake Rd
W. Bethel Rd
Freeport Pkwy
S. Denton Tap Rd
S. Valley Pkwy
S. Edmonds Ln
Fairway Dr
E. Highland St
E. Dove Rd
W. Southlake Blvd
Continental Blvd
Mustang Dr
John McCain Rd
Timberline Dr
Tinker Rd
Hall-Johnson Rd
W. Glade Rd
Cheek-Sparger Rd
Mid Cities Blvd
Harwood Rd
Bedford Rd
Pipeline Rd
W. Euless Blvd
Trinity Blvd
FAA Blvd
Pioneer Dr
Northgate Dr
W. Walnut Hill Ln
Valley View Ln
W. Royal Ln
N. Royal Ln
Belt Line Rd
W. Airfield Dr
Shady Oaks Dr
White Chapel Blvd
Pleasant Run Rd
Pool Rd
Grapevine Hwy
Jackson Rd
Murphy Dr
Brown Trail
Central Dr
N. Industrial Blvd
N. Main St
Fuller Wiser Rd
Amon Carter Blvd
Main St
35E
121
635
114
26
360
97
161
183
DENTON
Sanger
Melissa
Prosper
McKinney
Ponder
FRISCO
Allen
Northlake
PLANO
Carrollton
Wylie
Lewisville
Westlake
Keller
Coppell
Farmers Branch
RICHARDSON
GARLAND
Rowlett
N. Richland Hills
Euless
IRVING
DALLAS
MESQUITE
FORT WORTH
ARLINGTON
GRAND PRAIRIE
Duncanville
DeSoto
Lancaster
Mansfield
Cedar Hill
Seagoville
Rendon
Highland Park
University Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Grapevine Station

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$34,000,000		Location:	Grapevine, TX
	Cut-off Date Balance:	$34,000,000		Size:	273 Units
	% of Initial Pool Balance:	4.4%		Cut-off Date Balance Per Unit:	$124,542
	Loan Purpose:	Acquisition		Maturity Date Balance Per Unit:	$124,542
				Year Built/Renovated:	2013/NAP
	Borrower Sponsor:	Myron a/k/a Michael Blackman; Michel D. Hibbert		Title Vesting:	Fee
	Guarantors:	(1)		Property Manager:	SunRidge Management Group, Inc.
	Mortgage Rate:	5.1500%		Current Occupancy (As of):	93.8% (11/15/2018)
	Note Date:	January 7, 2019		YE 2017 Occupancy:	95.0%
	Seasoning:	2 months		YE 2016 Occupancy:	97.0%
	Maturity Date:	January 11, 2029		YE 2015 Occupancy(3):	98.0%
	IO Period:	120 months		YE 2014 Occupancy(3):	83.0%
	Loan Term (Original):	120 months		Appraised Value:	$53,000,000
	Amortization Term (Original):	NAP		Appraised Value Per Unit:	$194,139
	Loan Amortization Type:	Interest-only, Balloon		Appraisal Valuation Date:	November 8, 2018
	Call Protection:	L(26),D(90),O(4)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (10/31/2018):	$2,577,089
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$2,601,886
				YE 2016 NOI:	$2,534,347
				YE 2015 NOI(4):	NAV
				U/W Revenues:	$4,763,775
				U/W Expenses:	$2,116,301
				U/W NOI:	$2,647,474
				U/W NCF:	$2,579,224
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF:	1.49x / 1.45x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	7.8% / 7.6%
Taxes	$92,787	$92,787	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.8% / 7.6%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	64.2%
Replacement Reserve	$0	$5,688	NAP	LTV Ratio at Maturity:	64.2%

Sources and Uses
Sources			Uses
Original loan amount	$34,000,000	63.5%	Purchase price	$52,000,000	97.2%
Borrower’s equity	19,523,581	36.5	Upfront reserves	92,787	0.2
			Closing costs	1,430,794	2.7
Total Sources	$53,523,581	100.0%	Total Uses	$53,523,581	100.0%

(1)	The Guarantors of the Grapevine Station Mortgage Loan (as defined below) are Myron a/k/a Michael Blackman, individually and as trustee of the Survivor’s Trust under the Myron and Roslyn Blackman Family Trust, Michel Daniel Hibbert as trustee of the Hibbert Living Trust and Michel D. Hibbert.
(2)	See “Escrows” section below.
(3)	The increase in Occupancy from YE 2014 to YE 2015 is a result of leasing commencing in early 2014 and subsequent occupancy stabilization.
(4)	Historical operating statements prior to 2016 are not available, as the Grapevine Station Property was recently acquired and such information was not made available by the prior owner.

The Mortgage Loan. The mortgage loan (“Grapevine Station Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a 273-unit multifamily garden style property located in Grapevine, Texas (the “Grapevine Station Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

The Borrower and Borrower Sponsor. The borrower is BH Grapevine Station, LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Grapevine Station Mortgage Loan. The borrower sponsors are Myron a/k/a Michael Blackman and Michel D. Hibbert. The nonrecourse carve-out guarantors of the Grapevine Station Mortgage Loan are Myron a/k/a Michael Blackman, individually and as trustee of the Survivor’s Trust under the Myron and Roslyn Blackman Family Trust, Michel Daniel Hibbert as trustee of the Hibbert Living Trust and Michel D. Hibbert.

Mr. Blackman has been investing in multifamily real estate since 1986 and has been investing in apartment buildings in the Dallas, Texas area since 2005. Mr. Blackman currently owns approximately 512 apartment units plus an approximately 12,000 square foot office building, a 14,700 square foot Walgreens, an approximately 60,000 square foot office and retail complex and 2 apartment buildings under construction totaling approximately 92 units. Mr. Hibbert has been involved in real estate since 1985 as a broker specializing in the sale of apartment properties, development land and commercial-investment properties. Mr. Hibbert currently owns 13 multifamily properties in California and Texas, totaling approximately 668 units.

The Property. The Grapevine Station Property is a 273-unit, class A multifamily property comprising nine, three-story buildings located in Grapevine, Texas. Constructed in 2013, the Grapevine Station Property comprises 42 studio units, 164 one-bedroom units, 55 two-bedroom units, and 12 two-bedroom townhouse units. Common area amenities at the Grapevine Station Property include an outdoor swimming pool with a sundeck, a community courtyard, a fitness center, picnic areas with BBQ grills, a dog park and a club room. Unit amenities include nine-foot ceiling heights, stainless steel appliances, built-in microwaves, walk-in closets, private patio or balcony, granite countertops and garden tubs. As of November 15, 2018, the Grapevine Station Property was 93.8% occupied and has averaged 94.8% occupancy since 2015.

The Grapevine Station Property is situated on a 10.2-acre site with 472 total parking spaces (surface, covered and garage) resulting in a parking ratio of 1.7 spaces per unit. The garage and carport parking is rented to residents on a monthly basis with rental rates ranging from $135-250 per month for various one- and two-car garage spaces and $35-55 per month for carport spaces.

The following table presents certain information relating to the unit mix and the appraiser’s market rent conclusion of the Grapevine Station Property:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)	Average Contract Monthly Rent per Unit	Market Monthly Rent per Unit
Studio / 1 Bathroom	42	15.4%	608	$1,227	$1,250
1 Bedroom / 1 Bathroom	146	53.5%	756	$1,339	$1,354
1 Bedroom / 1 Bathroom Flex	18	6.6%	829	$1,530	$1,551
2 Bedroom / 2 Bathroom	55	20.1%	1,100	$1,766	$1,802
2 Bedroom / 2.5 Bathroom Town House	12	4.4%	1,188	$2,082	$2,199
Total/Weighted Average	273	100.0%	826	$1,453	$1,478

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Grapevine Station Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	12/31/2017(1)	11/15/2018(3)
83.0%	98.0%	97.0%	95.0%	93.8%

(1)	Information obtained from the borrower.
(2)	The Grapevine Station Property was built in 2013. The increase in Occupancy from 12/31/2014 to 12/31/2015 is a result of leasing commencing in early 2014 and subsequent occupancy stabilization.
(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Grapevine Station Property:

Cash Flow Analysis(1)

	2016	2017	TTM 10/31/2018	U/W		%(2)	U/W $ per Unit
Base Rent	$4,225,047	$4,381,047	$4,352,878	$4,512,432	(3)	85.9%	$16,529
Grossed Up Vacant Space	0	0	0	330,444		6.3	1,210
Gross Potential Rent	$4,225,047	$4,381,047	$4,352,878	$4,842,876		92.2%	$17,739
Parking Income	45,305	42,768	42,462	42,462		0.8	156
Other Income(4)	334,468	324,296	368,435	368,435		7.0	1,350
Net Rental Income	$4,604,820	$4,748,111	$4,763,775	$5,253,773		100.0%	$19,245
Less Vacancy & Credit Loss	0	0	0	(489,998)(5)		(10.1)	(1,795)
Effective Gross Income	$4,604,820	$4,748,111	$4,763,775	$4,763,775		90.7%	$17,450

Real Estate Taxes	898,907	961,068	970,075	1,003,407		21.1	3,675
Insurance	147,984	106,243	87,696	135,956		2.9	498
Management Fee	252,009	256,984	301,598	190,551		4.0	698
Other Operating Expenses	771,573	821,930	827,318	786,388		16.5	2,881
Total Operating Expenses	$2,070,473	$2,146,225	$2,186,686	$2,116,301		44.4%	$7,752

Net Operating Income	$2,534,347	$2,601,886	$2,577,089	$2,647,474		55.6%	$9,698
Capital Expenditures	0	0	0	68,250		1.4	250
Net Cash Flow	$2,534,347	$2,601,886	$2,577,089	$2,579,224		54.1%	$9,448

NOI DSCR	1.42x	1.46x	1.45x	1.49x
NCF DSCR	1.42x	1.46x	1.45x	1.45x
NOI DY	7.5%	7.7%	7.6%	7.8%
NCF DY	7.5%	7.7%	7.6%	7.6%

(1)	Historical operating statements prior to 2016 are not available, as the Grapevine Station Property was recently acquired and such information was not made available by the prior owner.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	U/W Base Rent reflects the appraiser’s market rent for all occupied units. The U/W vacancy includes loss to lease, to account for the difference between market rents and actual in-place rents (see “Unit Mix Summary” above).

(4)	Other Income includes storage income, ratio utility billing system and other miscellaneous items such as pet fees and leases less than 12 months.

(5)	The underwritten vacancy includes a 6.7% vacancy factor, 3.0% loss to lease (to account for the difference between market rents and in-place rents) and 0.4% concessions. The Grapevine Station Property was 93.8% physically occupied and 93.1% economically occupied as of November 15, 2018.

Appraisal. The appraiser concluded to an “as-is” appraised value of $53,000,000 as of November 8, 2018.

Environmental Matters. According to a Phase I environmental assessment dated November 15, 2018, there was no evidence of any recognized environmental conditions at the Grapevine Station Property.

Market Overview and Competition. The Grapevine Station Property is located in Grapevine, Texas, approximately 22.5 miles northwest of the Dallas central business district and 24.1 miles northeast of the Fort Worth central business district. The Grapevine Station Property is situated immediately adjacent to State Route 26 and State Route 114, approximately 2.9 miles southwest of Interstate 635 and 7.9 miles southwest of Interstate 35E. The intersection of State Route 26 and Ruth Wall Road is approximately 0.3 miles north of the Grapevine Station Property and, according to a third party market research provider, had a daily traffic count of approximately 31,810 vehicles as of 2017. According to a third party market research provider, the area within a 1-mile radius of the Grapevine Station Property grew by approximately 29.0% between 2010 and 2018. A population growth of approximately 9.7% is projected in the same area between 2018 and 2023.

The Grapevine Station Property is located approximately 6.7 miles northwest of Cypress Waters, a 1,000-acre master-planned development centered around a 362-acre lake. The Grapevine Station Property is also located approximately 4.1 miles northwest of Dallas Fort Worth International Airport, the 4th busiest airport in the world by total take-off and landing in 2017, per third-party news and market research providers. Grapevine Mills, a 1.5 million square foot Simon-owned regional mall is located approximately 2.4 miles northeast of the Grapevine Station Property. Grapevine Mills features approximately 180 stores including Neiman Marcus Last Call, Saks Fifth Avenue OFF 5TH, H&M, Forever 21, Nike Factory Store, Coach Factory, Under Armour, Disney Outlet and J Crew. Grapevine Mills also contains a 30-screen AMC Dine-In Theatre, LEGOLAND Discovery Center, Sea Life Aquarium, an escape room venue, bowling lanes and Rainforest Café.

According to a third party market report, the estimated 2018 population within a three- and five-mile radius of the Grapevine Station Property was 27,939 and 108,655, respectively; and the estimated 2018 average household income within the same radii was $93,068 and $135,854, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

Submarket Information – According to a third-party market research report, the Grapevine Station Property is situated within the Grapevine submarket. As of the third quarter of 2018, the submarket reported a total inventory of 8,699 units with a 4.0% vacancy rate.

Appraiser’s Comp Set – The appraiser identified five primary competitive properties for the Grapevine Station Property totaling 1,406 units, which reported an average occupancy rate of approximately 96.2%. The appraiser concluded to monthly market rents per unit ranging from $1,250 to $2,199 (see “Unit Mix Summary” table in “The Property” section above).

The following table presents certain information relating to comparable multifamily properties for the Grapevine Station Property:

Competitive Set(1)

	Grapevine Station (Subject)	Enclave at Grapevine	Montelena	Resort at 925 Main	Stoneledge	Wildwood Creek
Location	Grapevine, TX	Grapevine, TX	Grapevine, TX	Grapevine, TX	Grapevine, TX	Grapevine, TX
Distance to Subject	--	2.2 miles	0.7 miles	0.8 miles	0.5 miles	0.6 miles
Property Type	Garden	Garden	Garden	Mid-Rise	Garden	Garden
Year Built/Renovated	2013/NAP	2013/NAP	1997/NAP	2008/NAP	2012/NAP	2001/NAP
Number of Units	273	243	256	251	312	344
Average Monthly Rent (per unit)
Studio	$1,227(2)	NAP	NAP	NAP	NAP	NAP
1 Bedroom / 1 Bathroom	$1,360(2)	$1,305	$1,165	$1,525	$1,260	$1,152
2 Bedroom / 2 Bathroom	$1,766(2)	$1,365	$1,487	$2,150	$1,640	$1,634
2 Bedroom / 2.5 Bathroom TH	$2,082(2)	$2,325	NAP	NAP	NAP	NAP
Occupancy	93.8%	98.0%	96.0%	94.0%	97.0%	96.0%

(1)	Information obtained from the appraisal and underwritten rent roll.
(2)	See “Unit Mix Summary” above for information related to the Grapevine Station Property.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $92,787 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $92,787).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Grapevine Station Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with paid receipts no later than ten business days prior to the expiration of the policies.

Replacement Reserve – The loan documents require ongoing monthly replacement reserves of $5,688, which the lender may require the borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Grapevine Station Property.

Lockbox and Cash Management. The Grapevine Station Mortgage Loan is structured with a soft lockbox, which is already in-place, and springing cash management. Prior to the occurrence of a Cash Trap Event Period (as defined below), the loan documents require that the borrower or the property manager deposit all rents into the lockbox account within one business day of receipt and all funds in the lockbox account are required to be distributed to the borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or
(ii)	the net cash flow debt service coverage ratio falling below 1.20x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.25x for three consecutive calendar months.

Property Management. The Grapevine Station Property is managed by SunRidge Management Group, Inc. (“SunRidge”), a full-service real estate management company. The company was formed in 1990 and has grown to a corporate staff of 24 and approximately 350 on-site associates. SunRidge currently manages approximately 100 properties across 12 states throughout the Southern and Western United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$34,000,000
1022 Texan Trail	Grapevine Station	Cut-off Date LTV:	64.2%
Grapevine, TX 76051		U/W NCF DSCR:	1.45x
		U/W NOI Debt Yield:	7.8%

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. Grapevine Station Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Grapevine Station Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

Nostrand Avenue Shopping Center
3779-3861 Nostrand Avenue
Brooklyn, NY 11235
JERSEY CITY
MANHATTAN
Hudson River
East River
Williamsburg
Ellis Island
Governors Island
Brooklyn Heights
Downtown Brooklyn
Cobble Hill
Red Hook
Upper New York Bay
Gowanus Bay
Park Slope
Prospect Park
Barclays Center
BROOKLYN
Flatbush
Sunset Park
Borough Park
Bay Ridge
Fort Hamilton
Bensonhurst
Sheepshead Bay
Gravesend
Flatlands
Canarsie
East New York
Jamaica Bay
Floyd Bennett Field
Gerritsen Beach
Brooklyn Marine Park
Marine Park Golf Course
Brighton Beach
Manhattan Beach
Coney Island
Seagate
Rockaway Point
Breezy Point
Point Breezy Tip
Jacob Riis Park
Fort Tilden
Atlantic Ocean
Belt Parkway
JFK Intl. Airport 5 miles
VERRAZZANO-NARROWS BRIDGE
MARINE PARKWAY BRIDGE
STATEN ISLAND FERRY
NEW YORK CITY
QUEENS
BRONX
STATEN ISLAND

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – Nostrand Avenue Shopping Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$26,775,000		Location:	Brooklyn, NY
	Cut-off Date Balance:	$26,775,000		Size:	80,991 SF
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per SF:	$330.59
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$330.59
	Borrower Sponsors:	Ben Ashkenazy; Ashkenazy Acquisition Corporation		Year Built/Renovated:	1960/NAP
	Guarantor:	Ben Ashkenazy		Title Vesting:	Fee
	Mortgage Rate:	5.1300%		Property Manager:	Self-managed
	Note Date:	December 21, 2018		Current Occupancy (As of):	92.7% (12/12/2018)
	Seasoning:	2 months		YE 2017 Occupancy:	90.0%
	Maturity Date:	January 6, 2029		YE 2016 Occupancy:	91.0%
	IO Period:	120 months		YE 2015 Occupancy(2):	NAV
	Loan Term (Original):	120 months		YE 2014 Occupancy(2):	NAV
	Amortization Term (Original):	NAP		Appraised Value:	$40,000,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$493.88
	Call Protection:	L(26),D(90),O(4)		Appraisal Valuation Date:	November 16, 2018
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP
				Underwriting and Financial Information
				TTM NOI(3):	NAV
				YE 2017 NOI(3):	NAV
				YE 2016 NOI(3):	NAV
Escrows and Reserves(1)				YE 2015 NOI(3):	NAV
	Initial	Monthly	Cap	U/W Revenues:	$3,341,704
Taxes	$62,569	$62,569	NAP	U/W Expenses:	$1,162,759
Insurance	$0	Springing	NAP	U/W NOI:	$2,178,945
Replacement Reserves	$0	$1,012	$60,743	U/W NCF:	$2,035,314
TI/LC Reserve	$0	$6,749	$242,973	U/W DSCR based on NOI/NCF:	1.56x / 1.46x
Free Rent Reserve	$149,208	$0	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 7.6%
Existing TI Reserve	$83,165	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 7.6%
Tenant Repair Reserve	$12,800	$0	NAP	Cut-off Date LTV Ratio:	66.9%
Immediate Repairs Reserve	$4,688	$0	NAP	LTV Ratio at Maturity:	66.9%

Sources and Uses
Sources			Uses
Original loan amount	$26,775,000	67.2%	Purchase price	$38,250,000	96.0%
Borrower equity	13,074,769	32.8	Purchase Credits(4)	(245,173)	(0.6)
			Upfront reserves	312,430	0.8
			Closing costs	1,532,512	3.8
Total Sources	$39,849,769	100.0%	Total Uses	$39,849,769	100.0%

(1)	See “Escrows” section below.
(2)	The Nostrand Avenue Shopping Center Property (as defined below) was acquired in 2018, and the prior owner did not provide historical occupancy figures earlier than 2016. Aldi and Blink Fitness backfilled the prior Pathmark tenant’s space in 2013. With the exception of Lucky Enterprises, all remaining tenants have been in occupancy since 2007 or earlier.
(3)	The prior owner did not provide complete historical financial information to the Nostrand Avenue Shopping Center Borrower (as defined below). However, the 2017 expense figures were provided, totaling $1,029,778.
(4)	Purchase Credits include (i) outstanding tenant improvement obligations for Blink Fitness ($83,165), (ii) outstanding gap rent for Rite Aid ($149,208), and (iii) a roof credit for Rite Aid ($12,800). Such Purchase Credits were reserved for by the lender. See “Escrows” section below.

The Mortgage Loan. The mortgage loan (the “Nostrand Avenue Shopping Center Mortgage Loan”) is evidenced by a single promissory note with an original principal balance of $26,775,000 and outstanding balance as of the Cut-off Date of $26,775,000 secured by a first mortgage encumbering the fee interest in an anchored retail shopping center located in Brooklyn, New York (the “Nostrand Avenue Shopping Center Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

The Borrowers and Borrower Sponsors. The borrowers comprise two tenants-in-common: Nostrand Property Owner LLC and Leonard Replacement Owner LLC (collectively, the “Nostrand Avenue Shopping Center Borrower”), each a Delaware limited liability company and single purpose entity with one independent director. Each tenant-in-common entity is majority-owned (either individually or as the beneficial interest holder of a trust) and controlled by Ben Ashkenazy, one of the borrower sponsors. Legal counsel to the Nostrand Avenue Shopping Center Borrower delivered a non-consolidation opinion in connection with the origination of the Nostrand Avenue Shopping Center Mortgage Loan. The nonrecourse carve-out guarantor of the Nostrand Avenue Shopping Center Mortgage Loan is Ben Ashkenazy.

The borrower sponsors are Ben Ashkenazy and Ashkenazy Acquisition Corporation. Ben Ashkenazy is the chief executive officer and chairman of Ashkenazy Acquisition Corporation. Founded in 1987, Ashkenazy Acquisition Corporation is a private investment firm focusing on retail, hotel and office assets. Ashkenazy Acquisition Corporation has acquired over 15 million square feet in retail, hospitality, office, and residential properties throughout the United States, Canada and England. Ashkenazy Acquisition Corporation’s portfolio contains more than 100 buildings valued at approximately $12.0 billion. Ashkenazy Acquisition Corporation has had five previous loans secured by unrelated properties that have been part of a workout. For more details, please see “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Property. The Nostrand Avenue Shopping Center Property consists of 80,991 square feet of grocery-anchored retail space situated on 3.1 acres of land in Brooklyn, New York. The Nostrand Avenue Shopping Center Property is comprised of three single-story retail buildings located on an entire city block bound by Nostrand Avenue, Avenues Y and Z, and Haring Place in the densely-populated Sheepshead Bay neighborhood of Brooklyn. The Nostrand Avenue Shopping Center Property features 700 feet of frontage along Nostrand Avenue, one of Sheepshead Bay’s most highly trafficked retail corridors. There are 200 parking spaces (resulting in a ratio of 2.5 spaces per 1,000 square feet) at the Nostrand Avenue Shopping Center Property, including rooftop parking above Aldi accessible via a ramp in the parking lot. As of December 12, 2018, the Nostrand Avenue Shopping Center Property was 92.7% leased to ten tenants. Seven of the ten tenants (49.1% of underwritten base rent) have been at the Nostrand Avenue Shopping Center Property for over ten years.

Major Tenants.

Largest Tenant: Aldi (16.7% of underwritten base rent; 7/31/2023 lease expiration) – AI Fund II, LLC (“Aldi”) is a grocery chain that operates more than 1,600 grocery stores in 35 states. Aldi’s inventory includes items that are more than 90.0% Aldi-exclusive brands, allowing the chain to provide customers with high quality products without the hidden costs of national brands. According to the tenant, more than 40 million customers each month benefit from Aldi’s streamlined inventory approach, bringing shoppers the highest quality products at the lowest possible prices. In 2017, Aldi grew its sales by $1.1 billion to $7.9 billion, a 16.2% increase. Aldi is currently undertaking a five-year, $5.3 billion growth plan, aiming to open 800 new stores and become the third largest grocer in the United States behind Kroger and Walmart. The Nostrand Avenue Shopping Center Property serves as one of only two Aldi locations in Brooklyn.

2nd Largest Tenant: Blink Fitness (21.9% of underwritten base rent; 6/30/2029 lease expiration) – Founded in 2011, Blink Fitness operates fitness clubs as a subsidiary of Equinox Holdings, Inc. Blink Fitness is a premium quality, value-based fitness brand with more than 90 locations open or in development throughout New York, New Jersey, Pennsylvania and California. Each Blink Fitness gym offers memberships priced between $15 and $26 per month based on location and access to other locations. The location at the Nostrand Avenue Shopping Center Property offers one-on-one personal training and provides over 80 pieces of cardio equipment, over 50 pieces of strength equipment, a weight training and functional area.

3rd Largest Tenant: Rite-Aid (21.2% of underwritten base rent; 6/30/2024 lease expiration) – Rite Aid of NY, Inc. (“Rite Aid”) (NYSE: RAD) operates drug stores that sell prescription drugs, as well as over-the-counter medications, health and beauty aids, personal care items, cosmetics, household items, convenience foods, greeting cards, and seasonal merchandise. It is the largest drug store chain on the east coast and the third largest in the United States. As of March 3, 2018, Rite Aid operated 2,550 stores in 19 states and the District of Columbia. Of the largest three tenants at the Nostrand Avenue Shopping Center Property, Rite-Aid is the only tenant required to report sales. In 2017, Rite-Aid had sales of $764 per square foot, 38.4% above the 2017 national sales average of all Rite-Aid locations. Rite-Aid has been located at the Nostrand Avenue Shopping Center Property since 1999 after it took over a local pharmacy’s lease that had been located at the property since 1959.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

The following table presents certain information relating to the tenancy at the Nostrand Avenue Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Aldi	NR/NR/NR	18,481	22.8%	$25.50	$471,266	16.7%	7/31/2023	4, 5-year	N
Blink Fitness	NR/B2/B	16,633	20.5%	$37.03	$615,920	21.9%	6/30/2029	1, 5-year	N
Rite Aid(3)	B/B2/B	12,434	15.4%	$48.00	$596,832	21.2%	6/30/2024	1, 5-year	N
Party City	NR/Ba3/B+	10,000	12.3%	$35.00	$350,000	12.4%	6/30/2022	N	N
Lucky Enterprises	NR/NR/NR	9,088	11.2%	$38.11	$346,344	12.3%	7/31/2028	1, 5-year	N
Total Major Tenants		66,636	82.3%	$35.72	$2,380,361	84.6%

Non-Major Tenant		8,476	10.5%	$51.31	$434,920	15.4%

Occupied Collateral Total		75,112	92.7%	$37.48	$2,815,281	100.0%

Vacant Space		5,879	7.3%

Collateral Total		80,991	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through December 2019 of $166,655.
(3)	Rite Aid has a three-month free rent period starting July 1, 2019. All free rent was reserved at closing ($149,208).

The following table presents certain information relating to the lease rollover schedule at the Nostrand Avenue Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	1	871	1.1%	871	1.1%	$43,506	1.5%	$49.95
2020	1	1,875	2.3%	2,746	3.4%	$51,000	1.8%	$27.20
2021	1	1,125	1.4%	3,871	4.8%	$64,159	2.3%	$57.03
2022	2	13,600	16.8%	17,471	21.6%	$578,015	20.5%	$42.50
2023	2	19,486	24.1%	36,957	45.6%	$519,506	18.5%	$26.66
2024	1	12,434	15.4%	49,391	61.0%	$596,832	21.2%	$48.00
2025	0	0	0.0%	49,391	61.0%	$0	0.0%	$0.00
2026	0	0	0.0%	49,391	61.0%	$0	0.0%	$0.00
2027	0	0	0.0%	49,391	61.0%	$0	0.0%	$0.00
2028	1	9,088	11.2%	58,479	72.2%	$346,344	12.3%	$38.11
Thereafter	1	16,633	20.5%	75,112	92.7%	$615,920	21.9%	$37.03
Vacant	0	5,879	7.3%	80,991	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	80,991	100.0%			$2,815,281	100.0%	$37.48(3)

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

The following table presents historical occupancy percentages at the Nostrand Avenue Shopping Center Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	12/31/2017(2)	12/12/2018(3)
NAV	NAV	91.0%	90.0%	92.7%

(1)	Information obtained from the borrower.
(2)	The Nostrand Avenue Shopping Center Property was acquired in 2018, and the prior owner did not provide historical occupancy figures earlier than 2016. Aldi and Blink Fitness backfilled the prior Pathmark tenant’s space in 2013. With the exception of Lucky Enterprises, all of the remaining tenants have been in occupancy since 2007 or earlier.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Nostrand Avenue Shopping Center Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$2,648,626	73.8%	$32.70
Contractual Rent Steps(3)	166,655	4.6	2.06
Grossed Up Vacant Space	247,100	6.9	3.05
Gross Potential Rent	$3,062,381	85.3%	$37.81
Other Income	0	0.0	0.00
Total Recoveries	526,423	14.7	6.50
Net Rental Income	$3,588,804	100.0%	$44.31
(Vacancy & Credit Loss)(4)	(247,100)	(8.1)	(3.05)
Effective Gross Income	$3,341,704	93.1%	$41.26

Real Estate Taxes	728,000	21.8%	$8.99
Insurance	31,500	0.9	0.39
Management Fee	100,251	3.0	1.24
Other Operating Expenses	303,008	9.1	3.74
Total Operating Expenses	$1,162,759	34.8%	$14.36

Net Operating Income	$2,178,945	65.2%	$26.90
Replacement Reserves	12,149	0.4	0.15
TI/LC	131,482	3.9	1.62
Net Cash Flow	$2,035,314	60.9%	$25.13

NOI DSCR	1.56x
NCF DSCR	1.46x
NOI Debt Yield	8.1%
NCF Debt Yield	7.6%

(1)	Historical information is not available because the Nostrand Avenue Shopping Center Property was acquired in 2018, and the prior owner did not provide complete historical financial information to the borrower. 2017 expense figures were provided, totaling $1,029,778.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Represents contractual rent steps through December 2019.
(4)	The underwritten economic vacancy is 8.1%. The Nostrand Avenue Shopping Center Property was 92.7% leased as of December 12, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

Appraisal. The appraiser concluded to an “as-is” appraised value of $40,000,000 as of November 16, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated November 14, 2018, there was evidence of two recognized environmental conditions at the Nostrand Avenue Shopping Center Property. The first recognized environmental condition is regarding the former presence of a dry cleaning tenant at the Nostrand Avenue Shopping Center Property, and the second recognized environmental condition is regarding the former presence of a dry cleaner adjacent to the Nostrand Avenue Shopping Center Property. A Phase II environmental site assessment was recommended for a limited subsurface investigation and was completed in December 2018. The report concluded that soil vapor intrusion is not occurring at the Nostrand Avenue Shopping Center Property and that the potential for adverse impact is minimal. The lender has obtained an environmental insurance policy from Great American Insurance Group for a 13-year term expiring on December 21, 2031. For more details, please see “Description of the Mortgage Pool – Environmental Conditions” in the Preliminary Prospectus.

Market Overview and Competition. The Nostrand Avenue Shopping Center Property is located in Brooklyn, Kings County, New York. Brooklyn is the second largest of the five boroughs by land area and is the most populous borough with one-third of New York City’s population. Over the past decade, Brooklyn has expanded at a rapid pace, attracting both businesses and residents. Since 2003, the number of businesses in Brooklyn has increased by 21.0% and job growth has grown by 19.8%, a rate twice as fast as the rest of New York City. With many restaurants, a growing nightlife, diverse neighborhoods, and accessibility to Manhattan, Brooklyn is attracting young professionals in large numbers. The Nostrand Avenue Shopping Center Property is located in the densely-populated Sheepshead Bay neighborhood bound by Nostrand Avenue, Avenues Y and Z, and Haring Place, and primarily serves the surrounding residential area. The Sheepshead Bay neighborhood is leading the growth of condominiums in Brooklyn, with over 515 units in the pipeline. According to the appraisal, as of 2017, the population within a 1-mile, 2-mile, and 3-mile radius totaled 86,886, 271,792, and 550,894 people, respectively. The intersection of Nostrand Avenue and Avenue Y has an annual average daily traffic count of approximately 15,000 vehicles. The Nostrand Avenue Shopping Center Property is serviced by the B and Q trains, providing access to New York City, with a local stop at Avenue U and Neck Road (0.7 miles from the Nostrand Avenue Shopping Center Property).

Submarket Information – According to a third-party market research report, the Nostrand Avenue Shopping Center Property is situated within the South Brooklyn retail submarket. As of the third quarter of 2018, the submarket reported a total inventory of 41.1 million square feet with a 2.8% vacancy rate and average rental rates of $45.64 per square foot.

Appraiser’s Comp Set – The appraiser did not identify a specific competitive set, but identified eight comparable sales, nine comparable grocery leases, seven comparable large inline leases (greater than 8,500 square feet), and thirteen small inline leases (less than 8,500 square feet).

The following table presents certain information relating to the appraiser’s market rent conclusion for the Nostrand Avenue Shopping Center Property:

Market Rent Summary(1)

	Supermarket	Large Retail(2)	Small Retail	Retail – Corner	Retail-Side Street
Market Rent (PSF)	$30.00	$40.00-$45.00	$50.00	$65.00	$25.00
Lease Term (Years)	15	10	10	10	10
Lease Type (Reimbursements)	Gross	Gross	Gross	Gross	Gross
Rent Increase Projection	10.0% every 5 years	10% every 5 years	3.0% per annum	3.0% per annum	3.0% per annum

(1)	Information obtained from the appraisal.
(2)	Large Retail pertains to leases greater than 8,500 square feet. Inline Small, Inline Corner, and Inline-Side Street pertain to leases less than 8,500 square feet.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

The table below presents certain information relating to comparable sales for the Nostrand Avenue Shopping Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Caesar’s Bay Bazaar	Brooklyn, NY	300,000	Jun-18	$118,000,000	$393.33
1100 King’s Highway & 2067 Coney Island Avenue	Brooklyn, NY	43,318	May-18	$30,500,000	$704.10
2857 West 8th Street	Brooklyn, NY	52,302	Apr-18	$23,000,000	$439.75
Harlem Center	Upper Manhattan, NY	126,234	Sep-17	$103,000,000	$815.94
Atlantic Center	Brooklyn, NY	396,224	Sep-17	$195,000,000	$492.15
Shops at Bruckner Plaza	Parkchester, Bronx, NY	115,545	Jan-17	$32,000,000	$276.95
Riverdale Crossings	Riverdale, Bronx, NY	159,137	Oct-15	$133,000,000	$835.76
Shops at Grand Avenue	Maspeth, NY	99,986	Oct-14	$56,000,000	$560.08

(1)	Information obtained from the appraisal.

The following table presents certain information relating to nine comparable leases to those at the Nostrand Avenue Shopping Center Property:

Comparable Leases(1)(2)

Property Name/Location	Year Built	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size (SF)	Annual Base Rent PSF	Reimbursement Amount PSF	Lease Type
Supermarket
Georgetowne Shopping Center 2101-2181 Ralph Avenue Brooklyn, NY	2018	700,000	3.2 miles	100.0%	20.0 Yrs	36,868	$27.00	NAV	Net
Gateway Center II 339-579 Gateway Drive Brooklyn, NY	2014	600,646	6.6 miles	98.0%	15.0 Yrs	16,839	$50.00	NAV	Net
300 Ashland Place Brooklyn, NY	2018	700,000	7.0 miles	NAV	20.0 Yrs	37,000	$56.75	NAV	Gross
Large Inline
2845 Coney Island Avenue Sheepshead Bay, NY	1950	62,000	1.6 miles	NAV	15.0 Yrs	10,000	$71.00	NAV	Net
1601 Kings Highway Sheepshead Bay, NY	2018	68,383	2.1 miles	87.0%	10.0 Yrs	20,000	$42.00	NAV	Gross
12442 Flatlands Avenue Spring Creek, NY	2017	360,000	6.3 miles	NAV	10.0 Yrs	11,035	$35.00	NAV	Gross
Small Inline
3860 Nostrand Avenue Sheepshead Bay, NY	1959	70,293	0.5 miles	95.0%	10.0 Yrs	2,108	$40.00	NAV	Net
2602 East 16th Street Sheepshead Bay, NY	1960	5,000	0.9 miles	100.0%	10.0 Yrs	700	$50.00	NAV	Net
902 Kings Highway Sheepshead Bay, NY	1931	3,300	2.3 miles	100.0%	10.0 Yrs	1,100	$65.45	NAV	Net

(1)	Information obtained from the appraisal.
(2)	This table contains a sample of the nine comparable grocery leases, seven comparable large inline leases (greater than 8,500 square feet), and the thirteen small inline leases (less than 8,500 square feet) identified by the appraiser. The leases were chosen based on proximity to and similarities between tenants with the Nostrand Avenue Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $62,569 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $62,569).

Insurance – Ongoing monthly insurance reserves, equaling one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months, are not currently required and will not be required so long as the borrower maintains a blanket policy acceptable to the lender.

Replacement Reserves – The loan documents require ongoing monthly replacement reserves of $1,012 up to a cap of $60,743.

TI/LC Reserve – The loan documents require ongoing monthly TI/LC reserves of $6,749 up to a cap of $242,973.

Free Rent Reserve – The loan documents require an upfront reserve of $149,208 for gap rent related to Rite-Aid.

Existing TI Reserve – The loan documents require an upfront reserve of $83,165 for existing TI/LCs related to Blink Fitness.

Tenant Repair Reserve – The loan documents require an upfront reserve of $12,800 for tenant repairs related to Rite-Aid.

Immediate Repairs Reserve – The loan documents require an upfront reserve of $4,688 for immediate repairs.

Lockbox and Cash Management. The Nostrand Avenue Shopping Center Mortgage Loan documents require a hard lockbox with springing cash management. The Nostrand Avenue Shopping Center Mortgage Loan documents require the Nostrand Avenue Shopping Center Borrower to deliver written instructions to tenants to deposit all rents payable under such leases directly into a clearing account. The Nostrand Avenue Shopping Center Mortgage Loan documents require that all rents received by the Nostrand Avenue Shopping Center Borrower or the property manager be deposited into the lockbox account within two business days of receipt. Funds in the lockbox account, absent the continuance of a Trigger Period (as defined below), are required to be transferred daily to a borrower operating account. Upon the first occurrence of a Trigger Period, the Nostrand Avenue Shopping Center Borrower is required to establish a cash management account under the sole control of the lender, to which during a Trigger Period, all amounts in the lockbox account are required to be automatically transferred daily for the payment, among other things, of the debt service, monthly escrows, default interest and late payment charges. Absent the continuance of a Cash Sweep Period (as defined below), any remaining funds after such disbursements are required to be distributed to the borrower. Upon a Cash Sweep Period, all remain excess cash flow will be escrowed in an excess cash flow reserve account.

A “Trigger Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Nostrand Avenue Shopping Center Mortgage Loan; or
(ii)	the debt service coverage ratio (as calculated in the loan documents) for the Nostrand Avenue Shopping Center debt falling below 1.05x based on a 30-year amortization schedule (approximately 1.32x based on the interest only debt service payment).

A Trigger Period will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the debt service coverage ratio for the Nostrand Avenue Shopping Center debt being equal to or greater than 1.10x based on a 30-year amortization schedule (approximately 1.38x based on the interest only debt service payment) for two consecutive calendar quarters.

A “Cash Sweep Period” will commence upon the earliest to occur of the following:

(i)	an event of default under the Nostrand Avenue Shopping Center Mortgage Loan; or
(ii)	the debt service coverage ratio for the Nostrand Avenue Shopping Center debt falling below 1.05x based on a 30-year amortization schedule (approximately 1.32x based on the interest only debt service payment) for two consecutive calendar quarters.

A “Cash Sweep Period” will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default; or
●	with regard to clause (ii) above, the debt service coverage ratio for the Nostrand Avenue Shopping Center debt being equal to or greater than 1.10x based on a 30-year amortization schedule (approximately 1.51x based on the interest only debt service payment ) for two consecutive calendar quarters.

Property Management. The Nostrand Avenue Shopping Center Property is managed by an affiliate of the Nostrand Avenue Shopping Center Borrower.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Anchored	Loan #7	Cut-off Date Balance:	$26,775,000
3779-3861 Nostrand Avenue	Nostrand Avenue Shopping Center	Cut-off Date LTV:	66.9%
Brooklyn, NY 11235		U/W NCF DSCR:	1.46x
		U/W NOI Debt Yield:	8.1%

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease. None.

Terrorism Insurance. The Nostrand Avenue Shopping Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Nostrand Avenue Shopping Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity that covers acts of terrorism. Provided that the TRIPRA is no longer in effect and such policies contain an exclusion for acts of terrorism, the Nostrand Avenue Shopping Center Borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

Roseville Shopping Center
1901-1913,1919-1925,1927 Douglas Boulevard
Roseville, CA 95661
Lincoln
Loomis
Rocklin
ROSEVILLE
Granite Bay
Antelope
Citrus Heights
Foothill Farms
North Highlands
Carmichael
PLACER COUNTY
SACRAMENTO COUNTY
AMTRAK CAPITOL CORRIDOR
Catta Verdera Country Club
English Colony Way
12 Bridges Dr
Athens Ave
Thunder Valley Casino Resort
Rio Bravo Rocklin Power Station
Ace Hardware Distribution Center
Sunset Blvd
Fiddyment Rd
Wildcat Blvd
Whitney Blvd
Whitney Oaks Golf Club
Sierra College Blvd
Humphrey Rd
William Jessup University
Stanford Ranch Rd
Park Dr
Industrial Ave
Lonetree Blvd
Sunset Blvd
Sunset Whitney Country Club
Rocklin Commons
Rocklin Crossings
RC Willey Distribution Center
Blue Oaks Blvd
Blue Oaks Town Center
Highland Reserve Marketplace
LB Construction
Antelope Creek Park
ROCKLIN
Sierra College
Rocklin Rd
Hewlett Packard Enterprise
Foothills Blvd
Roseville Pkwy
Willowrock Plaza
S. Whitney Blvd
Pacific St
Woodcreek Golf Club
Timber Creek Golf Course
TSI Semiconductors
Washington Blvd
Diamond Oaks Golf Course
Westfield Galleria at Roseville
Creekside Town Center
Stanford Ranch Rd
Sierra College Blvd
Woodcreek Oaks Blvd
Pleasant Grove Blvd
Sierra View Country Club
Sutter Roseville Medical Center
Secret Ravine Pkwy
Barton Rd
Galleria Blvd
Rocky Ridge Town Ctr.
Junction Blvd
Placer County Fairgrounds
Eureka Rd
Roseville Pkwy
Baseline Rd
DOWNTOWN ROSEVILLE
ROSEVILLE
Harding Blvd
Lead Hill Blvd
Denio's Farmers Market
Roseville Square
Vineyard Rd
Renaissance Creek Shopping Center
Kaiser Permanente Medical Ctr.
Walerga Rd
Maidu Regional Park
Eureka Rd
PFE Rd
Cirby Way
Granite Bay Golf Club
Lawrence Links Golf Course
Antelope Rd
Auburn Blvd
Sunrise Blvd
Old Auburn Rd
Elkhorn Blvd
Roseville Rd
Greenback Ln
Marketplace at Birdcage
Sunrise Mall
Mercy San Juan Medical Center
Hillsdale Blvd
Sacramento 9 miles
65
80
Plumas Lake
Trowbridge
Sheridan
North Auburn
Auburn
Robbins
Nicolaus
SUTTER COUNTY
PLACER COUNTY
Rocklin
Roseville
Yolo
Granite Bay
Foothill Farms
Rio Linda
North Highlands
El Dorado Hills
Woodland
Citrus Heights
Folsom
Carmichael
Arden
Rancho Cordova
YOLO COUNTY
West Sacramento
SACRAMENTO
Davis
Florin
Rancho Murieta
Vineyard
Dixon
Laguna
Elk Grove
Wilton
SOLANO COUNTY
SACRAMENTO COUNTY
Courtland
Clay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – Roseville Shopping Center

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Rialto Mortgage Finance, LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Shadow Anchored
	Original Principal Balance:	$23,887,500		Location:	Roseville, CA
	Cut-off Date Balance:	$23,887,500		Size:	96,791 SF
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per SF:	$246.79
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$217.26
	Borrower Sponsors:	Joshua Volen; Trevor Smith		Year Built/Renovated:	1991/NAP
	Guarantors:	Joshua Volen; Trevor Smith		Title Vesting:	Fee
	Mortgage Rate:	4.7500%		Property Manager:	Self-managed
	Note Date:	December 14, 2018		Current Occupancy (As of):	94.3% (11/20/2018)
	Seasoning:	2 months		YE 2017 Occupancy(2):	80.4%
	Maturity Date:	January 6, 2029		YE 2016 Occupancy:	92.0%
	IO Period:	36 months		YE 2015 Occupancy:	93.0%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	95.1%
	Amortization Term (Original):	360 months		Appraised Value:	$34,500,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		Appraised Value Per SF:	$356.44
	Call Protection:	L(26),D(90),O(4)		Appraisal Valuation Date:	November 20, 2018
	Lockbox Type:	Springing
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (9/30/2018)(3):	$2,245,979
				YE 2017 NOI:	$2,460,384
				YE 2016 NOI:	$2,405,155
Escrows and Reserves(1)				U/W Revenues:	$3,505,675
	Initial	Monthly	Cap	U/W Expenses:	$831,546
Taxes	$89,325	$28,357	NAP	U/W NOI(3):	$2,674,128
Insurance	$15,001	$2,857	NAP	U/W NCF:	$2,601,535
Replacement Reserve	$0	$1,210	$43,556	U/W DSCR based on NOI/NCF:	1.79x / 1.74x
TI/LC Reserve	$0	$4,840	$174,224	U/W Debt Yield based on NOI/NCF:	11.2% / 10.9%
Deferred Maintenance	$9,275	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.7% / 12.4%
Free Rent Reserve	$93,913	$0	NAP	Cut-off Date LTV Ratio:	69.2%
Unfunded TI/LC Reserve	$1,026,607	$0	NAP	LTV Ratio at Maturity:	61.0%

Sources and Uses
Sources			Uses
Original loan amount	$23,887,500	71.5%	Purchase Price	$31,850,000	95.3%
Sponsor’s new equity contribution	9,518,050	28.5	Upfront reserves	1,234,121	3.7
			Closing costs	321,429	1.0
Total Sources	$33,405,550	100.0%	Total Uses	$33,405,550	100.0%

(1)	See “Escrows” section below.

(2)	Occupancy dropped in 2017 as Party City, which formerly occupied the W Salon Suites space, vacated in September 2017.

(3)	The U/W NOI increased more than 5% compared to the TTM NOI due to the second largest tenant, W Salon Suites, commencing its lease in January 2019.

The Mortgage Loan. The mortgage loan (the “Roseville Shopping Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a 96,791 square foot shadow anchored retail center located in Roseville, California (the “Roseville Shopping Center Property”).

The Borrowers and Borrower Sponsors. The borrowers, Roseville PH, LLC (74.06%) and Convoy Roseville, LLC (25.94%) (collectively, the “Roseville Shopping Center Borrower”), are tenants-in-common, each a single purpose Delaware limited liability company with one independent director. The Roseville Shopping Center Property is managed by CIRE Investment Services, Inc., an affiliate of the Roseville Shopping Center Borrower. Roseville PH, LLC is managed by CIRE Management, LLC and is owned 100% by Roseville Retail I, LLC, which is owned by class A Investor Members (93.88%) and class B CIRE Sponsorship LLC (6.12%). Convoy Roseville, LLC is managed by CIRE Management, LLC and is owned 100% by 6601 Convoy Ct, LLC, which is owned by Joshua Volen

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

(40.0%), Trevor Smith (40.0%), Jeff Robertson (15.0%), Alexis Volen (2.5%), and Jason Tamashiro (2.5%). CIRE Management, LLC is owned by Trevor Smith (50%) and Joshua Volen (50%). Legal counsel to the Roseville Shopping Center Borrower delivered a non-consolidation opinion in connection with the origination of the Roseville Shopping Center Mortgage Loan. The nonrecourse carve-out guarantors of the Roseville Shopping Center Mortgage Loan are Joshua Volen and Trevor Smith on a joint and several basis.

The borrower sponsors, Joshua Volen and Trevor Smith are co-founders and principals of CIRE Equity. Founded in 2010, CIRE Equity is based in Beverly Hills, California and San Diego, California and serves as a vertically integrated sponsor/operator that specializes in value-add acquisitions in the Southwestern United States. Joshua Volen has held roles at Marcus & Millichap, a commercial real estate brokerage firm. Mr. Volen has also played a role in the growth of his family office to over 500,000 square feet of office, industrial and retail properties in Northern California along with other key markets. Trevor Smith worked at Silverberg Development Corp, a boutique real estate investment and development firm in Los Angeles. Mr. Smith has experience in real estate acquisitions, valuation, financial analysis, market analysis, project management, asset management, and dispositions. Mr. Volen was a guarantor of a loan that went into maturity default in December 2009. The matter has been settled, and the loan has been paid in full. See “Description of the Mortgage Pool—Litigation and Other Considerations” in the Preliminary Prospectus.

The Property. The Roseville Shopping Center Property is a shadow anchored retail center located in Roseville, California, approximately 15 miles northeast of downtown Sacramento. The Roseville Shopping Center Property consists of eight retail buildings developed in 1991. The Roseville Shopping Center Property is situated on a 9.0 acre site, with 465 surface parking spaces, resulting in a parking ratio of 4.8 per 1,000 square feet of rentable area. The Roseville Shopping Center Property is part of a larger retail center, which is anchored by Target and Raley’s and includes a Jack in the Box outparcel (all of which are not part of the collateral). Target has been in occupancy since 1998 and reimburses the Roseville Shopping Center Borrower for its share of utilities expenses pursuant to an operation and easement agreement that covers the larger shopping center (including the Roseville Shopping Center Property, the “OEA”). Raley’s has been in occupancy since 1998 and recently renewed its lease through 2022. Jack in the Box has been in occupancy since 1998. Raley’s and Jack in the Box reimburse the Roseville Shopping Center Borrower for their respective share of common area maintenance expenses pursuant to the OEA. The Roseville Shopping Center Property’s major tenants include PetCo Animal Supplies, Inc., W Salon Suites and Big 5 Sporting Goods. As of November 20, 2018, the Roseville Shopping Center Property was 94.3% occupied by 24 tenants, and the Roseville Shopping Center Property also receives rent under a cell-tower agreement with T-Mobile.

Major Tenants.

Largest Tenant: PetCo Animal Supplies, Inc. (15,486 square feet; 16.0% of net rentable area; 13.9% of underwritten base rent; 6/30/2027 lease expiration) – PetCo Animal Supplies, Inc., (“PetCo”) is a privately held pet retailer in the United States, with corporate offices in San Diego and San Antonio. PetCo sells pet products and services, as well as certain types of live animals with more than 1,500 locations across the United States, Mexico, and Puerto Rico. According to the most recent lease extension, PetCo remodeled its premises in accordance with plans approved by the Roseville Shopping Center Borrower, for which it was reimbursed $250,000 in tenant allowance. PetCo has been a tenant at the Roseville Shopping Center Property since 1997 and has two, 5-year renewal options remaining after its June 2027 lease expiration.

2nd Largest Tenant: W Salon Suites (13,114 square feet; 13.5% of net rentable area; 11.8% of underwritten base rent; 3/31/2029 lease expiration) – W Salon Suites is a provider of private rental space for independent beauty professionals within the salon suite concept. They offer salon professionals the opportunity to own and operate their own business without the expense of facility management and maintenance. The locations are staffed with full-time salon managers who provide service to salon owners and their clients. W Salon Suites started its lease in January 2019 with a rent commencement date of April 2019. The Roseville Shopping Center Borrower escrowed $93,913 in a free rent reserve at origination. W Salon Suites has two, 5-year renewal options remaining after its March 2029 lease expiration.

3rd Largest Tenant: Big 5 Sporting Goods (10,000 square feet; 10.3% of net rentable area; 9.5% of underwritten base rent; 1/31/2021 lease expiration) – Big 5 Sporting Goods is a sporting goods retailer headquartered in El Segundo, California with 435 stores in Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming. In 2014, Big 5 Sporting Goods launched its e-commerce platform to offer selected products online. Big 5 Sporting Goods product mix includes athletic shoes, apparel and accessories, as well as a broad selection of outdoor and athletic equipment for team sports. Big 5 Sporting Goods has been a tenant at the Roseville Shopping Center Property since 1991 and has one, 5-year renewal option remaining after its January 2021 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the tenancy at the Roseville Shopping Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
PetCo Animal Supplies, Inc.	NR/B3/CCC+	15,486	16.0%	$24.00	$371,664	13.9%	6/30/2027	2, 5-year	N
W Salon Suites(3)	NR/NR/NR	13,114	13.5%	$24.00	$314,736	11.8%	3/31/2029	2, 5-year	N
Big 5 Sporting Goods	NR/NR/NR	10,000	10.3%	$25.28	$252,768	9.5%	1/31/2021	1, 5-year	N
Chevy’s Mexican Restaurant	NR/NR/NR	6,500	6.7%	$45.90	$298,350	11.2%	2/28/2021	None	N
Fed Ex Office	NR/Baa2/BBB	6,400	6.6%	$40.17	$257,088	9.6%	1/31/2022	None	N
Total Major Tenants		51,500	53.2%	$29.02	$1,494,606	56.1%

Non-Major Tenants		39,726(4)	41.0%	$32.00(5)	$1,171,904(6)	43.9%

Occupied Collateral Total		91,226(4)	94.3%	$30.26(5)	2,666,510(6)	100.0%

Vacant Space		5,565	5.7%

Collateral Total		96,791	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through November 2019 totaling $30,084.

(3)	W Salon Suites has taken the possession of its space and is required to begin paying rent on April 2019.

(4)	Includes 3,100 square feet of storage space.

(5)	Annual U/W Base Rent PSF excludes vacant space and a 3,100 square feet of storage space with no attributable U/W Base Rent.

(6)	Cell tower rent is excluded.

The following table presents certain information relating to tenant sales at the Roseville Shopping Center Property for tenants required to report sales:

Tenant Sales (PSF)

Major Tenant Name	% of Total Annual U/W Base Rent	2016(1)	2017(1)	2018(1)	Major Tenant Occupancy Cost(2)
PetCo Animal Supplies, Inc.	13.9%	$214	$207	$184	17.9%
Big 5 Sporting Goods	9.5%	$312	$357	$301	9.9%
Chevy’s Mexican Restaurant	11.2%	$365	$383	$411	12.4%

In-Line Sales PSF		$286	$296	$303
In-Line Occupancy Cost		15.9%	15.0%	14.6%

(1)	TTM Sales PSF and Occupancy Cost are for the trailing 12-month period ending September 30 of each year.

(2)	Occupancy Cost is based on TTM 9/30/2018 sales, underwritten base rent and underwritten reimbursements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to the lease rollover schedule at the Roseville Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	1,000	1.0%	1,000	1.0%	$18,000	0.7%	$18.00
2019	5	11,611	12.0%	12,611	13.0%	$335,052	12.6%	$28.86
2020	4	5,500	5.7%	18,111	18.7%	$212,604	8.0%	$38.66
2021	8	31,100(3)	32.1%	49,211	50.8%	$977,078	36.6%	$31.42
2022	2	7,500	7.7%	56,711	58.6%	$289,296	10.8%	$38.57
2023	1	2,400	2.5%	59,111	61.1%	$63,360	2.4%	$26.40
2024	0	0	0.0%	59,111	61.1%	$0	0.0%	$0.00
2025	0	0	0.0%	59,111	61.1%	$0	0.0%	$0.00
2026	2	3,515	3.6%	62,626	64.7%	$84,720	3.2%	$24.10
2027	1	15,486	16.0%	78,112	80.7%	$371,664	13.9%	$24.00
2028	0	0	0.0%	78,112	80.7%	$0	0.0%	$0.00
2029	1	13,114	13.5%	91,226	94.3%	$314,736	11.8%	$24.00
Thereafter	0	0	0.0%	91,226	94.3%	$0	0.0%	$0.00
Vacant	0	5,565	5.7%	96,791	100.0%	$0	0.0%	$0.00
Total/Weighted Average	25	96,791	100.0%			$2,666,510(4)	100.0%	$30.26(5)

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Includes 3,100 square feet of storage space.

(4)	Cell tower rent is excluded.

(5)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space and 3,100 square feet of storage space with no attributable U/W Base Rent.

The following table presents historical occupancy percentages at the Roseville Shopping Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)(2)	11/20/2018(3)
95.1%	93.0%	92.0%	80.4%	94.3%

(1)	Information obtained from the Roseville Shopping Center Borrower.

(2)	Occupancy dropped in 2017 as Party City, which formerly occupied the W Salon Suites space, vacated in September 2017.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Roseville Shopping Center Property:

Cash Flow Analysis

	2016	2017	TTM 9/30/2018	U/W	%(1)	U/W $ per SF
Rents in Place	$2,366,863	$2,424,890	$2,233,068	$2,636,426	70.8%	$27.24
Contractual Rent Steps	0	0	0	30,084(2)	0.8	0.31
Grossed Up Vacant Space	0	0	0	139,515	3.7	1.44
Gross Potential Rent	$2,366,863	$2,424,890	$2,233,068	$2,806,025	75.3%	$28.99
Other Income(3)	60,758	60,176	69,111	63,249	1.7	0.65
Total Recoveries	682,311	694,343	639,340	855,268	23.0	8.84
Net Rental Income	$3,109,932	$3,179,409	$2,941,519	$3,724,541	100.0%	$38.48
(Vacancy & Credit Loss)	0	0	0	(218,866)(4)	(7.8)	(2.26)
Effective Gross Income	$3,109,932	$3,179,409	$2,941,519	$3,505,675	92.2%	$36.22

Real Estate Taxes	258,876	269,106	267,990	366,643	10.5	3.79
Insurance	14,878	15,334	14,618	34,287	1.0	0.35
Management Fee	91,930	94,105	87,486	105,170	3.0	1.09
Other Operating Expenses	339,093	340,480	325,446	325,446	9.3	3.36
Total Operating Expenses	$704,777	$719,025	$695,540	$831,546	23.7%	$8.59

Net Operating Income(5)	$2,405,155	$2,460,384	$2,245,979	$2,674,128	76.3%	$27.63
Replacement Reserves	0	0	0	14,519	0.4	0.15
TI/LC	0	0	0	58,075	1.7	0.60
Net Cash Flow	$2,405,155	$2,460,384	$2,245,979	$2,601,535	74.2%	$26.88

NOI DSCR	1.61x	1.65x	1.50x	1.79x
NCF DSCR	1.61x	1.65x	1.50x	1.74x
NOI Debt Yield	10.1%	10.3%	9.4%	11.2%
NCF Debt Yield	10.1%	10.3%	9.4%	10.9%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	Represents contractual rent steps through November 2019.

(3)	Other Income includes income from fireworks sales in the parking area and T-Mobile rent for the cell tower.

(4)	The underwritten economic vacancy is 6.0%. The Roseville Shopping Center Property was 94.3% leased as of November 20, 2018.

(5)	The U/W NOI increased more than 5% compared to the TTM NOI due to the second largest tenant, W Salon Suites, starting its lease in January 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

Appraisal. As of the appraisal valuation date of November 20, 2018, the Roseville Shopping Center Property had an “as-is” appraised value of $34,500,000.

Environmental Matters. According to a Phase I environmental site assessment dated November 14, 2018, there was no evidence of any recognized environmental conditions at the Roseville Shopping Center Property.

There was a Phase II environmental report on sub-slab soil gas dated June 11, 2018 to evaluate the potential impact of chlorinated solvents to sub-slab soil gas as a consequence of a release or releases from the historical on-site dry cleaning operations. None of the analyzed soil gas samples contained detectable concentrations of chlorinated solvents above commercial environmental screening levels, and no further action was recommended.

Market Overview and Competition. The Roseville Shopping Center Property is located in Roseville, Placer County, California, approximately 15 miles northeast of Downtown Sacramento. The Roseville Shopping Center Property is located approximately 1.25 miles east of the intersection of Douglas Boulevard and Interstate 80. Douglas Boulevard, East Roseville Parkway, Eureka Road, and Sierra College Boulevard have a large concentration of office and retail development. Roseville Galleria is located along Roseville Parkway in the northwest section of the Roseville Shopping Center Property’s neighborhood and is considered a regional mall containing over 1.0 million square feet. The Fountains at Roseville is also located northwest of the Roseville Shopping Center Property’s neighborhood, just across the street from the Roseville Galleria. Residential properties are located along secondary streets within Roseville Shopping Center Property’s neighborhood. According to the appraisal report, the estimated 2018 population within a one, three, and five-mile radius of the Roseville Shopping Center Property is 7,439, 103,338 and 263,307. The estimated 2018 average household income within the same radii is $92,257, $98,689, and $101,752, respectively.

Submarket Information – According to the appraisal, the Roseville Shopping Center Property is situated within the Roseville Retail submarket. As of third quarter 2018, the submarket reported a total inventory of 6.6 million square feet with a 3.5% vacancy rate and an average quoted rental rate of $18.60 per square foot.

Appraiser’s Comp Set – The appraiser identified eight competitive properties for the Roseville Shopping Center Property totaling approximately 2.2 million square feet, which reported an average occupancy rate of approximately 91.0%.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Roseville Shopping Center Property:

Market Rent Summary(1)

	$2.00 Shop >3,000 SF	$2.25 Shop	$2.50 Shop	$3.25 Shop	$3.50 Shop	$2.00 Shop	$2.75 Pad	$4.25 Pad	$3.00 Shop	$3.75 Pad
Market Rent (PSF)	$2.00	$2.25	$2.50	$3.25	$3.50	$2.00	$2.75	$4.25	$3.00	$3.75

Lease Term (Years)	10	5	5	5	5	5	10	10	5	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

The table below presents certain information relating to comparable sales for the Roseville Shopping Center Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Adjusted Sale Price	Sale Price (PSF)
Walmart Central	Folsom, CA	139,377	Aug-17	$39,933,500	$286.51
Rocky Ridge Town Center	Roseville, CA	93,338	Apr-17	$36,000,000	$385.70
Raley’s Center Elk Grove	Elk Grove, CA	103,853	Apr-17	$38,100,000	$366.86
Laguna Village	Sacramento, CA	120,893	Dec-16	$34,000,000	$281.24
TJ Maxx Plaza	Roseville, CA	126,498	Mar-16	$38,595,000	$305.10

(1)       Information obtained from the appraisal.

The table below presents certain information relating to eight comparable retail properties to the Roseville Shopping Center Property identified by the appraiser:

Competitive Set(1)

Property Name / Location	Year Built/ Renovated	Total GLA (SF)	Occupancy	Distance to Subject	Major / Anchor Tenants
Roseville Shopping Center (Subject) Roseville, CA	1991/NAP	96,791	94.3%	-	PetCo Animal Supplies, W Salon Suites, Big 5 Sporting Goods
1950 Douglas Blvd Roseville, CA	1989/NAP	18,585	88.0%	0.4 miles	Paul & Dan Chao

Eureka Ridge Retail Center Roseville, CA	2005/NAP	37,296	100.0%	0.6 miles	Instaphysique

Renaissance Creek Roseville, CA	2002/NAP	188,000	99.0%	1.7 miles	Ahi Poke

Highland Reserve Marketplace Roseville, CA	2004/NAP	191,415	97.0%	5.9 miles	The Posh Bagel, Freebirds World Burrito

Nugget Plaza Roseville, CA	2006/NAP	140,274	96.0%	5.9 miles	Aura Salon Company, Cycle Bare

Fountains at Roseville Roseville, CA	2007/NAP	330,000	97.0%	2.7 miles	Comcast (Xfinity)

Palladio at Broadstone Folsom, CA	2010/2018	623,777	81.0%	14.4 miles	Brisas Do Sul, Pretty Sweet, Barnes & Noble

Promenade at Sacramento Gateway Sacramento, CA	2006/NAP	665,593	86.0%	17.9 miles	Burlington Coat Factory, Cost Plus, Ulta, Old Navy, Off Broadway Shoes, Barnes & Noble, Target

(1)	Information obtained from the appraisal and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

The following table presents certain information relating to eight comparable leases to those at the Roseville Shopping Center Property:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Lease Type
1950 Douglas Blvd. 1950 Douglas Blvd. Roseville, CA	1989/NAP	18,585	0.4 miles	88.0%	5.5 Yrs	1,204	$2.00	NNN
Eureka Ridge Retail Center 1470-1490 Eureka Road Roseville, CA	2005/NAP	37,296	0.6 miles	100.0%	5.3 Yrs	2,125	$2.19	NNN
Renaissance Creek 8620-8690 Sierra College Blvd. Roseville, CA	2002/NAP	188,000	1.7 miles	99.0%	7.0 Yrs	2,870	$3.25	NNN
Highland Reserve Marketplace 10301-10375 Fairway Drive Roseville, CA	2004/NAP	191,415	5.9 miles	97.0%	5.3 Yrs 4.0 Yrs	1,500 2,116	$3.00 $3.48	NNN NNN
Nugget Plaza NEC Fairway Dr. & Pleasant Grove Blvd., Roseville, CA	2006/NAP	140,274	5.9 miles	96.0%	5.5 Yrs 5.7 Yrs	976 2,598	$2.50 $2.25	NNN NNN
Fountains at Roseville 1162 Roseville Parkway Roseville, CA	2007/NAP	330,000	2.7 miles	97.0%	7.3 Yrs	4,254	$4.25	NNN
Palladio at Broadstone 200-460 Palladio Parkway Folsom, CA	2010/2018	623,777	14.4 miles	81.0%	6.0 Yrs 6.1 Yrs 10.1 Yrs	7,634 1,120 18,997	$2.00 $2.20 $1.70	NNN NNN Gross
Promenade at Sacramento Gateway 3610 North Freeway Blvd. Sacramento, CA	2006/NAP	665,593	17.9 miles	86.0%	10.0 Yrs	10,760	$2.17	NNN

(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $89,325 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $28,357).

Insurance – The loan documents require an upfront insurance reserve of $15,001 and ongoing monthly insurance reserves in an amount equal to one-twelfth of the insurance premiums that the lender estimates will be payable during the next twelve months (initially $2,857).

Replacement Reserves – The loan documents require ongoing monthly replacement reserves of $1,210, capped at $43,556.

TI/LC Reserve – The loan documents require ongoing monthly tenant improvement and leasing commissions reserves of $4,840, capped at $174,224.

Deferred Maintenance – The loan documents require an upfront deferred maintenance reserve of $9,275.

Free Rent Reserve – The loan documents require an upfront reserve of $93,913 for free rent related to W Salon Suites.

Unfunded TI/LC Reserve – The loan documents require an upfront reserve of $1,026,607 for unfunded TI/LCs related to W Salon Studios ($972,929), Bloom Hearing Aid ($45,936), and Seven Salon ($7,742).

Lockbox and Cash Management. Upon the occurrence of a Cash Management Trigger Event (as defined below) the Roseville Shopping Center Borrower will be required to establish a lender-controlled lockbox account and instruct each tenant to deposit rent into such lockbox account. Additionally, upon the occurrence of a Cash Management Trigger Event, all revenues received by the Roseville Shopping Center Borrower or the property manager relating to Roseville Shopping Center Property are required to be deposited into the lockbox within one business day of receipt. Other than during a Cash Sweep Event (as defined below), all excess funds on deposit are disbursed to the Roseville Shopping Center Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail – Shadow Anchored	Loan #8	Cut-off Date Balance:	$23,887,500
1901-1913, 1919-1925, 1927	Roseville Shopping Center	Cut-off Date LTV:	69.2%
Douglas Boulevard		U/W NCF DSCR:	1.74x
Roseville, CA 95661		U/W NOI Debt Yield:	11.2%

A “Cash Management Trigger Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	any bankruptcy action of the Roseville Shopping Center Borrower, either guarantor or the property manager, or

(iii)	a Cash Management DSCR Trigger Event (as defined below).

A “Cash Management DSCR Trigger Event” will occur on any day that the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.20x.

A Cash Management Trigger Event will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default being accepted or waived by the lender;

●	with regard to clause (ii) above, such bankruptcy petition being discharged, stayed, or dismissed within 120 days of such filing, among other conditions, for the Roseville Shopping Center Borrower, the related guarantor and the property manager; or, with respect to a bankruptcy action of the property manager, the Roseville Shopping Center Borrower replacing the property manager with a qualified manager acceptable to the lender; and

●	with regard to clause (iii) above, the date that the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.20x for two consecutive calendar quarters.

A “Cash Sweep Event” will commence upon the occurrence of the following:

(i)	an event of default;

(ii)	any bankruptcy action of the Roseville Shopping Center Borrower, either guarantor or the property manager; or

(iii)	a Cash Sweep DSCR Trigger Event (as defined below);

A “Cash Sweep DSCR Trigger Event” will occur on any day the amortizing debt service coverage ratio, based on the trailing 12-month period immediately preceding the date of such determination, is less than 1.10x.

A “Cash Sweep Event” will end upon the occurrence of:

●	with regard to clause (i) above, the cure of such event of default being accepted or waived by the lender;

●	with regard to clause (ii) above, such bankruptcy petition being discharged, stayed, or dismissed within 120 days of such filing among other conditions for the Roseville Shopping Center Borrower, the related guarantor or the property manager; or, with respect to a bankruptcy action of the property manager, the Roseville Shopping Center Borrower replacing the property manager with a qualified manger acceptable to the lender; and

●	with regard to clause (iii) above, the date that the amortizing debt service coverage ratio based upon the trailing 12-month period immediately preceding the date of such determination is greater than 1.10x for two consecutive calendar quarters.

Property Management. The Roseville Shopping Center Property is managed by CIRE Investment Services, Inc., an affiliate of the Roseville Shopping Center Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Roseville Shopping Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Roseville Shopping Center Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Roseville Shopping Center Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

Marietta
COBB COUNTY
Dobbins Air Force Base
Fair Oaks
Smyrna
Sandy Springs
Chattahoochee River National Recr. Area
Vinings
ATLANTA

Johns Creek
Suwanee
FULTON COUNTY
Duluth
Berkeley Lake
Peachtree Corners
GWINNETT COUNTY
Norcross
Lawrenceville
Arrowind
Lilburn

Northchase Office Portfolio

1 Northchase	Marietta, GA
2 Crestwood	Duluth, GA
3 Mansell	Roswell, GA

Roswell
Marietta
Duluth
Athens
Atlanta
Augusta
Milledgeville
Macon
Columbus
Statesboro
Savannah
Albany
Valdosta

Milton
FORSYTH COUNTY
Alpharetta
Roswell
COBB COUNTY
FULTON COUNTY
Johns Creek
Duluth
Berkeley Lake
Peachtree Corners
Chattahoochee Plantation
Sandy Springs
Dunwoody
GWINNETT COUNTY
Norcross
DEKALB COUNTY
Doraville
Chamblee
Tucker
ATLANTA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Northchase Office Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$19,500,000		Location:	Various
	Cut-off Date Balance:	$19,500,000		Size:	255,726 SF
	% of Initial Pool Balance:	2.5%		Cut-off Date Balance Per SF:	$76.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$76.25
	Borrower Sponsor:	Rose Jarboe		Year Built/Renovated:	Various/2018
	Guarantor:	Rose Jarboe		Title Vesting:	Fee
	Mortgage Rate:	5.0000%		Property Manager:	Self-managed
	Note Date:	January 31, 2019		Current Occupancy (As of):	94.1% (12/1/2018)
	Seasoning:	1 month		YE 2017 Occupancy:	91.6%
	Maturity Date:	February 11, 2029		YE 2016 Occupancy:	94.1%
	IO Period:	120 months		YE 2015 Occupancy:	91.2%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	84.2%
	Amortization Term (Original):	NAP		Appraised Value:	$30,450,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per SF:	$119.07
	Call Protection:	L(25), D(91),O(4)		Appraisal Valuation Date:	Various
	Lockbox Type:	Springing
	Additional Debt:	None
	Additional Debt Type (Balance):	NAP		Underwriting and Financial Information
				TTM NOI (10/31/2018):	$2,412,716
				YE 2017 NOI(2):	$2,428,917
				YE 2016 NOI(3):	NAV
				YE 2015 NOI(3):	$1,806,056
				U/W Revenues:	$4,471,635
Escrows and Reserves(1)				U/W Expenses:	$1,959,685
	Initial	Monthly	Cap	U/W NOI:	$2,511,950
Taxes	$163,808	$30,676	NAP	U/W NCF:	$2,260,404
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.53x / 2.28x
Immediate Repair Reserve	$44,750	$0	NAP	U/W Debt Yield based on NOI/NCF:	12.9% / 11.6%
Replacement Reserve	$0	$5,405	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.9% / 11.6%
Leasing Reserve	$271,000	$20,833	$750,000	Cut-off Date LTV Ratio:	64.0%
Gap Rent Reserve	$66,819	$0	NAP	LTV Ratio at Maturity:	64.0%

Sources and Uses
Sources			Uses
Original loan amount	$19,500,000	100.0%	Loan payoff	$17,205,770	88.2%
			Upfront reserves	546,377	2.8
			Closing costs	368,818	1.9
			Return of equity	1,379,035	7.1
Total Sources	$19,500,000	100.0%	Total Uses	$19,500,000	100.0%

(1)	See “Escrows” section below.

(2)	YE 2017 NOI includes full-year 2017 values for the Crestwood and Northchase properties and the 11-month period ending December 31, 2017, annualized, values for the Mansell property.

(3)	Full year 2016 financials are not available, as the borrower sponsor acquired two of the three Northchase Office Portfolio Properties (as defined in “The Mortgage Loan” section below) in 2016 and one property in 2017. See the “Cash Flow Analysis” table below for further information.

The Mortgage Loan. The mortgage loan (the “Northchase Office Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three suburban office properties located in Marietta, Duluth and Roswell, Georgia (the “Northchase Office Portfolio Properties”).

The Borrowers and Borrower Sponsors. The borrowers comprise three single purpose entities: Northchase Partners, LLC; Crestwood Partners, LLC; and Mansell Partners, LLC (collectively, the “Northchase Office Portfolio Borrower”), each a Georgia limited liability company. The borrower sponsor and nonrecourse carve-out guarantor of the Northchase Office Portfolio Mortgage Loan is Rose Jarboe.

Ms. Jarboe is the Chief Executive Officer of WePartner Management (“WePartner”), an Atlanta-based, fully integrated real estate investment and management firm specializing in acquisition, development and management of commercial office, industrial, retail and residential properties. WePartner’s entire 14-property portfolio is located in Georgia. Ms. Jarboe has over 20 years of experience in

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

accounting, finance and real estate investments. At WePartner, Ms. Jarboe oversees all business activities including investment analysis, finance, property management and construction management.

The Properties. The Northchase Office Portfolio Properties comprise three, class B suburban office properties located in the northern suburbs of the greater Atlanta market. Constructed from 1986 to 1999 and renovated in 2018, the Northchase Office Portfolio Properties total 255,726 square feet and as of December 1, 2018 were 94.1% leased to 58 tenants across various industries, including financial, construction, insurance, legal and medical, with no single tenant representing more than 8.1% of net rentable area or 8.2% of underwritten base rent. Renovations were completed at all three Northchase Office Portfolio Properties from 2016 to 2018 for a total cost of approximately $528,000. The borrower sponsor acquired the Northchase and Crestwood properties in 2016 and acquired the Mansell property in 2017.

The Northchase Office Portfolio Properties range in size from 77,003 square feet to 93,681 square feet and comprise four, 2- to 5-story buildings. The Northchase Office Portfolio Properties have a weighted average parking ratio of 3.7 spaces per 1,000 square feet of rentable area with individual properties ranging from 2.8 to 4.5 spaces per 1,000 square feet of rentable area (see table below).

The following table presents certain information relating to the Northchase Office Portfolio Properties:

Property Name – Location	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	Appraised Value	Allocated Cut-off Date LTV	% of UW NOI	Parking Ratio (per 1,000 SF)
Northchase - 1165 Northchase Parkway Southeast Marietta, GA	$6,550,000	33.6%	94.3%	1986/2018	85,042	$10,000,000	65.5%	35.6%	4.5
Crestwood - 3675 Crestwood Parkway Northwest Duluth, GA	$6,480,000	33.2%	93.1%	1987/2018	93,681	$10,650,000	60.8%	34.9%	2.8
Mansell - 675 and 695 Mansell Road Roswell, GA	$6,470,000	33.2%	95.0%	1999/2018	77,003	$9,800,000	66.0%	29.5%	4.0
Total/Weighted Average	$19,500,000	100.0%	94.1%		255,726	$30,450,000	64.0%	100.0%	3.7

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

The following table presents certain information relating to the tenancy at the Northchase Office Portfolio Properties:

Major Tenants

Tenant Name (Property)	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Oversight Systems, Inc (Northchase)	NR/NR/NR	19,211	7.5%	$19.13	$367,412	8.2%	7/31/2020(2)	1, 5-year(2)	N
NorthPoint Executives Suites Duluth, LLC (Crestwood)	NR/NR/NR	20,835	8.1%	$17.05	$355,301	7.9%	8/31/2023	None	N
CMI Limited Co. (Northchase)	NR/NR/NR	14,484	5.7%	$20.00	$289,680	6.4%	4/30/2020	None	N
Paperhost.com, Inc. (Mansell)	NR/NR/NR	13,253	5.2%	$19.50	$258,434	5.7%	9/30/2020	None	N
Medlytix, Inc. (Mansell)	NR/NR/NR	12,149	4.8%	$19.15	$232,653	5.2%	6/30/2021	None	N
Total Major Tenants		79,932	31.3%	$18.81	$1,503,480	33.4%

Non-Major Tenant		160,567	62.8%	$18.67	$2,998,298	66.6%

Occupied Collateral Total		240,499	94.1%	$18.72	$4,501,778	100.0%

Vacant Space		15,227	6.0%

Collateral Total		255,726	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 totaling $110,475.

(2)	Oversight Systems, Inc leases two suites at the Northchase Office Portfolio Properties. The lease for the 16,053 square foot suite expires on 7/31/2020 and has one, 5-year option to renew. The lease for the 3,158 square foot expansion space expires on 12/31/2022 and has no extension options.

The following table presents certain information relating to the lease rollover schedule at the Northchase Office Portfolio Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	2	560	0.2%	560	0.2%	$4,499	0.1%	$8.03
2019	11	26,239	10.3%	26,799	10.5%	$513,128	11.4%	$19.56
2020	16	92,247	36.1%	119,046	46.6%	$1,777,364	39.5%	$19.27
2021	13	48,958	19.1%	168,004	65.7%	$913,361	20.3%	$18.66
2022	9	29,099	11.4%	197,103	77.1%	$552,302	12.3%	$18.98
2023	3	23,771	9.3%	220,874	86.4%	$412,897	9.2%	$17.37
2024	4	12,708	5.0%	233,582	91.3%	$241,318	5.4%	$18.99
2025	0	0	0.0%	233,582	91.3%	$0	0.0%	$0.00
2026	1	4,485	1.8%	238,067	93.1%	$86,909	1.9%	$19.38
2027	0	0	0.0%	238,067	93.1%	$0	0.0%	$0.00
2028	0	0	0.0%	238,067	93.1%	$0	0.0%	$0.00
2029	0	0	0.0%	238,067	93.1%	$0	0.0%	$0.00
Thereafter(4)	5	2,432	1.0%	240,499	94.1%	$0	0.0%	$0.00
Vacant	0	15,227	6.0%	255,726	100.0%	$0	0.0%	$0.00
Total/Weighted Average	64	255,726	100.0%			$4,501,778	100.0%	$18.72

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Total/Weighted Average Annual U/W Base Rent PSF exclude vacant space.

(4)	Thereafter includes three storage units leased to property management and office tenants, one engineering office and one roof space that have no Annual U/W Base Rent or lease expiration date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

The following table presents historical occupancy percentages at the Northchase Office Portfolio Properties:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	12/31/2017(1)	12/1/2018(3)
84.2%	91.2%	94.1%	91.6%	94.1%

(1)	Information obtained from a third-party market research provider.

(2)	The increase in occupancy from 2014 to 2015 is attributed to six new leases signed at the Northchase Office Portfolio Properties between April 2014 and November 2014 totaling approximately 17.8% of net rentable area.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Northchase Office Portfolio Properties:

Cash Flow Analysis(1)

	2015(2)	2017(2)(3)	TTM 10/31/18	U/W	%(4)	U/W $ per SF
Base Rent	$3,655,650	$4,027,954	$4,253,817	$4,391,303	90.0%	$17.17
Contractual Rent Steps(5)	0	0	0	110,475	2.3	0.43
Grossed Up Vacant Space	0	0	0	279,364	5.7	1.09
Gross Potential Rent	$3,655,650	$4,027,954	$4,253,817	$4,781,142	98.0%	$18.70
Other Income(6)	10,372	11,636	12,195	10,334	0.2	0.04
Total Recoveries	30,089	92,449	86,972	86,972	1.8	0.34
Free Rent Adjustment	(224,209)	0	0	0	0.0	0.0
Net Rental Income	$3,471,903	$4,132,039	$4,352,985	$4,878,448	100.0%	$19.08
(Vacancy & Credit Loss)	0	0	0	(406,813)(7)	(8.5)	(1.59)
Effective Gross Income	$3,471,903	$4,132,039	$4,352,985	$4,471,635	91.7%	$17.49

Real Estate Taxes	167,583	290,380	292,389	350,674	7.8	1.37
Insurance	37,808	43,225	45,620	42,504	1.0	0.17
Management Fee	119,118	165,100	169,900	134,149	3.0	0.52
Other Operating Expenses	1,341,339	1,204,416	1,432,358	1,432,358	32.0	5.60
Total Operating Expenses	$1,665,847	$1,703,121	$1,940,268	$1,959,685	43.8%	$7.66

Net Operating Income	$1,806,056	$2,428,917	$2,412,716	$2,511,950	56.2%	$9.82
Replacement Reserves	0	0	0	64,854	1.5	0.25
TI/LC	0	0	0	186,692	4.2	0.73
Net Cash Flow	$1,806,056	$2,428,917	$2,412,716	$2,260,404	50.5%	$8.84

NOI DSCR	1.82x	2.45x	2.43x	2.53x
NCF DSCR	1.82x	2.45x	2.43x	2.28x
NOI Debt Yield	9.3%	12.5%	12.4%	12.9%
NCF Debt Yield	9.3%	12.5%	12.4%	11.6%

(1)	Full year 2016 financials are not available as the borrower sponsor acquired two of the three Northchase Office Portfolio Properties in 2016 and one property in 2017.
(2)	The increase in NOI from 2015 to 2017 was driven by the previous owner signing 26 new leases totaling approximately 26.0% of the net rentable area from August 2015 to October 2017 and 8 renewal leases totaling approximately 12.2% of the net rentable area from February 2015 to December 2017.
(3)	2017 includes full-year 2017 values for the Crestwood and Northchase properties and the trailing 11-month period ending December 31, 2017, annualized, values for the Mansell property.
(4)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(5)	Represents contractual rent steps through February 2020 (see “Major Tenants” table above).
(6)	Other Income includes application fees, late fees, deposit forfeit, and other miscellaneous income.
(7)	The underwritten economic vacancy is 8.5%. The Northchase Office Portfolio Properties were 94.1% occupied as of December 1, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

Appraisal. The appraiser concluded to an aggregate “as-is” appraised value for the Northchase Office Portfolio Properties of $30,450,000 as of valuation dates from November 5, 2018 to November 9, 2018.

Environmental Matters. According to Phase I environmental site assessments dated from November 8, 2018 to November 9, 2018, there was no evidence of any recognized environmental conditions at any of the Northchase Office Portfolio Properties.

Market Overview and Competition. The Northchase Office Portfolio Properties are located in the northern suburbs of the greater Atlanta market.

Northchase – The Northchase property is located in Marietta, Georgia, approximately 16.3 miles northwest of the Atlanta central business district and 23.2 miles northwest of the Hartsfield-Jackson Atlanta International Airport (“ATL Airport”), the busiest airport in the world by total take-off and landing in 2017 and by total passenger traffic in 2017, per third-party news and market research providers. The Northchase property is located 0.9 miles southeast of Interstate 75, 3.3 miles northwest of SunTrust Park (home of the Major League Baseball Atlanta Braves) and 9.3 miles southeast of Town Center at Cobb, a Simon-owned regional mall anchored by Macy’s and Belk.

According to a third-party market research report, the Northchase property is situated within the Cumberland/Galleria submarket of the Atlanta Office Market. As of February 2019, the Cumberland/Galleria Office submarket reported a total inventory of approximately 30.6 million square feet with a 14.4% vacancy rate, which has decreased from 17.6% in 2011. The submarket reported a $24.52 per square foot gross market rent.

Crestwood – The Crestwood property is situated in Duluth, Georgia, approximately 1.0 mile east of Interstate 85, 23.2 miles northeast of the Atlanta central business district and 31.4 miles northeast of the ATL Airport. The Crestwood property is located approximately 1.1 miles south of Mall Corners Shopping Center (a 190,000 square foot center that features Furniture Mall and Men’s Warehouse) and 4.1 miles southwest of Sugarloaf Mills, which includes Bass Pro Shops Outdoor World, OFF 5th Saks Avenue Outlet, Off Broadway Shoes, Adidas, Nike Factory Store, and Burlington Coat Factory.

According to a third-party market research report, the Crestwood property is situated within the Duluth/Suwanee/Buford submarket of the Atlanta Office Market. As of February 2019, the Duluth/Suwanee/Buford Office submarket reported a total inventory of 16.9 million square feet with a 14.1% vacancy rate, which has decreased from 17.9% in 2012. The submarket reported a $21.00 per square foot gross market rent.

Mansell – The Mansell property is situated in Roswell, Georgia, approximately 23.9 miles north of the Atlanta central business district and 31.2 miles north of the ATL Airport. The Mansell property is located 3.1 miles west of North Point Mall, a 1.1 million square foot Brookfield-owned super regional mall that features Macy’s, Dillard’s, Von Maur and a 12-screen AMC Theatres.

According to a third-party market research report, the Mansell property is situated within the N Fulton/Forsyth County submarket of the Atlanta Office Market. As of February 2019, the N Fulton/Forsyth County Office submarket reported a total inventory of 37.3 million square feet with an 11.8% vacancy rate, which has decreased from 16.7% in 2010. Within a one-mile radius of the Mansell property, as of year-end 2018, there were 223 office properties totaling approximately 1.8 million square feet with a 5.4% vacancy rate, per a third-party market research provider. The submarket reported a $22.53 per square foot gross market rent.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Northchase Office Portfolio Properties:

Market Rent Summary(1)

	Northchase	Crestwood	Mansell
Market Rent (PSF)	$18.50	$18.50	$18.00
Lease Term (Years)	5	5	5
Concessions	3 mos.	3 mos.	3 mos.
Lease Type (Reimbursements)	Full Service	Full Service	Full Service
Rent Increase Projection	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (New Tenants) (PSF)	$10.00	$10.00	$10.00
Tenant Improvements (Renewals) (PSF)	$2.00	$2.00	$2.00

(1)	Information obtained from the appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

The table below presents certain information relating to comparable sales, which pertain to all of the Northchase Office Portfolio Properties identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Founders Park at Northmeadow	Alpharetta, GA	202,341	Jul-18	$23,011,375	$113.73
Huntcrest A+B	Lawrenceville, GA	162,430	Jul-18	$19,500,000	$120.05
Pavillion Center	Roswell, GA	44,714	Feb-18	$4,850,000	$108.47
Barrett Court	Kennesaw, GA	32,378	Jan-18	$3,750,000	$115.82
Royal 400 Court	Alpharetta, GA	27,272	Jan-18	$3,000,000	$110.00
Kings Landing	Roswell, GA	77,967	May-17	$7,900,000	$101.32

(1)	Information obtained from the appraisals.

Escrows.

Real Estate Taxes – The loan documents require an upfront real estate tax reserve of $163,808 and ongoing monthly real estate tax reserves in an amount equal to one-twelfth of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $30,676).

Insurance – The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower or borrower affiliate provides the lender with evidence that the Northchase Office Portfolio Properties’ insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of timely payment of insurance premiums/renewals.

Immediate Repair Reserve – The loan documents require an upfront reserve of $44,750 for various specified repairs required to be completed between 90 days and six months from loan origination.

Replacement Reserve – The loan documents require ongoing monthly Replacement Reserves of $5,405, which the lender may require the borrower to increase (not more than once per year) if the lender reasonably determines such increase is necessary to maintain the proper operation of the Northchase Office Portfolio Properties.

Leasing Reserve – The loan documents require an upfront general tenant improvements and leasing commissions (“TI/LC”) reserve of $271,000 and ongoing monthly TI/LC reserves of $20,833, subject to a cap of $750,000.

Gap Rent Reserve – The loan documents require an upfront reserve of $66,819 for gap rent related to So He Moon, Clickagy, Ameriprise, Brown & Brown and Virguez & Associates.

Lockbox and Cash Management. Upon the occurrence and continuance of a Cash Trap Event Period (as defined below), the borrower is required to establish a lender-controlled lockbox account and direct all rent directly into such lockbox account. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender-controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default; or

(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.45x at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default; or

●	with regard to clause (ii), the NCF DSCR being greater than or equal to 1.55x for two consecutive calendar quarters.

Property Management. The Northchase Office Portfolio Properties are managed by an affiliate of the Northchase Office Portfolio Borrower.

Partial Release. Following the defeasance lockout date and prior to the open period start date, the borrower may obtain the release of any of the Northchase Office Portfolio Properties, provided that, among other things, and in accordance with the loan documents, (a) no event of default has occurred and is continuing; (b) the Northchase Office Portfolio Mortgage Loan is partially defeased in an amount equal to the greater of (i) 125% of the allocated loan amount of the Northchase Office Portfolio property being released and (ii) the net sale proceeds applicable to such Northchase Office Portfolio property being released; (c) the net cash flow debt yield for the remaining Northchase Office Portfolio Properties immediately following the release is greater than 11.5%; (d) the loan-to-value

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #9	Cut-off Date Balance:	$19,500,000
Property Addresses – Various	Northchase Office Portfolio	Cut-off Date LTV:	64.0%
		U/W NCF DSCR:	2.28x
		U/W NOI Debt Yield:	12.9%

ratio of the remaining Northchase Office Portfolio Properties, after giving effect to the release of such property is not greater than 60.0%; (e) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered; and (f) rating agency confirmation is received.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Northchase Office Portfolio Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Northchase Office Portfolio Properties, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

Catania Pasadena
277 West Green Street
Pasadena, CA 91101
PASADENA
Downtown Pasadena
OLD PASADENA
PASEO COLORADO
CIVIC CENTER-MIDTOWN
SOUTH LAKE AVENUE DISTRICT
South Arroyo
LOS ANGELES
Raymond Hill
South Pasadena
San Marino
Oak Knoll
San Gabriel
LOS ANGELES COUNTY
Washington Blvd
Mountain St
Orange Grove Blvd
E. Maple St
E. Corson St
E. Walnut St
W. Colorado Blvd
E. Colorado Blvd
W. Del Mar Blvd
E. Del Mar Blvd
W. California Blvd
E. California Blvd
E. Glenarm St
Columbia St
Mission St
Monterey Rd
Old Mill Rd
Huntington Dr
Rosemont Ave
Forest Ave
Lincoln Ave
Linda Vista Ave
Orange Grove
N. Fair Oaks Ave
N. Los Robles Ave
N. El Molino Ave
S. Fair Oaks Ave
S. Los Robles Ave
S. El Molino Ave
S. Lake Ave
S. Hill Ave
S. Allen Ave
St. John Ave
S. Pasadena Ave
S. Arroyo Blvd
S. Arroyo Pkwy
Fair Oaks Ave
Oak Knoll Ave
El Molino Ave
Foothill Fwy
Ventura Fwy
Pasadena Fwy
METRO GOLD LINE
210
134
110
LAKE
ALLEN
MEMORIAL PARK
DEL MAR
FILLMORE
MISSION
Brookside Golf Course
Rose Bowl
Rosemont Pavilion
Brookside Park
Kidspace Children's Museum
Rose Bowl Aquatics Center
Pasadena Museum of History
Norton Simon Museum
Lower Arroyo Park
Villages Pasadena
Fair Oaks Renaissance Plaza
Pacific Oaks College
Villa Park
Gateway Plaza
Parson Complex
One Colorado
City Hall
Fuller Theological Seminary
Pasadena Central Park
Pasadena City College
The Commons
The Shops on Lake Avenue
Burlington Arcade
California Institute of Technology
Los Angeles College of Music
Orangewood Center
Huntington Memorial Hospital
Tournament Park
Arlington Garden in Pasadena
Huntington Library and Botanical Gardens
Edwin Hubble Last House
Old Mill Foundation
Lacy Park
South Pasadena Farmer's Market
Downtown Los Angeles 13 miles
Arroyo Seco Golf Course
SAN GABRIEL MTS.
SANTA SUSANA MTS.
SANTA MONICA MTS.
Santa Clarita
Simi Valley
Thousand Oaks
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Inglewood
Compton
Downey
Whittier
Torrance
Carson
Lakewood
ANAHEIM
LONG BEACH
Huntington Beach
Pacific Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Catania Pasadena

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Barclays Capital Real Estate Inc.		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Multifamily – Mid-Rise
	Original Principal Balance:	$17,700,000		Location:	Pasadena, CA
	Cut-off Date Balance:	$17,700,000		Size:	33 Units
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per Room	$536,364
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$536,364
	Borrower Sponsor:	SKR Holdings, LLC (f/k/a CIM Group (CA), LLC)		Year Built/Renovated:	2012/NAP
	Guarantor:	SKR Holdings, LLC (f/k/a CIM Group (CA), LLC)		Title Vesting:	Fee
	Mortgage Rate:	5.3200%		Property Manager:	Self-managed
	Note Date:	December 21, 2018		Current Occupancy (As of):	93.9% (11/14/2018)
	Seasoning:	2 months		2017 Occupancy(3):	94.6%
	Maturity Date:	January 1, 2029		2016 Occupancy(3):	92.3%
	IO Period:	120 months		2015 Occupancy(3):	90.3%
	Loan Term (Original):	120 months		2014 Occupancy(3):	95.5%
	Amortization Term (Original):	NAP		Appraised Value:	$31,400,000
	Loan Amortization Type:	Interest-only, Balloon		Appraised Value Per Unit:	$951,515
	Call Protection:	L(26),D(88),O(6)		Appraisal Valuation Date:	October 31, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (10/31/2018):	$1,334,463
	Additional Debt Type (Balance)(1):	Future Mezzanine		YE 2017 NOI:	$1,374,060
				YE 2016 NOI:	$1,499,896
				YE 2015 NOI:	$1,240,072
				U/W Revenues:	$2,453,820
				U/W Expenses:	$1,108,784
				U/W NOI:	$1,345,035
				U/W NCF:	$1,333,485
Escrows and Reserves(2)				U/W DSCR based on NOI/NCF:	1.40x / 1.39x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	7.6% / 7.5%
Taxes	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	7.6% / 7.5%
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio:	56.4%
Replacement Reserve	$0	Springing	NAP	LTV Ratio at Maturity:	56.4%

Sources and Uses
Sources			Uses
Original loan amount	$17,700,000	100.0%	Loan payoff	$13,750,583	77.7%
			Closing costs	341,671	1.9
			Return of equity	3,607,745	20.4
Total Sources	$17,700,000	100.0%	Total Uses	$17,700,000	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section below.

(2)	See “Escrows” section below.

(3)	Historical Occupancy figures represent a monthly average for the respective year.

The Mortgage Loan. The mortgage loan (“Catania Pasadena Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a mid-rise multifamily property located in Pasadena, California (the “Catania Pasadena Property”).

The Borrowers and Borrower Sponsors. The borrower is 277 West Green Street (Pasadena) Fee Owner, LLC, a Delaware limited liability company and single purpose entity with one independent director (the “Catania Pasadena Borrower”). The nonrecourse carve-out guarantor and sponsor of the Catania Pasadena Mortgage Loan is SKR Holdings, LLC (f/k/a CIM Group (CA), LLC).

SKR Holdings, LLC is a California limited liability company with ownership interest in over 60 commercial real estate properties in New York and California. SKR Holdings, LLC is comprised of three individuals, Shaul Kuba, Richard Ressler, and Avraham Shemesh, all co-founders and principals of CIM Group. Established in 1994, CIM Group is a real estate investment firm focused on infrastructure development, property management, leasing, asset management, development, acquisition and investment advisory services in major United States metropolitan areas. CIM Group currently owns $29.4 billion of total assets in North America.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

The Property. The Catania Pasadena Property is a 33-unit, six-story multifamily property located in Pasadena, California. The Catania Pasadena Property was built in 2012 and is situated on a 0.7 acre parcel. The building includes 23 two-bedroom units and 10 three-bedroom units on floors two through six, with 4,510 square feet of retail space located on the ground floor. All units have 2.5 bathrooms. On-site amenities include 24-hour security, gated parking, a pool and spa, a fitness room and a clubhouse deck located on the sixth floor. Unit amenities include Wolf gas ranges, SubZero refrigerators, Bosch dishwashers and washers and dryers. The Catania Pasadena Property contains 83 parking spaces, resulting in a parking ratio of 2.5 spaces per unit. Regarding the retail space, 3,500 square feet is leased to Yoga Works with a lease expiration date of July 31, 2022.

The following table presents the apartment unit mix of the Catania Pasadena Property:

Apartment Unit Mix Summary(1)

Unit Type	No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Rent per Unit
Two Bedroom	23	69.7%	2,319	$5,843
Three Bedroom	10	30.3%	2,627	$6,632
Total/Weighted Average	33	100.0%	2,412	$6,082

(1)	Information obtained from underwritten rent roll dated November 14, 2018. There are an additional two commercial units totaling 4,510 square feet.

The following table presents historical occupancy percentages at the Catania Pasadena Property:

Historical Occupancy

12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)(2)	12/31/2017(1)(2)	11/14/2018(3)
95.5%	90.3%	92.3%	94.6%	93.9%

(1)	Information obtained from the Catania Pasadena Borrower.

(2)	Historical Occupancy figures represent a monthly average for the respective year.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Catania Pasadena Property:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/2018	U/W	%(1)	U/W $ per Unit
Base Rent	$2,211,395	$2,230,590	$2,307,225	$2,391,677	$2,408,652	91.5%	$72,989
Retail Rent	114,582	118,338	122,533	116,932	127,549	4.8	3,865
Gross Potential Rent	$2,325,977	$2,348,928	$2,429,758	$2,508,609	$2,536,201	96.3%	$76,855
Other Income	70,169	69,866	58,347	44,574	44,574	1.7	1,351
Retail Recoveries	22,662	48,614	56,103	51,652	51,652	2.0	1,565
Net Rental Income	$2,418,808	$2,467,408	$2,544,208	$2,604,835	$2,632,427	100.0%	$79,771
(Vacancy)	(212,017)	(145,377)	(116,562)	(162,462)	(178,607)(2)	(7.0)	(5,412)
Effective Gross Income	$2,206,791	$2,322,031	$2,427,646	$2,442,372	$2,453,820	93.2%	$74,358

Real Estate Taxes	290,184	121,245	289,133	270,299	276,426	11.3	8,377
Insurance	18,053	19,111	16,948	16,124	15,992	0.7	485
Management Fee	66,092	69,020	70,539	78,736	73,615	3.0	2,231
Other Operating Expenses	592,390	612,759	676,966	742,751	742,751	30.3	22,508
Total Operating Expenses	$966,719	$822,135	$1,053,586	$1,107,909	$1,108,784	45.2%	$33,600

Net Operating Income	$1,240,072	$1,499,896	$1,374,060	$1,334,463	$1,345,035	54.8%	$40,759
Replacement Reserves	0	0	0	0	11,550	0.5	350
TI/LC	0	0	0	0	0	0.0	0
Net Cash Flow	$1,240,072	$1,499,896	$1,374,060	$1,334,463	$1,333,485	54.3%	$40,409

NOI DSCR	1.30x	1.57x	1.44x	1.39x	1.40x
NCF DSCR	1.30x	1.57x	1.44x	1.39x	1.39x
NOI Debt Yield	7.0%	8.5%	7.8%	7.5%	7.6%
NCF Debt Yield	7.0%	8.5%	7.8%	7.5%	7.5%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(2)	The underwritten economic vacancy is 6.8%. The Catania Pasadena Property was 93.9% leased as of November 14, 2018.

Appraisal. The appraiser concluded an “as-is” appraised value of $31,400,000 as of October 31, 2018.

Environmental Matters. According to a Phase I environmental site assessment dated November 19, 2018, there was no evidence of any recognized environmental conditions at the Catania Pasadena Property.

Market Overview and Competition. According to the appraisal, the Catania Pasadena Property is located within a prestigious residential neighborhood in West Pasadena. The Catania Pasadena Property is bordered by the original Ambassador College Campus to the south, which has been undergoing redevelopment since 1997. The area of the campus located to the west of Interstate 210 has been fully built out with new apartment buildings with an average sales price of approximately $2.2 million. Upon completion of the construction associated with this project along Green Street, the Catania Pasadena Property will have access to the gardens and grounds of the former campus. Additionally, the Catania Pasadena Property is less than a quarter of a mile away from Old Town Pasadena, a major outdoor shopping area with a strong mix of restaurants, bars, hotels and retail tenants. The Catania Pasadena Property is approximately 0.5 miles from the Del Mar Gold Line stop, with stops from Azusa to East Los Angeles with transfers to lines providing access throughout the Los Angeles metro area. Access to the Catania Pasadena Property is provided by Interstate 210, located directly east of the Catania Pasadena Property and by CA-134, located approximately 0.5 miles north of the Catania Pasadena Property. According to the appraisal, the estimated 2018 population within a one-, three-, and five-mile radius is 21,052, 201,561, and 549,666, respectively, and the 2018 estimated median household income within the same radius is $80,692, $77,175, and $74,443, respectively.

Submarket Information – According to a third party research report, the Catania Pasadena Property is located within the Pasadena multifamily submarket. Pasadena is known as one of San Fernando Valley’s premier employment and entertainment hubs, driving multifamily demand. As of the third quarter of 2018, the Pasadena submarket reported a vacancy rate of 4.0% and average effective rent of $2,028 per month. This average effective rent results in a ratio of $2.47 per square foot compared to $2.55 per square foot at the Catania Pasadena Property. Additionally, the Pasadena submarket has experienced a 1.6% increase in asking rent growth year-over-year. As of November 14, 2018, the Catania Pasadena Property was 93.9% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

Appraiser’s Comp Set – The appraisal identified five primary comparable rentals for the Catania Pasadena Property totaling 808 units, which reported a weighted average occupancy of 98.9% (excluding Monaco Terrace). The appraisal concluded that the net market rents for the Catania Pasadena Property are $5,600 per month for the two-bedroom units and $6,300 per month for the three-bedroom units. The three two-bedroom units and the two three-bedroom units on the sixth floor achieve a $2,000 and $2,200 premium per month, respectively.

The following table presents certain information relating to comparable sales for the Catania Pasadena Property identified by the appraisal:

Comparable Sales(1)

Property Name	Location	Units	Avg. Square Feet per Unit	Sale Date	Sale Price	Sale Price per Unit(2)
The Highland	Hollywood, CA	76	897	Jul-18	$52,000,000	$684,211
Chelsea Santa Monica	Santa Monica, CA	53	792	Sep-17	$56,784,000	$1,071,396
147 South Doheny Drive	Los Angeles, CA	21	1,119	Jul-17	$16,909,500	$805,214
Larchmont Lofts	Los Angeles, CA	21	1,419	Jun-17	$15,600,000	$742,857

(1)	Information obtained from the appraisal.

(2)	Each of the comparable properties average unit square footage is significantly less than that of the Catania Pasadena Property. After making qualitative adjustment, including for unit size, the appraiser concluded to an adjusted price per unit that ranged from $923,684 to $1,046,779.

The table below presents certain information relating to five comparable multifamily rentals to the Catania Pasadena Property identified by the appraisal:

Comparable Rentals(1)(2)

Property Name	Location	Units	Year Built/Renov.	Distance?	Average Monthly Rent	Property Type	Occupancy
Catania Pasadena – Subject(1)	Pasadena, CA	33	2012/NAP	NAP	$6,082	Mid-Rise	93.9%
Residences at Westgate	Pasadena, CA	674	2015/NAP	0.4 miles	$4,053	Low-Rise	99.0%
The Grove at Ambassador Gardens	Pasadena, CA	21	2015/NAP	0.4 miles	$8,850	Low-Rise	100.0%
Terra Bella	Pasadena, CA	28	2010/NAP	0.7 miles	$5,100	Mid-Rise	100.0%
Monaco Terrace(3)	Pasadena, CA	21	2017/NAP	0.8 miles	$5,300	Low-Rise	NAV
Orange Grove Circle Apartments	Pasadena, CA	64	1956/NAV	1.3 miles	$4,688	Low-Rise	97.0%

(1)	Information obtained from the appraisal and the underwritten rent roll dated November 14, 2018.

(2)	According to the appraisal, except for The Grove at Ambassador Gardens (superior) and Terra Bella (similar), each of the comparable rental properties are considered to be inferior to the Catania Pasadena Property.

(3)	The appraiser did not provide units or occupancy figures for the Monaco Terrace comparable rental. Units field is from a third party source.

Escrows.

Taxes - The Catania Pasadena Borrower is required to make monthly payments of one-twelfth of the taxes payable during the next twelve months upon the occurrence of a Triggering Event (as defined below).

Insurance - The Catania Pasadena Borrower is required to make monthly payments equal to one-twelfth of the insurance premiums estimated to be payable for the renewal of coverage upon a Triggering Event or if the borrower does not maintain a blanket policy satisfactory to the lender.

Replacement Reserve - The Catania Pasadena Borrower shall make monthly replacement reserve deposits of $962.50 upon the occurrence of a Triggering Event.

Lockbox and Cash Management. A springing lockbox is required with respect to the Catania Pasadena Mortgage Loan. The springing lockbox will be established upon the first occurrence of a Triggering Event. During the continuance of a Triggering Event, the Catania Pasadena Borrower is required to deposit, or cause to be deposited, all rents into the lockbox account within three business days of receipt. Additionally, upon the occurrence of a Triggering Event, all funds deposited in the lockbox account will be transferred to a cash management account and those funds will be disbursed in accordance with the Catania Pasadena Mortgage Loan documents, with all excess cash flow to be deposited into an excess cash flow reserve to be held as additional security for the Catania Pasadena Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid-Rise	Loan #10	Cut-off Date Balance:	$17,700,000
277 West Green Street	Catania Pasadena	Cut-off Date LTV:	56.4%
Pasadena, CA 91101		U/W NCF DSCR:	1.39x
		U/W NOI Debt Yield:	7.6%

A “Triggering Event” will commence upon the earliest of:

(i)	an event of default; or

(ii)	the debt service coverage ratio being less than 1.15x on an interest-only basis.

A “Triggering Event” shall be cured (a) with respect to (i) above, upon the end of such event of default or (b) with respect to (ii) above, upon the debt service coverage ratio being greater than or equal to 1.15x on an interest-only basis.

Property Management. The Catania Pasadena Property is managed by CIM Management, Inc., an affiliate of the Catania Pasadena Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. At any time after the payment date in March 2021, one or more of the ownership interests in the Catania Pasadena Borrower may obtain at least one permitted mezzanine loan, subject to, the satisfaction of the requirements as set forth in the Catania Pasadena Mortgage Loan documents including: (i) no event of default shall be continuing; (ii) aggregate debt yield must not be less than 7.53%; (iii) aggregate loan-to-value ratio must not be greater than 56.4%; (iv) aggregate debt service coverage ratio must not be less than 1.40x; (v) term must be coterminous with senior mortgage or longer;(vi) rating agency confirmation; (vii) the execution of a customary intercreditor agreement acceptable to the lender in its reasonable discretion, (viii) the Catania Pasadena Borrower pays all lender’s and rating agency expenses, and (ix) the Catania Pasadena Borrower’s rights are subject and subordinate to the lender’s rights to amend the loan.

Ground Lease. None.

Terrorism Insurance. The Catania Pasadena Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the Catania Pasadena Borrower provides coverage for terrorism in an amount equal to the full replacement cost of the Catania Pasadena Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Catania Pasadena Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – Merge Office

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – Suburban
	Original Principal Balance:	$17,662,500		Location:	Westminster, CA
	Cut-off Date Balance:	$17,617,011		Size:	129,655 SF
	% of Initial Pool Balance:	2.3%		Cut-off Date Balance Per SF:	$135.88
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$111.74
	Borrower Sponsor(1):	Zaya S. Younan		Year Built/Renovated:	1981/2017
	Guarantors:	Zaya S. Younan; Zaya and Sherry Younan Family Trust		Title Vesting:	Fee
	Mortgage Rate:	4.9300%		Property Manager:	Self-managed
	Note Date:	December 21, 2018		Current Occupancy (As of)(5):	97.6% (2/1/2019)
	Seasoning:	2 months		YE 2018 Occupancy(5):	84.6%
	Maturity Date:	January 11, 2029		YE 2017 Occupancy(5):	57.0%
	IO Period:	NAP		YE 2016 Occupancy(5):	56.1%
	Loan Term (Original):	120 months		YE 2015 Occupancy(5):	53.1%
	Amortization Term (Original):	360 months		Appraised Value(6):	$27,700,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per SF(6):	$213.64
	Call Protection:	L(26),D(87),O(7)		Appraisal Valuation Date(6):	May 1, 2019
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (10/31/2018)(7):	$775,226
	Additional Debt Type (Balance):	NAP		YE 2017 NOI(7):	$518,108
				YE 2016 NOI:	$597,185
				YE 2015 NOI(7):	NAV
				U/W Revenues:	$3,149,180
Escrows and Reserves				U/W Expenses:	$1,129,392
	Initial	Monthly	Cap	U/W NOI(7):	$2,019,788
Taxes	$124,624	$31,156	NAP	U/W NCF:	$1,889,381
Insurance	$0	Springing(2)	NAP	U/W DSCR based on NOI/NCF:	1.79x / 1.67x
Replacement Reserve	$0	$2,161	$77,796(3)	U/W Debt Yield based on NOI/NCF:	11.5% / 10.7%
TI/LC Reserve	$100,000	$10,805	$388,698	U/W Debt Yield at Maturity based on NOI/NCF:	13.9% / 13.0%
Rent Concession Reserve(4)	$585,794	$0	NAP	Cut-off Date LTV Ratio(6):	63.6%
Existing TI/LC Reserve(4)	$1,147,015	$0	NAP	LTV Ratio at Maturity(6):	52.3%

Sources and Uses
Sources			Uses
Original loan amount	$17,662,500	67.0%	Purchase price	$23,550,000	89.4%
Cash equity contribution	6,837,288	26.0	Upfront reserves	1,957,434	7.4
Seller credits(4)	1,845,716	7.0	Closing costs	838,070	3.2
Total Sources	$26,345,504	100.0%	Total Uses	$26,345,504	100.0%
(1)	The borrower sponsor reported multiple foreclosures and discounted pay offs that occurred prior to 2013. See “Description of the Mortgage Pool—Litigation and Other Considerations—Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

(2)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the Merge Office Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(3)	The Replacement Reserve will be capped at $77,796 as long as no event of default exists.

(4)	Represents outstanding rent concessions and tenant improvement costs related to 10 new leases totaling 55,409 square feet (42.7% of net rentable area) executed between February 2018 and May 2018. These reserves were contributed in the form of seller credits.

(5)	See “Historical Occupancy” section below for explanations on historical fluctuations in occupancy.

(6)	The Appraised Value, Appraised Value Per SF, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s prospective “as stabilized” value as of May 1, 2019. The appraiser concluded to an “as-is” appraised value of $26,700,000 as of November 21, 2018, which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.0% and 54.3%, respectively.

(7)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI. Historical NOI prior to 2016 was not provided by the prior owner.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$17,617,011
5405, 5455 and 5555 Garden Grove Boulevard	Merge Office	Cut-off Date LTV:	63.6%
Westminster, CA 92683		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	11.5%

The Mortgage Loan. The mortgage loan (the “Merge Office Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a suburban office property located in Westminster, California (the “Merge Office Property”).

The Property. The Merge Office Property comprises three office buildings, ranging from three to six stories, which were constructed in 1981, renovated in 2017, and total 129,655 square feet. The Merge Office Property recently received more than $1.0 million in renovations, which included upgrades to the lobby, elevators, and common areas on each floor. As of February 1, 2019, the Merge Office Property was 97.6% leased to 23 tenants.

The Merge Office Property is situated within an office campus, which also contains a fourth office building as well as a five-story parking garage and surface parking totaling 676 parking spaces. The fourth office building and parking structure is not part of the collateral for the Merge Office Mortgage Loan and is owned and occupied by LBS Financial Credit Union, a financial institution with approximately 122,000 members and more than $1.3 billion in assets as of year-end 2017. The Merge Office Property has access and usage rights to the parking garage through a perpetual easement. The Merge Office Property is allocated 449 parking spaces, resulting in a parking ratio of 3.5 spaces per 1,000 square feet of rentable area.

Largest Tenant: Universal Care (33,566 square feet; 25.9% of net rentable area; 26.0% of underwritten base rent; 12/31/2022 lease expiration) – Universal Care was founded in 1983 and operates 12 medical centers throughout California comprised of physician practices in various specialties. Its clinics, located in Los Angeles, Orange, and Riverside counties, provide a combination of medical, urgent care, dental, and optometry services. Medical specialties include pediatrics, obstetrics, urology, cardiology, and orthopedics.

Market Overview. The Merge Office Property is located in Westminster, California, approximately 27.7 miles southeast of the Los Angeles central business district, 27.8 miles southeast of the Los Angeles International Airport, and 14.7 miles northwest of the John Wayne Airport. The Merge Office Property is situated at 5405, 5455 and 5555 Garden Grove Boulevard, with frontage along State Route 22, and is adjacent to Interstate 405. According to the appraisal, the Los Angeles metropolitan area is one of the world’s largest economies and is well diversified in industries including international trade, aerospace, entertainment, fashion, biomedical services, consumer products, and tourism. Major employers in the area include the Walt Disney Company, University of California Irvine, St. Joseph Health, Kaiser Permanente, and The Boeing Company.

According to the appraisal, the estimated 2018 population within a one-, three- and five-mile radius of the Merge Office Property was 22,922, 150,495, and 548,344, respectively; and the estimated 2018 average household income within the same radii was $120,086, $101,473, and $101,111, respectively.

According to the appraisal, the Merge Office Property located within the Westminster submarket of the Orange County office market. As of the third quarter of 2018, the submarket reported a total inventory of approximately 1.2 million square feet with a 2.7% vacancy rate and an average asking rental rate of $26.20 per square foot, full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$17,617,011
5405, 5455 and 5555 Garden Grove Boulevard	Merge Office	Cut-off Date LTV:	63.6%
Westminster, CA 92683		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the tenancy at the Merge Office Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Universal Care(3)	NR/NR/NR	33,566	25.9%	$24.98	$838,526	26.0%	12/31/2022	Various(4)	Y(5)
ADR Management(6)	NR/NR/NR	11,657	9.0%	$25.96	$302,569	9.4%	2/28/2026	2, 5-year	N
Sun Engineering	NR/NR/NR	11,600	8.9%	$25.20	$292,320	9.1%	9/30/2021	1, 1-year	N
CAM Commerce Solutions	NR/NR/NR	7,149	5.5%	$24.72	$176,723	5.5%	8/31/2023	1, 3-year	N
Zim American	NR/NR/NR	6,390	4.9%	$25.32	$161,795	5.0%	7/31/2023	1, 5-year	N
Total Major Tenants		70,362	54.3%	$25.18	$1,771,933	54.9%

Non-Major Tenant		56,170	43.3%	$25.93	$1,456,394	45.1%

Occupied Collateral		126,532	97.6%	$25.51	$3,228,326	100.0%

Vacant Space		3,123	2.4%

Collateral Total		129,655	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through February 2020 for 23 tenants totaling $94,174.

(3)	Universal Care has $198,985 of free rent, which was reserved by the lender at origination, in connection with three of its four spaces. Universal Care has (i) five months of free rent ($55,002) from February 2019 through June 2019 in connection with 5,366 square feet; (ii) four months of free rent ($57,261) from August 2019 through November 2019 in connection with 6,983 square feet; and (iii) four months of free rent ($86,723) from August 2019 through November 2019 in connection with 10,576 square feet.

(4)	Universal Care occupies four suites totaling 33,566 square feet and has lease extension options on three suites, each at 95.0% of fair market rent. Universal Care has (i) one, 5-year lease extension option for 6,983 square feet; (ii) one, 5-year lease extension option for 10,576 square feet; and (iii) one, 37-month lease extension option and one, 5-year lease extension option for 10,641 square feet.

(5)	Universal Care has the right to terminate its lease if substantially all of its stock or assets are sold to a third party, upon providing 6 months’ notice and payment of a termination fee equal to two months’ base rent plus all unamortized tenant improvement costs and leasing commissions.

(6)	ADR Management has three months of free rent ($73,439) from February 2019 through April 2019, which was reserved by the lender at origination.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$17,617,011
5405, 5455 and 5555 Garden Grove Boulevard	Merge Office	Cut-off Date LTV:	63.6%
Westminster, CA 92683		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	11.5%

The following table presents certain information relating to the lease rollover schedule at the Merge Office Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	1,849	1.4%	1,849	1.4%	$43,932	1.4%	$23.76
2019	2	5,258	4.1%	7,107	5.5%	$140,926	4.4%	$26.80
2020	3	4,323	3.3%	11,430	8.8%	$110,127	3.4%	$25.47
2021	5	21,923	16.9%	33,353	25.7%	$574,377	17.8%	$26.20
2022	4	33,566	25.9%	66,919	51.6%	$838,526	26.0%	$24.98
2023	4	21,216	16.4%	88,135	68.0%	$533,959	16.5%	$25.17
2024	4	17,297	13.3%	105,432	81.3%	$439,994	13.6%	$25.44
2025	1	5,118	3.9%	110,550	85.3%	$148,013	4.6%	$28.92
2026	1	11,657	9.0%	122,207	94.3%	$302,569	9.4%	$25.96
2027	0	0	0.0%	122,207	94.3%	$0	0.0%	$0.00
2028	0	0	0.0%	122,207	94.3%	$0	0.0%	$0.00
2029	1	3,700	2.9%	125,907	97.1%	$95,904	3.0%	$25.92
Thereafter	1	625	0.5%	126,532	97.6%	$0	0.0%	$0.00
Vacant	0	3,123	2.4%	129,655	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	129,655	100.0%			$3,228,326	100.0%	$25.51

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

(4)	The Merge Office Property has 23 tenants comprising 27 leases.

The following table presents historical occupancy percentages at the Merge Office Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)(2)	12/31/2018(1)(2)(3)	2/1/2019(3)(4)
53.1%	56.1%	57.0%	84.6%	97.6%

(1)	Information obtained from the borrower. Historical occupancy was depressed due to two state-funded entities vacating the Merge Office Property in 2015.

(2)	Occupancy increased from 2017 to 2018 due to 10 new leases totaling 55,409 square feet (42.7% of net rentable area) executed between February 2018 and May 2018.

(3)	Occupancy increased from 2018 to 2/1/2019 due to five new leases totaling 19,944 square feet (15.4% of net rentable area) executed between January 2019 and February 2019.

(4)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #11	Cut-off Date Balance:	$17,617,011
5405, 5455 and 5555 Garden Grove Boulevard	Merge Office	Cut-off Date LTV:	63.6%
Westminster, CA 92683		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Merge Office Property:

Cash Flow Analysis

	2016	2017(1)	TTM 10/31/2018(1)(2)	U/W(2)	%(3)	U/W $ per SF
Rents in Place	$1,694,796	$1,515,602	$2,140,929	$3,134,153	90.1%	$24.17
Contractual Rent Steps	0	0	0	94,174(4)	2.7	0.73
Grossed Up Vacant Space	0	0	0	84,321	2.4	0.65
Gross Potential Rent	$1,694,796	$1,515,602	$2,140,929	$3,312,647	95.2%	$25.55
Other Income(5)	4,161	5,991	6,832	137,691	4.0	1.06
Parking/Garage/Other	16,768	15,325	19,927	19,927	0.6	0.15
Total Recoveries	26,717	55,105	56,889	10,180	0.3	0.08
Net Rental Income	$1,742,442	$1,592,022	$2,224,577	$3,480,445	100.0%	$26.84
(Vacancy & Credit Loss)	0	(34,784)	(309,421)	(331,265)(6)	(10.0)	(2.55)
Effective Gross Income	$1,742,442	$1,557,238	$1,915,156	$3,149,180	90.5%	$24.29

Real Estate Taxes	231,805	238,073	244,560	286,636	9.1	2.21
Insurance	79,024	72,015	70,858	30,927	1.0	0.24
Management Fee	55,969	57,742	71,329	94,475	3.0	0.73
Other Operating Expenses	778,458	671,301	753,183	717,354	22.8	5.53
Total Operating Expenses	$1,145,256	$1,039,130	$1,139,930	$1,129,392	35.9%	$8.71

Net Operating Income	$597,185	$518,108	$775,226	$2,019,788	64.1%	$15.58
Replacement Reserves	0	0	0	25,931	0.8	0.20
TI/LC	0	0	0	104,476	3.3	0.81
Net Cash Flow	$597,185	$518,108	$775,226	$1,889,381	60.0%	$14.57

NOI DSCR	0.53x	0.46x	0.69x	1.79x
NCF DSCR	0.53x	0.46x	0.69x	1.67x
NOI Debt Yield	3.4%	2.9%	4.4%	11.5%
NCF Debt Yield	3.4%	2.9%	4.4%	10.7%

(1)	The increase in NOI from 2017 to TTM 10/31/2018 was partly due to 10 new leases totaling 55,409 square feet (42.7% of net rentable area) executed between February 2018 and May 2018, and one renewal lease totaling 4,726 square feet (3.6% of net rentable area) executed in June 2018 (see “Historical Occupancy” above).

(2)	The increase in NOI from TTM 10/31/2018 to U/W was partly due to: (i) contractual rent steps totaling $94,174; (ii) five new leases totaling 19,944 square feet (15.4% of net rentable area) executed between January 2019 and February 2019; and (iii) one renewal lease totaling 2,984 square feet (2.3% of net rentable area) executed in October 2018 with the lease extension commencing in April 2019.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(4)	Represents contractual rent steps through February 2020 for 23 tenants totaling $94,174.

(5)	Other Income comprises storage income and antenna income. Historical antenna income was consolidated in historical base rent by the seller.

(6)	The underwritten vacancy is 10.0%. The Merge Office Property was 97.6% physically occupied as of February 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – DoubleTree Leominster

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality – Full Service
	Original Principal Balance:	$16,000,000		Location:	Leominster, MA
	Cut-off Date Balance:	$15,944,841		Size:	187 Rooms
	% of Initial Pool Balance:	2.1%		Cut-off Date Balance Per Room	$85,267
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$70,943
	Borrower Sponsor:	Fatema Shikary; James Gerish; Kris Gerish		Year Built/Renovated:	1988/2017
	Guarantors:	Fatema Shikary; James Gerish; Kris Gerish		Title Vesting:	Fee
	Mortgage Rate:	5.260%		Property Manager:	Emerald Hospitality Associates, Inc.
	Note Date:	November 20, 2018		Current Occupancy (As of)(2):	78.1% (10/31/2018)
	Seasoning:	3 months		YE 2017 Occupancy(2):	77.5%
	Maturity Date:	December 11, 2028		YE 2016 Occupancy(2):	68.1%
	IO Period:	0 months		YE 2015 Occupancy(2):	66.4%
	Loan Term (Original):	120 months		YE 2014 Occupancy(2):	59.1%
	Amortization Term (Original):	360 months		Appraised Value(3):	$24,700,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per Room(3):	$132,086
	Call Protection:	L(27),GRTR 1% or YM(89),O(4)		Appraisal Valuation Date(3):	November 1, 2019
	Lockbox Type:	Springing
	Additional Debt:	None		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM NOI (10/31/2018)(4):	$2,584,664
				YE 2017 NOI(4):	$1,832,261
				TTM 2016 NOI (7/31/2016):	$1,902,685
				YE 2015 NOI:	$1,751,931
				U/W Revenues:	$9,815,081
				U/W Expenses:	$7,200,256
				U/W NOI:	$2,614,825
				U/W NCF:	$2,222,221
Escrows and Reserves				U/W DSCR based on NOI/NCF:	2.46x / 2.09x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	16.4% / 13.9%
Taxes	$16,051	$16,051	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	19.7% / 16.8%
Insurance	$0	Springing(1)	NAP	Cut-off Date LTV Ratio(3):	64.6%
FF&E Reserve	$0	$32,717	NAP	LTV Ratio at Maturity(3):	53.7%

Sources and Uses
Sources			Uses
Original loan amount	$16,000,000	100.0%	Loan payoff	$13,319,805	83.2%
			Return of equity	2,459,826	15.4
			Closing costs	204,318	1.3
			Upfront reserves	16,051	0.1
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides the lender with evidence that the DoubleTree Leominster Mortgage Loan’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals within ten business days.
(2)	The Current Occupancy, YE 2017 Occupancy, YE 2016 Occupancy, and YE 2015 Occupancy were obtained from the borrower. The YE 2014 Occupancy was obtained from a third party market research report.
(3)	The Appraised Value, Appraised Value Per Room, Cut-off Date LTV Ratio and LTV Ratio at Maturity are based on the appraiser’s “When Stabilized” value as of November 1, 2019, which assumes the operations of the DoubleTree Leominster Property (as defined below) have stabilized. The appraiser concluded to an “as-is” Appraised Value of $24,000,000 (as of October 17, 2018), which would result in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 66.4% and 55.3%, respectively.
(4)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$15,944,841
99 Erdman Way	DoubleTree Leominster	Cut-off Date LTV:	64.6%
Leominster, MA 01453		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	16.4%

The Mortgage Loan. The mortgage loan (the “DoubleTree Leominster Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in a full-service hotel located in Leominster, Massachusetts (the “DoubleTree Leominster Property”).

The Property. The DoubleTree Leominster Property is a 187-key, seven-story, full-service hotel located in Leominster, Massachusetts, approximately 43.9 miles northwest of the Boston central business district. The DoubleTree Leominster Property was constructed in 1988, renovated most recently in 2017 and is situated on a 7.0-acre site with 432 surface parking spaces resulting in a parking ratio of 2.3 spaces per room. The DoubleTree Leominster Property contains 90 king suites, 75 double queen suites, and 22 junior suites. Amenities at the DoubleTree Leominster Property comprise a full service restaurant with breakfast buffet, a lobby bar, 14,776 square feet of meeting space, a heated indoor swimming pool, a 24-hour fitness room, a business center, a market pantry and a guest laundry room.

The DoubleTree Leominster Property operated as an affiliate of Four Points by Sheraton until August 2013, at which point it was converted to a DoubleTree by Hilton flag. The conversion required capital improvements totaling approximately $5.7 million ($30,610/key), which were completed between 2013 and 2015, and brought the DoubleTree Leominster Property into conformance with DoubleTree brand standards. Additional renovations totaling approximately $1.6 million ($8,632/key) were completed in 2016 and 2017. The franchise agreement with Hilton expires in November 2031, approximately three years beyond loan maturity.

The following table presents certain information relating to the market segmentation of the DoubleTree Leominster Property, as provided in the appraisal:

8/30/2018 TTM Market Segmentation(1)

Commercial	Meeting/Group	Leisure
35.0%	30.0%	35.0%

(1)	Information obtained from the appraisal.

Market Overview and Competition. The DoubleTree Leominster Property is located in Leominster, Massachusetts, within Worcester County, approximately 43.9 miles northwest of the Boston central business district. The DoubleTree Leominster Property is located at the intersection of State Highway 2 and State Highway 12, approximately 2.0 miles northwest of Interstate 190. The DoubleTree Leominster Property is also located approximately 3.3 miles southeast of the Fitchburg MBTA rail station, which provides direct access to Boston.

The DoubleTree Leominster Property is located approximately one mile from UMass Memorial – HealthAlliance Hospital. The UMass Memorial – Health Alliance Hospital recently completed Phase 1 of its Emergency Department renovations in January of 2019. This renovation increased the number of patient beds from 24 to 37 and upgraded the lobby to include metal detectors, patient storage lockers and a fully stocked nutrition center. Renovations are expected to continue in four more phases and are planned to be completed by the Spring of 2020. The DoubleTree Leominster Property is also within a 20-minute drive of Fitchburg State University; private employers such as Georgia-Pacific, International Rectifier and Tyco SimplexGrinnell; and attractions including The Mall at Whitney Field, Wachusett Brewing Company, and Wachusett Ski Area.

According to a third party market report, the estimated 2018 population within a three- and five-mile radius of The DoubleTree Leominster Property was 49,262 and 93,120, respectively; and the estimated 2018 average household income within the same radii was $72,896 and $75,408, respectively. According to the appraisal, there are no new or planned properties that are expected to be directly competitive with the DoubleTree Leominster Property.

The following table presents historical occupancy, ADR, RevPAR and penetration rates relating to The DoubleTree Leominster Property’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			The DoubleTree Leominster			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
10/31/2018 TTM	60.4%	$112.98	$68.19	77.5%	$133.07	$103.07	128.3%	117.8%	151.1%
12/31/2017	61.8%	$112.05	$69.21	77.8%	$116.74	$90.81	125.9%	104.2%	131.2%
12/31/2016	63.1%	$113.03	$71.30	67.2%	$123.23	$82.81	106.5%	109.0%	116.2%
12/31/2015	68.4%	$109.75	$75.10	65.8%	$117.72	$77.40	96.1%	107.3%	103.1%
(1)	Information obtained from third party hospitality research reports dated November 19, 2018 and January 18, 2018. The competitive set includes the following hotels: Boxboro Regency Hotel & Conference Center, Westford Regency Inn & Conference Center, Days Inn Leominster Fitchburg Area, Springhill Suites Devens Common Center, and Hilton Garden Inn Devens.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Hospitality – Full Service	Loan #12	Cut-off Date Balance:	$15,944,841
99 Erdman Way	DoubleTree Leominster	Cut-off Date LTV:	64.6%
Leominster, MA 01453		U/W NCF DSCR:	2.09x
		U/W NOI Debt Yield:	16.4%

The following table presents 2017 occupancy, estimated ADR and RevPAR relating to the DoubleTree Leominster Property’s primary competitive set:

Primary Competitive Set(1)

Property Name	Location	Rooms	Year Built/Renov.	2017 Occupancy	Estimated 2017 ADR	Estimated 2017 RevPAR
DoubleTree Leominster Property(1)	Leominster, MA	187	1988/2017	77.8%	$116.74	$90.81
Hilton Garden Inn - Devens	Devens, MA	118	2011/NAV	70.0% - 75.0%	$130.00 - $140.00	$95.00 – $100.00
SpringHill Suites - Devens	Devens, MA	121	2005/2012	70.0% - 75.0%	$115.00 - $120.00	$80.00 – $85.00
Courtyard - Littleton	Littleton, MA	115	2016/NAV	65.0% - 70.0%	$150.00 - $160.00	$105.00 - $110.00

(1)	Information obtained from the appraisal, other than for DoubleTree Leominster – Property, for which information was obtained from the December 2017 STR report.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at The DoubleTree Leominster Property:

Cash Flow Analysis

	2015	TTM 7/31/2016(1)	2017(1)(2)	TTM 10/31/2018(2)	U/W	% of U/W Total Revenue(3)	U/W $ per Room
Occupancy	66.4%	68.1%	77.5%	78.1%	78.1%
ADR	$116.36	$119.96	$116.72	$130.18	$130.18
RevPAR	$77.23	$81.73	$90.51	$101.68	$101.68

Room Revenue	$5,271,491	$5,594,000	$6,177,647	$6,939,952	$6,939,952	70.7%	$37,112
Food & Beverage Revenue	2,019,751	2,120,551	2,680,348	2,742,129	2,742,129	27.9	14,664
Other Revenue(4)	249,651	249,604	118,210	204,038	133,000	1.4	711
Total Revenue	$7,540,893	$7,964,155	$8,976,205	$9,886,119	$9,815,081	100.0%	$52,487

Room Expense	1,030,407	1,092,772	1,272,845	1,322,932	1,322,932	19.1	7,075
Food & Beverage Expense	1,471,698	1,579,394	2,074,237	1,999,751	1,999,751	72.9	10,694
Other Department Expense	137,258	137,816	56,678	76,054	49,575	37.3	265
Total Department Expenses	2,639,363	2,809,982	3,403,760	3,398,737	3,372,258	34.4	18,033
Gross Operating Income	$4,901,530	$5,154,173	$5,572,445	$6,487,382	$6,442,823	65.6%	$34,454

Total Undistributed Expenses	2,863,092	2,911,521	3,379,773	3,539,878	3,477,117	35.4	18,594
Gross Operating Profit	$2,038,438	$2,242,652	$2,192,672	$2,947,503	$2,965,706	30.2%	$15,859

Total Fixed Charges	286,507	339,967	360,412	362,839	350,882	3.6	1,876
Total Operating Expenses	$5,788,962	$6,061,470	$7,143,944	$7,301,454	$7,200,256	73.4%	$38,504

Net Operating Income	$1,751,931	$1,902,685	$1,832,261	$2,584,664	$2,614,825	26.6%	$13,983
FF&E	0	0	0	0	392,603	4.0	2,099
Net Cash Flow	$1,751,931	$1,902,685	$1,832,261	$2,584,664	$2,222,221	22.6%	$11,884

NOI DSCR	1.65x	1.79x	1.73x	2.44x	2.46x
NCF DSCR	1.65x	1.79x	1.73x	2.44x	2.09x
NOI DY	11.0%	11.9%	11.5%	16.2%	16.4%
NCF DY	11.0%	11.9%	11.5%	16.2%	13.9%

(1)	The increase in Total Revenue from 2016 to 2017 was driven by an increase in occupancy.
(2)	The increase in Total Revenue and Net Operating Income from 2017 to TTM 10/31/2018 was primarily driven by an increase in ADR.
(3)	% of U/W Total Revenue for Room Expense, F&B Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(4)	Other Revenue includes antenna, laundry and miscellaneous revenue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Dominion Tower

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office - CBD
	Original Principal Balance(1):	$15,350,000		Location:	Norfolk, VA
	Cut-off Date Balance(1):	$15,350,000		Size:	403,276 SF
	% of Initial Pool Balance:	2.0%		Cut-off Date Balance Per SF(1):	$152.13
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$135.51
	Borrower Sponsors:	Isaac Hertz; William Zev Hertz; Sarah Hertz Gordon		Year Built/Renovated:	1988/2018
	Guarantors:	Isaac Hertz; William Zev Hertz; Sarah Hertz Gordon		Title Vesting:	Fee
	Mortgage Rate:	5.2900%		Property Manager:	Self-Managed
	Note Date:	December 20, 2018		Current Occupancy (As of):	88.3% (10/31/2018)
	Seasoning:	2 months		YE 2017 Occupancy:	81.8%
	Maturity Date:	January 6, 2029		YE 2016 Occupancy:	82.4%
	IO Period:	36 months		YE 2015 Occupancy:	79.5%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	80.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$87,000,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$215.73
	Call Protection(2):	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	November 8, 2018
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	Yes		TTM NOI (10/31/2018)(5):	$6,918,001
	Additional Debt Type (Balance)(1):	Pari Passu ($46,000,000)		YE 2017 NOI(5):	$6,086,949
				YE 2016 NOI:	$6,001,052
				YE 2015 NOI:	$5,536,180
				U/W Revenues:	$10,566,058
				U/W Expenses:	$3,848,795
Escrows and Reserves				U/W NOI:	$6,717,263
	Initial	Monthly	Cap	U/W NCF:	$6,251,477
Taxes	$0	$62,980	NAP	U/W DSCR based on NOI/NCF(1):	1.64x / 1.53x
Insurance	$70,075	$7,786	NAP	U/W Debt Yield based on NOI/NCF(1):	10.9% / 10.2%
TI/LC Reserve	$62,020	$33,773	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.3% / 11.4%
Deferred Maintenance(3)	$900,015	$0	NAP	Cut-off Date LTV Ratio(1):	70.5%
Outstanding Landlord Obligations(4)	$3,788,683	$0	NAP	LTV Ratio at Maturity(1):	62.8%
Replacement Reserve	$0	$5,041	NAP

Sources and Uses
Sources			Uses
Original whole loan amount	$61,350,000	71.4%	Purchase price	$79,000,000	91.9%
Cash equity contribution	21,036,981	24.5	Upfront reserves	4,820,793	5.6
Seller credits(6)	3,558,500	4.1	Closing costs	2,124,688	2.5
Total Sources	$85,945,481	100.0%	Total Uses	$85,945,481	100.0%

(1)	The Dominion Tower Mortgage Loan (as defined below) is part of the Dominion Tower Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $61,350,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Dominion Tower Whole Loan.

(2)	The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) December 20, 2021.

(3)	At origination of the Dominion Tower Whole Loan, $900,015 was reserved for deferred maintenance allocated into required repairs ($159,712) and upfront capital expenditures ($740,303).

(4)	At origination of the Dominion Tower Whole Loan, $3,788,683 was reserved upfront for outstanding landlord obligations, which are allocated into an Upfront Rollover Reserve for outstanding tenant improvements and leasing commissions totaling $3,165,469 and a Rent Abatement reserve for outstanding free rent totaling $623,214.

(5)	See “Cash Flow Analysis” section below for explanations on historical fluctuations in NOI.

(6)	The seller provided credits of approximately $3.6 million for outstanding free rent, tenant improvements and leasing commissions, which were reserved at closing.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #13	Cut-off Date Balance:	$15,350,000
999 Waterside Drive	Dominion Tower	Cut-off Date LTV:	70.5%
Norfolk, VA 23502		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	10.9%

The Mortgage Loan. The mortgage loan (the “Dominion Tower Mortgage Loan”) is part of a whole loan (the “Dominion Tower Whole Loan”) that is evidenced by three pari passu promissory notes secured by a 403,276 square foot office building located in Norfolk, Virginia (the “Dominion Tower Property”). The Dominion Tower Mortgage Loan represents the non-controlling Note A-3-A. The controlling Note A-1 and non-controlling Note A-2-A are expected to be contributed to one or more future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further or replaced by new notes with reallocated balances. The Dominion Tower Whole Loan will be serviced under the WFCM 2019-C49 pooling and servicing agreement until the securitization of the controlling Note A-1, at which time servicing will shift to the pooling and servicing agreement governing that future securitization. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and —The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,350,000	$30,350,000	LCF, or an affiliate	Yes
A-2-A	$15,650,000	$15,650,000	LCF, or an affiliate	No
A-3-A	$15,350,000	$15,350,000	WFCM 2019-C49	No
Total	$61,350,000	$61,350,000

The Property. The Dominion Tower Property is a class A office tower built in 1988 and renovated in 2018 and totaling 403,276 square feet located in Norfolk, VA. The Dominion Tower Property is 26 stories high, located on a 2.6 acre site with a 1,224 space parking garage, which equates to a parking ratio of 3.0 spaces per 1,000 square feet. The parking garage is one of the only privately-owned garages in the City of Norfolk and represented approximately 11.5% of the TTM (10/31/2018) effective gross income. The Dominion Tower Property has other amenities including a café, full service restaurant, wine shop, a fitness center, and a packing and shipping office. The Dominion Tower Property is also located approximately 1,000 feet from Norfolk’s light rail and is adjacent to the Elizabeth River with access to Norfolk’s redeveloped Waterside District and Town Point Park. As of October 31, 2018, the Dominion Tower Property was 88.3% leased to 39 tenants. No tenant makes up more than 12.4% of NRSF or 14.8% of Total Annual U/W Base Rent.

Market Overview. The Dominion Tower Property is situated within downtown Norfolk approximately 0.1 miles west of Interstate 264, 5.0 miles south of Interstate 64 and 6.4 miles southwest of the Norfolk International Airport. According to the appraisal, the estimated 2018 population within a three- and five-mile radius of the Dominion Tower Property was approximately 114,884, and 263,122, respectively; while the 2018 estimated median household income within the same radii was approximately $39,627, and $445,501, respectively.

According to the appraisal, as of the third quarter of 2018, the downtown Norfolk CBD office submarket reported a total inventory of 28 buildings, comprising approximately 5.1 million square feet of office space with a 9.6% vacancy rate and submarket rents of $20.69. The appraiser concluded to market rents of $25.62 per square foot and market vacancy of 8.3%, which are a 0.6% increase and 3.4% decrease to the U/W base rent of $25.46 per square foot and vacancy of 11.7%, respectively, for the Dominion Tower Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #13	Cut-off Date Balance:	$15,350,000
999 Waterside Drive	Dominion Tower	Cut-off Date LTV:	70.5%
Norfolk, VA 23502		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the tenancy at the Dominion Tower Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
CACI Enterprise Solutions, Inc.	NR/Ba2/BB+	49,910	12.4%	$26.89	$1,342,080	14.8%	8/31/2023	NAP	Y(3)
Trader Interactive LLC(4)	NR/NR/NR	39,081	9.7%	$25.50	$996,566	11.0%	12/31/2025	NAP	N
Harbor Group	NR/NR/NR	26,037	6.5%	$23.02	$599,372	6.6%	3/31/2026	NAP	N
New York Life Insurance	AA+/Aaa/AA+	24,813	6.2%	$26.50	$657,545	7.3%	7/31/2024	NAP	Y(5)
Williams Mullen	NR/NR/NR	22,145	5.5%	$29.12	$644,862	7.1%	6/30/2021	2, 5-year	N
Total Major Tenants		161,986	40.2%	$26.18	$4,240,424	46.8%

Non-Major Tenant		194,206	48.2%	$24.87	$4,829,016	53.2%

Occupied Collateral		356,192	88.3%	$25.46	$9,069,440	100.0%

Vacant Space		47,084	11.7%

Collateral Total		403,276	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 2019 totaling $78,493.

(3)	CACI Enterprise Solutions, Inc. has the option to reduce its lease by 10,000 square feet, exercisable with 180 days prior notice and payment of a termination fee equal to 8% of the aggregate unamortized amount of all TI/LC owed by the landlord.

(4)	Trader Interactive LLC is in a free rent period through June 2019. $267,391 has been reserved with the lender in respect of free rent for this tenant.

(5)	New York Life Insurance has the option to terminate all of its relocation premises (20,680 square feet) with 9 months’ notice at any time after May 2021 and payment of a termination fee among other conditions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #13	Cut-off Date Balance:	$15,350,000
999 Waterside Drive	Dominion Tower	Cut-off Date LTV:	70.5%
Norfolk, VA 23502		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	10.9%

The following table presents certain information relating to the lease rollover schedule at the Dominion Tower Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	6	5,581	1.4%	5,581	1.4%	$113,493	1.3%	$20.34
2019	2	4,106	1.0%	9,687	2.4%	$109,808	1.2%	$26.74
2020	4	29,473	7.3%	39,160	9.7%	$678,526	7.5%	$23.02
2021	11	64,870	16.1%	104,030	25.8%	$1,705,976	18.8%	$26.30
2022	6	43,955	10.9%	147,985	36.7%	$1,111,839	12.3%	$25.29
2023	4	52,530	13.0%	200,515	49.7%	$1,397,688	15.4%	$26.61
2024	4	71,616	17.8%	272,131	67.5%	$1,863,656	20.5%	$26.02
2025	1	39,081	9.7%	311,212	77.2%	$996,566	11.0%	$25.50
2026	2	44,980	11.2%	356,192	88.3%	$1,091,890	12.0%	$24.28
2027	0	0	0.0%	356,192	88.3%	$0	0.0%	$0.00
2028	0	0	0.0%	356,192	88.3%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	356,192	88.3%	$0	0.0%	$0.00
Vacant	0	47,084	11.7%	403,276	100.0%	$0	0.0%	$0.00
Total/Weighted Average	40	403,276	100.0%			$9,069,440	100.0%	$25.46

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Dominion Tower Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	10/31/2018(2)
80.0%	79.5%	82.4%	81.8%	88.3%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office - CBD	Loan #13	Cut-off Date Balance:	$15,350,000
999 Waterside Drive	Dominion Tower	Cut-off Date LTV:	70.5%
Norfolk, VA 23502		U/W NCF DSCR:	1.53x
		U/W NOI Debt Yield:	10.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating statements and underwritten net cash flow at the Dominion Tower Property:

Cash Flow Analysis

	2015	2016	2017(1)	TTM 10/31/18(1)	U/W	%(2)	U/W $ per SF
Rents in Place	$10,111,935	$10,038,496	$10,065,362	$10,271,488	$8,990,947	75.6%	$22.29
Contractual Rent Steps	0	0	0	0	78,493(3)	0.7	0.19
Grossed Up Vacant Space	0	0	0	0	1,320,505	11.1	3.27
Gross Potential Rent	$10,111,935	$10,038,496	$10,065,362	$10,271,488	$10,389,945	87.4%	$25.76
Other Income(4)	1,130,569	1,280,824	1,336,037	1,393,686	1,393,686	11.7	3.46
Total Recoveries	27,444	115,114	221,588	177,877	102,932	0.9	0.26
Net Rental Income	$11,269,948	$11,434,434	$11,622,987	$11,843,051	$11,886,563	100.0%	$29.48
(Vacancy & Credit Loss)	(2,228,755)	(1,803,978)	(1,810,259)	(1,108,509)	(1,320,505)(5)	(12.7)	(3.27)
Effective Gross Income	$9,041,193	$9,630,456	$9,812,727	$10,734,542	$10,566,058	88.9%	$26.20

Real Estate Taxes	782,387	787,113	795,011	821,791	853,338	8.1	2.12
Insurance	86,628	101,650	103,015	108,768	93,433	0.9	0.23
Management Fee	278,528	288,649	299,897	300,940	316,982	3.0	0.79
Other Operating Expenses	2,357,470	2,451,992	2,527,855	2,585,042	2,585,042	24.5	6.41
Total Operating Expenses	$3,505,013	$3,629,404	$3,725,778	$3,816,541	$3,848,795	36.4%	$9.54

Net Operating Income	$5,536,180	$6,001,052	$6,086,949	$6,918,001	$6,717,263	63.6%	$16.66
Replacement Reserves	0	0	0	0	60,491	0.6	0.15
TI/LC	0	0	0	0	405,295	3.8	1.01
Net Cash Flow	$5,536,180	$6,001,052	$6,086,949	$6,918,001	$6,251,477	59.2%	$15.50

NOI DSCR(6)	1.36x	1.47x	1.49x	1.69x	1.64x
NCF DSCR(6)	1.36x	1.47x	1.49x	1.69x	1.53x
NOI Debt Yield(6)	9.0%	9.8%	9.9%	11.3%	10.9%
NCF Debt Yield(6)	9.0%	9.8%	9.9%	11.3%	10.2%

(1)	The increase in NOI from 2017 to TTM 10/31/2018 was due to the second largest tenant, Trader Interactive LLC (approximately 9.7% of NRSF and 11.0% of annual U/W base rent) signing a lease in March 2018 through December 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Represents contractual rent steps through July 2019 totaling $78,493.

(4)	Other income consists of parking, storage, antenna and miscellaneous income.

(5)	The underwritten vacancy is 12.6%. The Dominion Tower Property was 88.3% leased as of October 31, 2018.

(6)	Based on the Dominion Tower Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Tristone Flowtech USA

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Ladder Capital Finance LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial – Manufacturing/Warehouse
	Original Principal Balance:	$14,400,000		Location:	Mooresville, NC
	Cut-off Date Balance:	$14,400,000		Size:	215,000 SF
	% of Initial Pool Balance:	1.9%		Cut-off Date Balance Per SF:	$66.98
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$66.98
	Borrower Sponsors:	David Mileski; Mileski Living Trust		Year Built/Renovated:	2018/NAP
	Guarantors:	David Mileski; Mileski Living Trust		Title Vesting:	Fee
	Mortgage Rate:	5.2390%		Property Manager:	Brown Investment Properties, Inc.
	Note Date:	January 16, 2019		Current Occupancy (As of):	100.0% (3/1/2019)
	Seasoning:	1 month		YE 2018 Occupancy(4):	NAV
	Maturity Date:	February 6, 2029		YE 2017 Occupancy(4):	NAV
	IO Period:	120 months		YE 2016 Occupancy(4):	NAV
	Loan Term (Original):	120 months		YE 2015 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$23,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$106.98
	Call Protection:	L(25),GRTR 1% or YM(90),O(5)		As-Is Appraisal Valuation Date:	November 30, 2018
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI(4):	NAV
	Additional Debt Type (Balance):	NAP		YE 2017 NOI(4):	NAV
				YE 2016 NOI(4):	NAV
				YE 2015 NOI(4):	NAV
				U/W Revenues:	$1,561,894
				U/W Expenses:	$244,144
Escrows and Reserves				U/W NOI:	$1,317,750
				U/W NCF:	$1,296,250
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	1.72x / 1.69x
Taxes(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.2% / 9.0%
Insurance(1)	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF	9.2% / 9.0%
Replacement Reserve(2)	$0	Springing	NAP	Cut-off Date LTV Ratio:	62.6%
Debt Service Reserve(3)	$63,741	$0	NAP	LTV Ratio at Maturity:	62.6%

Sources and Uses
Sources			Uses
Original Loan amount	$14,400,000	61.1%	Purchase Price	$22,850,000	97.0%
Sponsor Equity	$9,167,690	38.9	Closing Costs	653,949	2.8
			Upfront Reserves	63,741	0.3

Total Sources	$23,567,690	100.0%	Total Uses	$23,567,690	100.0%

(1)	Ongoing monthly reserves for taxes and insurance equal to 1/12th of the annual taxes and insurance premiums will be required upon the earlier to occur of (i) an event of default, (ii) the sole tenant lease not being full force and effect or (iii) the sole tenant not continuing to make payments and perform the related obligations pursuant to the lease.

(2)	Ongoing monthly reserves for capital expenditures equal to $1,792 will be required upon the earlier of (i) an event of default, (ii) the net cashflow debt service coverage ratio falling below 1.50x, or (iii) any other cash management trigger event as set forth in the Tristone Flowtech USA Mortgage Loan (as defined below) documents.

(3)	The initial deposit will be applied to the monthly payment due in March 2019 and the reserve will not be replenished.

(4)	Historical operating statements and occupancy statistics are not available as the Tristone Flowtech USA Property (as defined below) was built in 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Manufacturing/Warehouse	Loan #14	Cut-off Date Balance:	$14,400,000
100 Manufacturers Boulevard	Tristone Flowtech USA	Cut-off Date LTV:	62.6%
Mooresville, NC 28115		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	9.2%

The Mortgage Loan. The mortgage loan (the “Tristone Flowtech USA Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee simple interest in a single tenant industrial building located in Mooresville, North Carolina (the “Tristone Flowtech USA Property”). The Tristone Flowtech USA Mortgage Loan was originated on January 16, 2019 by Ladder Capital Finance LLC. The Tristone Flowtech USA Mortgage Loan had an original principal balance of $14,400,000, has an outstanding principal balance as of the Cut-off Date of $14,400,000 and accrues interest at an interest rate of 5.2390% per annum. The Tristone Flowtech USA Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the full term of the Tristone Flowtech USA Mortgage Loan. The Tristone Flowtech USA Mortgage Loan matures on February 6, 2029.

The Property. The Tristone Flowtech USA Property was originally constructed in 2018 and built-to-suit for Tristone Flowtech USA Inc. The Tristone Flowtech USA Property features one single-story building constructed in 2018 with nine-dock-high loading docks, one drive-in loading dock and 300 parking spaces. The Tristone Flowtech USA Property is located near two of its existing clients Volkswagen (Chattanooga, TN; 247 miles; approximately five hours) and BMW (Spartansburg, SC; 109 miles; approximately two hours).

Tristone Flowtech USA Inc. has invested more than $5 million in the Tristone Flowtech USA Property for capital expenditures and production related equipment. The tenant is a wholly owned subsidiary of Tristone Flowtech Holding SAS who is the guarantor on the lease and a global Tier-1 supplier and development partner of engine and battery cooling, air charge, and air intake systems for the automotive industry with 11 international locations. Tristone Flowtech USA Inc. is the second largest firm within the air and fluid flow technology solutions space and has captured approximately 14.5% of the global market share and an approximately 28.4% market share within Europe. Tristone Flowtech Holding SAS sales increased approximately 16% year over year in 2017 reaching $336 million. Specifically in North America, Tristone Flowtech Holding SAS sales increased approximately 121% year over year in 2017 reaching approximately $55 million.

The population within a one-, three-, and five-mile radius of the Tristone Flowtech USA Property are 1,907, 17,511 and 40,044, respectively. The population within such one-, three-, and five-mile radius is expected to grow 2.0%, 1.9%, and 1.8%, respectively, through 2023.

The following table presents certain information relating to the tenancy at the Tristone Flowtech USA Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Tristone Flowtech USA Inc.	NR/NR/NR	215,000	100.0%	$6.66	$1,431,193	100.0%	11/30/2028	2, 5-year	N
Total Major Tenants		215,000	100.0%	$6.66	$1,431,193	100.0%

Vacant Space		0	0.0%

Collateral Total		215,000	100.0%	$6.66	$1,431,193	100.0%

The following table presents certain information relating to the lease rollover schedule at the Tristone Flowtech USA Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	1	215,000	100.0%	215,000	100.0%	$1,431,193	100.0%	$6.66
2029	0	0	0.0%	215,000	100.0%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	215,000	100.0%	$0	0.0%	$0.00
Vacant	0	0	0.0%	215,000	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	215,000	100.0%			$1,431,193	100.0%	$6.66

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Manufacturing/Warehouse	Loan #14	Cut-off Date Balance:	$14,400,000
100 Manufacturers Boulevard	Tristone Flowtech USA	Cut-off Date LTV:	62.6%
Mooresville, NC 28115		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	9.2%

The following table presents historical occupancy percentages at the Tristone Flowtech USA Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	3/1/2019(2)
NAV	NAV	NAV	NAV	100.0%

(1)	Historical occupancy is unavailable because the property was built in 2018.

(2)	Information obtained from the underwritten rent roll.

The following table presents certain information relating to five comparable leases to those at the Tristone Flowtech USA Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Occupancy	Lease Term	Tenant Size	Annual Base Rent PSF	Lease Type
Subject- Tristone Flowtech USA Mooresville, NC(2)	2018/NAP	215,000	--	100.0%	10.0 Yrs	215,000 SF	$6.66	NNN
4058 & 4068 Stirrup 4058 & 4068 Stirrup Durham, NC	2017/NAP	258,060	126.0 miles	100.0%	15.0 Yrs	258,060 SF	$6.20	NNN
Statesville Industrial 125 Amesbury Truth Drive Statesville, NC	2016/NAP	242,074	12.5 miles	100.0%	20.0 Yrs	242,074 SF	$6.99	NNN
FedEx Ground 5076 Summit Spring Way Chattanooga, TN	2017/NAP	237,000	299.0 miles	100.0%	15.0 Yrs	237,000 SF	$8.61	NNN
American Tire 7334 Stall Road North Charleston, SC	2017/NAP	154,000	212.0 miles	100.0%	10.0 Yrs	154,000 SF	$6.25	NNN
7875 White Road 7875 White Road Austell, GA	2015/NAP	604,852	286.0 miles	100.0%	3.1 Yrs	604,852 SF	$5.71	NNN

(1)	Information obtained from the appraisal.

(2)	Information obtained from underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Manufacturing/Warehouse	Loan #14	Cut-off Date Balance:	$14,400,000
100 Manufacturers Boulevard	Tristone Flowtech USA	Cut-off Date LTV:	62.6%
Mooresville, NC 28115		U/W NCF DSCR:	1.69x
		U/W NOI Debt Yield:	9.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Tristone Flowtech USA Property:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Rents in Place	$1,431,193	87.1%	$6.66
Contractual Rent Steps	0	0.0	0.00
Grossed Up Vacant Space	0	0.0	0.00
Gross Potential Rent	$1,431,193	87.1%	$6.66
Other Income	0	0.0	0.00
Total Recoveries	212,906	12.9	0.99
Net Rental Income	$1,644,099	100.0%	$7.65
(Vacancy & Credit Loss)	(82,205)(3)	(5.7)	(0.38)
Effective Gross Income	$1,561,894	95.0%	$7.26

Real Estate Taxes	180,966	11.6	0.84
Insurance	31,940	2.0	0.15
Management Fee	31,238	2.0	0.15
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$244,144	15.6%	$1.14

Net Operating Income	$1,317,750	84.4%	$6.13
Replacement Reserves	21,500	1.4	0.10
TI/LC	0	0.0	0.00
Net Cash Flow	$1,296,250	83.0%	$6.03

NOI DSCR	1.72x
NCF DSCR	1.69x
NOI Debt Yield	9.2%
NCF Debt Yield	9.0%

(1)	Historical operating statements are not available because the Tristone Flowtech USA Property was built in 2018.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	The underwritten economic vacancy is 5.0%. The Tristone Flowtech USA Property was 100.0% leased as of March 1, 2019.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – StaxUp Self Storage – San Ysidro

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (DBRS/Fitch/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$14,200,000		Location:	San Diego, CA
	Cut-off Date Balance:	$14,200,000		Size:	162,718 SF
	% of Initial Pool Balance:	1.8%		Cut-off Date Balance Per SF:	$87.27
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$80.49
	Borrower Sponsors:	Randall U. Strauss		Year Built/Renovated:	1985/NAP
	Guarantors:	Randall U. Strauss		Title Vesting:	Fee
	Mortgage Rate:	5.0000%		Property Manager:	Strat Property Management, Inc.
	Note Date:	November 30, 2018		Current Occupancy (As of):	74.4% (11/27/2018)
	Seasoning:	3 months		YE 2017 Occupancy:	74.7%
	Maturity Date:	December 11, 2028		YE 2016 Occupancy:	73.7%
	IO Period:	60 months		YE 2015 Occupancy:	74.9%
	Loan Term (Original):	120 months		YE 2014 Occupancy:	73.7%
	Amortization Term (Original):	360 months		As-Is Appraised Value:	$20,600,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF:	$126.60
	Call Protection:	L(27),D(89),O(4)		As-Is Appraisal Valuation Date:	October 29, 2018
	Lockbox Type:	Springing		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (10/31/2018):	$1,270,942
	Additional Debt Type (Balance):	NAP		YE 2017 NOI:	$1,206,515
				YE 2016 NOI:	$1,090,383
				YE 2015 NOI:	$1,012,140
				U/W Revenues:	$1,874,886
				U/W Expenses:	$604,586
				U/W NOI:	$1,270,300
				U/W NCF:	$1,234,502
Escrows and Reserves				U/W DSCR based on NOI/NCF:	1.39x / 1.35x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF:	8.9% / 8.7%
Taxes	$34,539	$11,513	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.7% / 9.4%
Insurance	$0	Springing(1)	NAP	Cut-off Date LTV Ratio:	68.9%
Replacement Reserve	$0	$2,983	$107,394(2)	LTV Ratio at Maturity:	63.6%

Sources and Uses
Sources			Uses
Original loan amount	$14,200,000	100.0%	Loan payoff	$9,185,096	64.7%
			Upfront Tax Reserve	34,539	0.2
			Closing costs	305,396	2.2
			Return of equity	4,674,969	32.9
Total Sources	$14,200,000	100.0%	Total Uses	$14,200,000	100.0%

(1)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing, (ii) the borrower provides the lender with evidence that the StaxUp Self Storage – San Ysidro Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect and (iii) the borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.
(2)	The Replacement Reserve will be capped at $107,394 as long as no event of default exists.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$14,200,000
2260 Via Tercero	StaxUp Self Storage – San Ysidro	Cut-off Date LTV:	68.9%
San Diego, CA 92173		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	8.9%

The Mortgage Loan. The mortgage loan (the “StaxUp Self Storage - San Ysidro Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the borrower’s fee interest in a self-storage property located in San Diego, California (the “StaxUp Self Storage - San Ysidro Property”).

The Property. The StaxUp Self Storage - San Ysidro Property is a 162,718 square foot, class B self storage facility located in San Diego, California. Built in 1985, the StaxUp Self Storage - San Ysidro Property is situated on a 5.8 acre site and comprises fourteen two-story buildings. The StaxUp Self Storage - San Ysidro Property has a total of 1,693 self storage units and 75 uncovered vehicle storage spaces. The unit mix comprises 606 lower level non-climate controlled units (35.8% of total units) and 1,087 upper level non-climate controlled units (64.2% of total units). Property amenities include a 24-hour camera security system, an electronic gate, keypad entry, perimeter fencing, exterior and interior lighting, and a leasing office. As of November 27, 2018, the StaxUp Self Storage - San Ysidro Property was 74.4% occupied.

The following table presents historical occupancy percentages at the StaxUp Self Storage - San Ysidro Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(2)	12/31/2016(2)	12/31/2017(2)	11/27/2018(3)
73.7%	74.9%	73.7%	74.7%	74.4%

(1)	Information provided by the borrower.
(2)	Information obtained from the appraisal.
(3)	Information obtained from the underwritten rent roll.

Market Overview. The StaxUp Self Storage - San Ysidro Property is located in San Diego, San Diego County, California, within the San Diego-Carlsbad, CA metropolitan statistical area (“San Diego MSA”). According to the appraisal, San Diego County has maintained a consistently lower unemployment rate than the overall state of California over the past decade and the San Diego MSA generates a higher level of GDP per capita than the nation overall. Major employers with the San Diego MSA include the University of California- San Diego, the United States Navy, Scripps Health, Qualcomm Inc. and the Kaiser Foundation Hospital.

The StaxUp Self Storage - San Ysidro Property is located within an area known as San Ysidro in the southern portion of San Diego which is accessed primarily by Interstate (5). San Ysidro is situated approximately 12 miles south of downtown San Diego and approximately 4 miles east of the Pacific coast. The StaxUp Self Storage - San Ysidro Property is specifically located on the east side of Via Tercero. Via Tercero is a secondary north/south thoroughfare that provides access to Interstate (5) approximately 0.6 miles southwest of the StaxUp Self Storage - San Ysidro Property via W. Calle Primera.

According to the appraisal, the StaxUp Self Storage - San Ysidro Property is located in the South submarket of the San Diego self storage market. As of the third quarter of 2018, the South self storage submarket reported a vacancy rate of 11.8% with average asking monthly rental rates of $162.25 for 10x10 non-climate controlled units and $162.43 for 10x10 climate controlled units.

The following table presents certain information relating to some comparable self storage properties for the StaxUp Self Storage - San Ysidro Property:

Competitive Set(1)

	StaxUp Storage - San Ysidro (Subject)	Extra Space Storage Self Storage	A Storage Place Self Storage	Atlas Storage Center Self Storage	A-1 Self Storage	Sentry Self Storage
Location	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	San Diego, CA	Chula Vista, CA
Distance to Subject	--	1.4 miles	1.5 miles	1.6 miles	2.5 miles	2.6 miles
Property Type	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage	Self Storage
Year Built/Renovated	1985	2015	2017	2004	2017	1985
Total Units	1,693	538	639	899	770	1,033
Total Occupancy	74.0%	92.0%	89.0%	90.0%	84.0%	90.0%
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$14,200,000
2260 Via Tercero	StaxUp Self Storage – San Ysidro	Cut-off Date LTV:	68.9%
San Diego, CA 92173		U/W NCF DSCR:	1.35x
		U/W NOI Debt Yield:	8.9%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the StaxUp Self Storage - San Ysidro Property:

Cash Flow Analysis

	2015	2016	2017	TTM 10/31/2018	U/W	%(1)	U/W $ per SF
Base Rent	$1,428,356	$1,552,281	$1,704,094	$1,740,757	$1,760,842	69.4%	$10.82
Grossed Up Vacant Space	0	0	0	0	660,708	26.1	4.06
Gross Potential Rent	$1,428,356	$1,552,281	$1,704,094	$1,740,757	$2,421,550	95.5%	$14.88
Other Income	99,289	81,717	99,145	116,018	114,045	4.5	0.70
Net Rental Income	$1,527,645	$1,633,999	$1,803,239	$1,856,775	$2,535,594	100.0%	$15.58
(Vacancy & Credit Loss)	0	0	0	0	(660,708)(2)	(27.3)	(4.06)
Effective Gross Income	$1,527,645	$1,633,999	$1,803,239	$1,856,775	$1,874,886	73.9%	$11.52

Real Estate Taxes	119,893	122,691	124,164	126,241	171,367	9.1	1.05
Insurance	12,838	12,150	12,348	0	10,435	0.6	0.06
Management Fee	75,460	81,537	89,541	93,054	56,247	3.0	0.35
Other Operating Expenses	307,314	327,238	370,671	366,538	366,538	19.5	2.25
Total Operating Expenses	$515,506	$543,616	$596,724	$585,833	$604,586	32.2%	$3.72

Net Operating Income	$1,012,140	$1,090,383	$1,206,515	$1,270,942	$1,270,300	67.8%	$7.81
Replacement Reserves	0	0	0	0	35,798	1.9	0.22
TI/LC	0	0	0	0	0	0.0	0.0
Net Cash Flow	$1,012,140	$1,090,383	$1,206,515	$1,270,942	$1,234,502	65.8%	$7.59

NOI DSCR	1.11x	1.19x	1.32x	1.39x	1.39x
NCF DSCR	1.11x	1.19x	1.32x	1.39x	1.35x
NOI Debt Yield	7.1%	7.7%	8.5%	9.0%	8.9%
NCF Debt Yield	7.1%	7.7%	8.5%	9.0%	8.7%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The underwritten economic vacancy is 27.3%. The StaxUp Self Storage - San Ysidro Property was 74.4% occupied as of November 27, 2018.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Wells Fargo Commercial Mortgage Trust 2019-C49	Transaction Contact Information

VI.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.